UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

        Preliminary Proxy Statement
        Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
        Definitive Proxy Statement
        Definitive Additional Materials
        Soliciting Material Pursuant to §240.14a-12

SUBURBAN PROPANE PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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One Suburban Plaza • 240 Route 10 West • P.O. Box 206 • Whippany, NJ 07981-0206
Office 973-887-5300
http://www.suburbanpropane.com

September 1, 2006

Dear Fellow Suburban Unitholder:

You are cordially invited to attend the Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. (‘‘Suburban’’) to be held on Tuesday, October 17, 2006, beginning at 4:00 p.m. at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey. At this important meeting, you will be asked to consider and vote on the following matters:

1.	Election of three Elected Supervisors;

2.	Approval of the issuance of 2,300,000 Common Units to our general partner in exchange for cancellation of our general partner’s Incentive Distribution Rights, the economic interest in Suburban included in the general partner interest therein and the economic interest in our operating partnership, Suburban Propane, L.P., included in the general partner interest therein (the ‘‘Exchange’’);

3.	Approval of the Third Amended and Restated Agreement of Limited Partnership of Suburban (the ‘‘Restated Partnership Agreement’’), which amends and restates the Second Amended and Restated Agreement of Limited Partnership of Suburban, dated as of May 26, 1999 (the ‘‘Existing Partnership Agreement’’), to effect and reflect the Exchange (the ‘‘Exchange-Related Amendments’’). This proposal excludes the additional amendments proposed to be included in the Restated Partnership Agreement set forth in Proposal Nos. 4 and 5;

4.	Approval of an amendment to the Existing Partnership Agreement to include restrictions on business combinations with certain interested Unitholders, in which event an existing provision will be eliminated that limits the voting rights of any Unitholder that beneficially owns more than 20% of the total Common Units outstanding;

5.	Approval of an amendment to the Existing Partnership Agreement to require a 66 2/3% vote for changes to the procedure to nominate Supervisors;

6.	Approval of Suburban’s 2000 Restricted Unit Plan, as amended and restated, including to provide for the authorization of the issuance of 230,000 additional Common Units to be available for grant under the Plan;

7.	Approval of the adjournment of the Tri-Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Tri-Annual Meeting to approve Proposal No. 2 – the Exchange or Proposal No. 3 – the Exchange-Related Amendments, in which case additional proxies would also be solicited, if necessary, for Proposals Nos. 1 and 4-6; and

8.	Any other matters that may properly come before the meeting.

Our Board of Supervisors believes that each of the seven proposals to be presented at the meeting is in the best interests of our Unitholders and unanimously recommends that the Unitholders approve each of the proposals. The Audit Committee of our Board of Supervisors unanimously approved, and recommended that the Board of Supervisors and our Unitholders approve, the Exchange and the amendments to the Existing Partnership Agreement.

Our Board of Supervisors is recommending the Exchange and the Exchange-Related Amendments because:

•	The Exchange will simplify our capital structure and lower our future cost of equity capital for the benefit of our Unitholders and in support of our long-term growth strategies. When we say that the Exchange will lower our future cost of equity capital, we mean that, because of the elimination of the Incentive Distribution Rights, the total amount of incremental distributable cash that Suburban would need to generate to pay the current quarterly distribution on additional Common Units would decrease.

•	The dilutive effect of our general partner’s disproportionate 15% share of future distribution growth resulting from its Incentive Distribution Rights will be eliminated in exchange for approximately 7% of the total Common Units to be outstanding.

•	Our Unitholders (including the current owners of our general partner) will receive the benefit of 100% of all future distribution growth opportunities.

•	The interests in Suburban of our senior management (who own a majority of the interests in our general partner) will be entirely in the form of Common Units, further aligning the interests of management with those of our Unitholders.

•	Our Unitholders will have the right to elect all our Supervisors and we will have the ability to expand the Board.

On July 28, 2006, Suburban announced an increase in its quarterly distribution from $0.6375 to $0.6625 per Common Unit – the eleventh increase since 1999. This increase equates to $0.10 per Common Unit, annualized, to a total of $2.65 per Common Unit. The quarterly distribution at this increased level will be payable in respect of the fourth quarter of fiscal 2006 on November 14, 2006 to Unitholders of record on November 7, 2006.

Your vote is important.    Whether or not you plan to attend in person, it is important that your Common Units be represented at the meeting. You may vote on the matters that come before the meeting by completing the enclosed proxy card and returning it in the envelope provided.

The form of proxy provides Unitholders the opportunity to vote on each of the seven proposals separately. However, neither the Exchange Proposal (Proposal No. 2) nor the Exchange-Related Amendment Proposal (Proposal No. 3) will be effective unless BOTH proposals are approved by the Unitholders. The holders of a majority of the outstanding Common Units present in person or by proxy at the meeting will constitute a quorum and permit us to conduct the proposed business at the meeting.

The affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the meeting is required to elect each Elected Supervisor. The affirmative vote of holders of both (i) a majority of the issued and outstanding Common Units and (ii) a majority of the issued and outstanding Common Units other than the Common Units held by the individuals who, directly or indirectly, own our general partner is required to approve the Exchange and the amendments to the Existing Partnership Agreement. A majority of the votes cast by the Unitholders (provided that the total votes cast represent at least 50% of all Common Units entitled to vote thereon) is required to approve the amended and restated Restricted Unit Plan. A majority of the votes cast by the Unitholders is required to approve the Adjournment Proposal.

Attendance at the meeting will be open to holders of record of Common Units as of the close of business on August 18, 2006. We look forward to greeting those of you who will be able to attend.

Sincerely,

John H. Stookey Chairman of the Board of Supervisors	Mark A. Alexander Chief Executive Officer

If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation or proxies for the meeting:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
Phone: 877-717-3930 (Toll-Free)
Fax: (212) 750-5799
Email: info@innisfreema.com

One Suburban Plaza • 240 Route 10 West • P.O. Box 206 • Whippany, NJ 07981-0206
Office 973-887-5300
http://www.suburbanpropane.com

NOTICE OF TRI-ANNUAL MEETING

To Be Held On October 17, 2006

The Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. (‘‘Suburban’’) will be held at 4:00 p.m. on Tuesday, October 17, 2006, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey, for the following purposes:

1.	To elect three Elected Supervisors;

2.	To approve the issuance of 2,300,000 Common Units to our general partner, Suburban Energy Services Group LLC, in exchange for cancellation of the general partner’s Incentive Distribution Rights, the economic interest in Suburban included in the general partner interest therein and the economic interest in our operating partnership, Suburban Propane, L.P., included in the general partner interest therein;

3.	To approve the Third Amended and Restated Agreement of Limited Partnership of Suburban (the ‘‘Restated Partnership Agreement’’), which amends and restates the Second Amended and Restated Agreement of Limited Partnership of Suburban, dated as of May 26, 1999 (the ‘‘Existing Partnership Agreement’’), to effect and reflect the exchange described in Proposal No. 2. This proposal excludes the additional amendments proposed to be included in the Restated Partnership Agreement set forth in Proposal Nos. 4 and 5;

4.	To approve an amendment to the Existing Partnership Agreement to include restrictions on business combinations with certain interested Unitholders, in which event an existing provision will be eliminated that limits the voting rights of any Unitholder that beneficially owns more than 20% of the total Common Units outstanding;

5.	To approve an amendment to the Existing Partnership Agreement to require a 66 2/3% vote for changes to the procedure to nominate Supervisors;

6.	To approve Suburban’s 2000 Restricted Unit Plan, as amended and restated, including to provide for the authorization of the issuance of 230,000 additional Common Units to be available for grant under the Plan;

7.	To approve the adjournment of the Tri-Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Tri-Annual Meeting to approve Proposal No. 2 – the Exchange or Proposal No. 3 – the Exchange-Related Amendments, in which case additional proxies would also be solicited, if necessary, for Proposal Nos. 1 and 4-6; and

8.	To consider any other matters that may properly come before the meeting.

Only holders of record of Common Units as of the close of business on August 18, 2006 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Supervisors,
Paul Abel General Counsel & Secretary

September 1, 2006

IMPORTANT

Your vote is important. Whether or not you expect to attend the meeting in person, we urge you to complete and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided.

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TABLE OF CONTENTS  (Continued)

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TABLE OF CONTENTS  (Continued)

Page
APPENDICES	77
Appendix A – Charter of the Audit Committee
Appendix B – Exchange Agreement
Appendix C – Opinion of Goldman, Sachs & Co.
Appendix D – Form of Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (marked to indicate the changes from the partnership agreement currently in effect)
Appendix E – Form of Amended and Restated Suburban Propane Partners, L.P. 2000 Restricted Unit Plan (marked to indicate the changes from the 2000 Restricted Unit Plan as currently in effect)

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SUBURBAN PROPANE PARTNERS, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, New Jersey 07981-0206

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING

This Proxy Statement (first mailed, together with a form of proxy, on or about September 1, 2006) is being furnished to holders of Common Units of Suburban Propane Partners, L.P., which we refer to as Suburban, we or our, in connection with the solicitation of proxies by the Board of Supervisors of Suburban for use at Suburban’s Tri-Annual Meeting of Limited Partners and any postponements or adjournments thereof, which we refer to as the Meeting.

Q:	When and where is the Meeting?

A:    The Meeting will be held at 4:00 p.m. on Tuesday, October 17, 2006, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Q:	What is the purpose of the Meeting?

A:    At the Meeting, holders of Common Units, whom we refer to as Unitholders, will be asked to consider and vote on the following seven proposals:

•	PROPOSAL NO. 1 – To elect three Elected Supervisors. We refer to this proposal as the Election Proposal.

•	PROPOSAL NO. 2 – To approve the issuance of 2,300,000 Common Units to Suburban Energy Services Group LLC, our general partner, in exchange for cancellation of the Incentive Distribution Rights, the economic interest in Suburban included in the general partner interest in Suburban and the economic interest in our operating partnership, Suburban Propane, L.P., included in the general partner interest in the operating partnership, all of which are held by our general partner. We refer to this proposal as the Exchange Proposal.

•	PROPOSAL NO. 3 – To approve amendments to the Second Amended and Restated Agreement of Limited Partnership of Suburban, dated as of May 26, 1999, which we refer to as the Existing Partnership Agreement, as set forth in the Third Amended and Restated Agreement of Limited Partnership of Suburban, which we refer to as the Restated Partnership Agreement, to effect and reflect the Exchange. We refer to this proposal as the Exchange-Related Amendment Proposal. This proposal does not include the additional amendments proposed to be included in the Restated Partnership Agreement set forth in Proposal Nos. 4 and 5, which we refer to as the Additional Amendment Proposals. We refer to the Exchange-Related Amendment Proposal and the Additional Amendment Proposals, together, as the Amendment Proposals.

•	PROPOSAL NO. 4 – To approve an amendment to the Existing Partnership Agreement to include restrictions on business combinations with certain interested Unitholders, in which event an existing provision will be eliminated that limits the voting rights of any Unitholder that beneficially owns more than 20% of the total Common Units outstanding.

•	PROPOSAL NO. 5 – To approve an amendment to the Existing Partnership Agreement to require a 66 2/3% vote for changes to the procedure to nominate Supervisors.

•	PROPOSAL NO. 6 – To approve Suburban’s 2000 Restricted Unit Plan, as amended and restated, including to authorize 230,000 additional Common Units to be available for grant under the 2000 Restricted Unit Plan. We refer to this proposal as the Restricted Unit Plan Proposal.

•	PROPOSAL NO. 7 – To approve the adjournment of the Tri-Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Tri-Annual Meeting to approve Proposal No. 2 (the Exchange Proposal) or Proposal No. 3 (the Exchange-Related Amendment Proposal), in which case additional proxies would also be solicited, if necessary, for Proposals Nos. 1 and 4-6. We refer to this proposal as the Adjournment Proposal.

Q:	How does the Board recommend I vote on the proposals?

A:    The Board recommends a vote FOR each of its nominees for Elected Supervisor, approval of the Exchange Proposal, approval of the Amendment Proposals, approval of the Restricted Unit Plan Proposal and approval of the Adjournment Proposal.

The Audit Committee of our Board of Supervisors, which consists of our Elected Supervisors, unanimously approved, and recommended that our Board of Supervisors and our Unitholders approve, the Exchange Proposal and Amendment Proposals.

Q:	How will voting on any other business be conducted?

A:    The Board of Supervisors does not know of any business to be considered at the Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on these matters at their discretion.

Q:	Who is entitled to vote?

A:    Each holder of Common Units as of the close of business on August 18, 2006, which we refer to as the Record Date, is entitled to vote at the Meeting.

Q:	How many Common Units may be voted?

A:    As of the Record Date, 30,314,262 Common Units were outstanding. Each Common Unit entitles its holder to one vote, subject to the exception described in the next paragraph.

Under the Existing Partnership Agreement, a Unitholder holding more than 20% of the total number of Common Units outstanding, may not vote any Common Units in excess of those representing 20% on the election of the Elected Supervisors (Proposal No. 1). Therefore, as used in this Proxy Statement, the term ‘‘outstanding’’ excludes any such Common Units when referring to the election of the Elected Supervisors. The Board is not aware of any Unitholder that holds more than 20% of the total number of Common Units outstanding, as of the Record Date. If Proposal No. 4 is approved, the provision of the Existing Partnership Agreement limiting the voting rights of such a Unitholder will be eliminated.

Q:	What is a ‘‘quorum’’?

A:    There must be a quorum for the Meeting to be held. A quorum will be present if holders of a majority of the outstanding Common Units are represented in person or by proxy at the Meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum.

Q:	What vote is required to approve the proposals?

A:

•	PROPOSAL NO. 1 – Under the Existing Partnership Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Elected Supervisor.

•	PROPOSAL NO. 2 – Under the Existing Partnership Agreement, the affirmative vote of holders of a majority of the issued and outstanding Common Units is required to approve the Exchange Proposal. This will also satisfy the rules of the New York Stock Exchange, under which the Exchange Proposal must receive the approval of a majority of the votes cast by the Unitholders, whether in person or by proxy, provided that the total votes cast on the Exchange Proposal represent over 50% of all Common Units entitled to vote thereon. However, under the agreement executed to effect the exchange, the Exchange Proposal must also receive approval by the holders of a majority of the issued and outstanding Common Units other than the Common Units held by any of the 40 current and former members of our management who, directly or indirectly, own our general partner. We refer to these individuals as General Partner Members. As of the Record Date, the General Partner Members held, in total, 75,033 (or approximately 0.25%) of the outstanding Common Units.

•	PROPOSAL NOS. 3-5 – Under the Existing Partnership Agreement, the affirmative vote of holders of a majority of the issued and outstanding Common Units is required to approve each of the Amendment Proposals. However, under the agreement executed to effect the exchange, the Amendment Proposals must also receive approval by the holders of a majority of the issued and outstanding Common Units other than the Common Units held by the General Partner Members.

•	PROPOSAL NO. 6 – Under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, provided that the total votes cast on the proposal represent at least 50% of all Common Units entitled to vote thereon, is required to approve the Restricted Unit Plan Proposal.

•	PROPOSAL NO. 7 – The affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve the Adjournment Proposal.

Neither the Exchange Proposal (Proposal No. 2) nor the Exchange-Related Amendment Proposal (Proposal No. 3) will be effective, unless BOTH proposals are approved by the Unitholders. The approval of Proposal Nos. 4 and 5 is NOT required for the effectiveness of Proposal Nos. 2 and 3.

Because the affirmative vote of the holders of a majority of the outstanding Common Units of Suburban is needed to adopt the Exchange Proposal (Proposal No. 2) and the Amendment Proposals (Proposal Nos. 3-5), the failure to submit your proxy or vote in person will have the same effect as a vote ‘‘against’’ the adoption of these proposals. Abstentions and broker non-votes also will have the same effect as a vote ‘‘against’’ the adoption of these proposals. In the case of Proposal Nos. 1, 6 and 7, broker non-votes will be excluded from the vote or not treated as votes cast on such proposals. In the case of Proposal Nos. 6 and 7, abstentions will have the same effect as a vote ‘‘against’’ the adoption of these proposals.

Q:	How do I vote?

A:    You may vote by any one of three different methods:

•	In Writing. You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope.

•	By Telephone or through the Internet. You can vote your proxies by touchtone telephone from the US or through the Internet. Please follow the instructions on the enclosed proxy card.

•	In Person. You can vote by attending the Meeting.

Common Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. If you return your signed proxy card but do not give instructions as to how you wish to vote, your Common Units will be voted FOR each of the proposals.

Our Board of Supervisors urges Unitholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your Common Units through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how you may vote.

Q:	What do I do if I want to change my vote?

A:	You have the right to revoke your proxy at any time before the Meeting by:

•	Notifying our Corporate Secretary;

•	Voting in person; or

•	Returning a later-dated proxy card.

Attendance at the Meeting will not, in and of itself, revoke your proxy.

Q:	What does it mean if I receive more than one proxy card?

A:    If your Common Units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your Common Units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43069, Providence, RI 02940-3069 or telephone 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Q:	What do I do if my Common Units are held in ‘‘street name’’?

A:    If your Common Units are held in the name of your broker, a bank or other nominee, that party will give you instructions about how to vote your Common Units.

Q:	Who will count the votes?

A:    Representatives of Computershare Trust Company, N.A., our transfer agent and an independent tabulator, will count the votes and act as the inspector of election.

Q:	Who is bearing the cost of this proxy solicitation?

A:    We are bearing the cost of soliciting proxies for the Meeting. Innisfree M&A Incorporated has been retained to assist in the distribution of proxy materials and the solicitation of votes and will be paid a customary fee for its services totaling approximately $20,000, plus reasonable out-of-pocket expenses. In addition to using the mail, our Supervisors, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity, but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

Q:	Will the independent accountants attend the Meeting?

A:    Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal years ended September 24, 2005 and ending September 30, 2006, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Q:	When are the Unitholder proposals for the next meeting of Unitholders due?

A:    We presently expect that our next Tri-Annual Meeting will be held in April 2009. The deadline for the submission of Unitholder proposals for inclusion in the proxy materials relating to that meeting will be October 31, 2008. Unitholders who intend to present a proposal at the 2009 Tri-Annual Meeting without inclusion of such proposal in our proxy materials are required to provide notice of such proposal to us no later than January 17, 2009. If the date of the 2009 Tri-Annual Meeting is changed to a different month, we will advise our Unitholders of the new date for the submission of Unitholder proposals in our earliest possible quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

Q:	Where and when will I be able to find the voting results?

A:    In addition to announcing the results at the Meeting, we will post the results on our web site at www.suburbanpropane.com within two days after the Meeting. You will also be able to find the results in our Annual Report on Form 10-K for our 2006 fiscal year, which we will file with the Securities and Exchange Commission in December 2006.

Q:	How can I obtain a copy of our 2005 Annual Report on Form 10-K or our 2005 Annual Report to Unitholders?

A:    We will provide an additional copy of our 2005 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith, and our 2005 Annual Report to Unitholders without charge, upon written request to Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981-0206. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee.

Q:	Who can I contact for further information?

A:    If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation or proxies for the Meeting:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
Phone: 877-717-3930 (Toll-Free)
Fax: (212) 750-5799
Email: info@innisfreema.com

Q:	What can I do if I and another Unitholder with whom I live want to receive two copies of this proxy statement?

A:    In order to reduce our printing and postage costs, Unitholders who share a single address will receive only one copy of this proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. However, if a Unitholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact Investor Relations, Suburban Propane Partners, L.P.,P.O. Box 206, Whippany, New Jersey 07981-0206. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a Unitholder receiving multiple copies of our proxy statement, you can request to receive only one copy by contacting us in the same manner. If you own your Common Units through a bank, broker or other Unitholder of record, you may request additional or fewer copies of this proxy statement by contacting the Unitholder of record.

SUBURBAN

We are a nationwide marketer and distributor of a diverse array of products to meet the energy needs of our customers. We specialize in propane, fuel oil and other refined fuels, as well as the marketing of natural gas and electricity in deregulated markets. To complement our core marketing and distribution operations, we install and service a variety of home comfort equipment, particularly in the areas of heating, ventilation and air conditioning. We believe, based on LP/Gas Magazine dated February 2005, that we are the third largest retail marketer of propane in the United States, measured by the retail gallons we sold in our fiscal year ended September 25, 2004. As of September 24, 2005, we were serving the energy needs of more than 1,000,000 active residential, commercial, industrial and agricultural customers through approximately 370 customer service centers in 30 states located primarily in the east and west coast regions of the United States. We sold approximately 516.0 million gallons of propane to retail customers and 244.5 million gallons of fuel oil and other refined fuels during the fiscal year ended September 24, 2005. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

Our business strategy is to deliver increasing value to the holders of our Common Units (the ‘‘Unitholders’’) through initiatives, both internal and external, that are directed at achieving sustainable profitable growth and increased quarterly distributions. Our business and initiatives are subject to various risks and uncertainties. Please refer to ‘‘Risk Factors’’ beginning on page 37 of this Proxy Statement, as well as those contained in our Quarterly Report on Form 10-Q for the quarter ended June 24, 2006.

We are a publicly traded Delaware limited partnership. Our Common Units (the ‘‘Common Units’’) have been listed on the New York Stock Exchange (the ‘‘NYSE’’) since March 1996. The legal document governing us is the Second Amended and Restated Agreement of Limited Partnership of Suburban, dated as of May 26, 1999 (the ‘‘Existing Partnership Agreement’’). We conduct our business principally through Suburban Propane, L.P. (the ‘‘Operating Partnership’’) and its direct and indirect subsidiaries. The Operating Partnership also is a Delaware limited partnership. The legal document governing the Operating Partnership is the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane L.P., dated as of May 26, 1999 (the ‘‘Existing OLP Partnership Agreement’’). We own all of the limited partner interests in the Operating Partnership.

Our general partner, Suburban Energy Services Group LLC (the ‘‘General Partner’’), is a Delaware limited liability company owned, directly and through Suburban Energy Membership LLC (‘‘LLC 2’’), another Delaware limited liability company, by 40 current and former members of the management of Suburban. In this Proxy Statement, we refer to these individuals as the General Partner Members and we refer to holders of Common Units who are not General Partner Members as the Unaffiliated Unitholders. As of the Record Date, the General Partner Members held, in total, 75,033 (or approximately 0.25%) of the outstanding Common Units. The General Partner owns an approximate 0.74% general partner interest in Suburban (the ‘‘MLP GP Interest’’), all the Incentive Distribution Rights in Suburban (described in more detail in ‘‘PROPOSAL NO. 2 – THE EXCHANGE – Description of the Common Units’’ on page 59) and a 1.0101% general partner interest in the Operating Partnership (the ‘‘OLP GP Interest,’’ and together with the MLP GP Interest, the ‘‘GP Interests’’). The General Partner does not currently own any Common Units. The General Partner has the right to appoint two members of our Board of Supervisors, whom we refer to as the Appointed Supervisors (currently Mark A. Alexander, our Chief Executive Officer, and Michael J. Dunn, Jr., our President).

Our headquarters are located at One Suburban Plaza, 240 Route 10 West, P.O. Box 206, Whippany, NJ 07981-0206 and our telephone number is (973) 887-5300.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements (‘‘Forward-Looking Statements’’) as defined in the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, relating to future business expectations and predictions and financial condition and results of operations of Suburban. Some of these statements can be identified by the use of forward-looking terminology such as ‘‘prospects,’’ ‘‘outlook,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘anticipates,’’ ‘‘expects’’ or ‘‘plans’’ or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These Forward-Looking Statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such Forward-Looking Statements (statements contained in this Proxy Statement identifying such risks and uncertainties are referred to as ‘‘Cautionary Statements’’). The risks and uncertainties and their impact on Suburban’s results include, but are not limited to, the following:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Fluctuations in the unit cost of propane, fuel oil and other refined fuels and natural gas, and the impact of price increases on customer conservation;

•	The ability of Suburban to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, war in the Middle East, global terrorism and other general economic conditions;

•	The ability of Suburban to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

•	The ability of Suburban to retain customers;

•	The impact of energy efficiency and technology advances on the demand for propane and fuel oil;

•	The ability of management to continue to control expenses, including the results of our recent field realignment initiative;

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments, on Suburban’s business;

•	The impact of legal proceedings on Suburban’s business;

•	The impact of operating hazards that could adversely affect our operating results to the extent not covered by insurance; and

•	Suburban’s ability to integrate acquired businesses successfully.

Some of these Forward-Looking Statements are discussed in more detail in ‘‘Risk Factors’’ beginning on page 37 of this Proxy Statement. On different occasions, Suburban or its representatives have made or may make Forward-Looking Statements in other filings with the Securities and Exchange Commission (the ‘‘SEC’’), press releases or oral statements made by or with the approval of one of Suburban’s authorized executive officers. Readers are cautioned not to place undue reliance on Forward-Looking Statements, which reflect management’s view only as of the date made. Suburban undertakes no obligation to update any Forward-Looking Statement or Cautionary Statement. All subsequent written and oral Forward-Looking Statements attributable to Suburban or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements in this Proxy Statement and in future SEC reports.

SUMMARY OF THE EXCHANGE AND AMENDMENT PROPOSALS
(PROPOSAL NOS. 2-5)

This summary highlights certain information from this Proxy Statement and may not contain all the information that is important to you. Accordingly, we encourage you to carefully read this entire document, including the Appendices, and the documents that are incorporated by reference. You may obtain a copy of the documents that we have incorporated by reference without charge by following the instructions in the section entitled, ‘‘Additional Information for Unitholders’’ beginning on page 75 of this Proxy Statement. We have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary.

The Exchange (see page 41)

On July 27, 2006, Suburban, the Operating Partnership and the General Partner entered into the Exchange Agreement, which is the legal document governing the proposed Exchange. Under the terms of the Exchange Agreement, Suburban will issue 2,300,000 Common Units to the General Partner in exchange for cancellation of all outstanding Incentive Distribution Rights, the entire economic interest included in the MLP GP Interest and the entire economic interest included in the OLP GP Interest (the ‘‘Exchange’’). Upon completion of the Exchange and the Distribution referred to below:

•	The number of outstanding Common Units will be increased to 32,614,262.

•	No Incentive Distribution Rights will be outstanding and no provisions for future Incentive Distribution Rights will be contained in the Third Amended and Restated Agreement of Limited Partnership that we will enter into at the closing (the ‘‘Restated Partnership Agreement’’). The Unitholders (including the General Partner Members) will hold 100% of the limited partner interests in Suburban.

•	The General Partner will continue to be the general partner of both Suburban and the Operating Partnership, but its general partner interests will have no economic value (by which we mean that such general partner interests will not entitle the holder thereof to any cash distributions of either partnership, or to any cash payment upon the liquidation of either partnership, or any other economic rights in either partnership).

•	Suburban will continue to own all of the limited partner interests in the Operating Partnership, but 0.1% thereof will be held through a newly-organized limited liability company, wholly-owned (directly and indirectly) by Suburban (‘‘New LLC’’), rather than directly by Suburban.

On July 27, 2006, Suburban, the Operating Partnership, the General Partner, LLC 2 and certain General Partner Members entered into a Distribution, Release and Lockup Agreement (the ‘‘Distribution Agreement’’) in connection with the proposed Exchange. As of the date of this Proxy Statement, all General Partner Members have entered into the Distribution Agreement. Under the terms of the Distribution Agreement, the General Partner will distribute to the General Partner Members all of the 2,300,000 Common Units it receives in the Exchange, other than 784 Common Units that the General Partner will retain (the ‘‘Distribution’’). The General Partner Members have agreed to certain restrictions on the transfer of the Common Units they receive. See ‘‘Interests of Certain Persons in the Exchange’’ below.

Please refer to ‘‘Current Ownership and Ownership Following the Exchange’’ below.

The Exchange Agreement is attached to this Proxy Statement as Appendix A. Please read the Exchange Agreement in its entirety. For summaries of the Exchange Agreement and the Distribution Agreement, please see the section entitled ‘‘PROPOSAL NO. 2 – THE EXCHANGE PROPOSAL – The Exchange Agreement’’ and ‘‘– The Distribution Agreement’’ beginning on page 43 of this Proxy Statement.

Recommendation of our Board of Supervisors and Reasons for the Exchange and Amendment Proposals (see pages 50, 62 and 65)

Upon the unanimous recommendation of our Audit Committee, the Board of Supervisors has unanimously approved the Exchange Proposal and the Amendment Proposals and recommends a vote FOR each of these proposals at the 2006 Tri-Annual Meeting of Unitholders or any adjournment or postponement thereof (the ‘‘Meeting’’). It is important to note that neither the Exchange Proposal nor the Exchange-Related Amendment Proposal (Proposal No. 3) will be effective unless BOTH proposals are approved by the Unitholders. The approval of Proposal Nos. 4 and 5 is NOT required for the effectiveness of Proposal Nos. 2 and 3. Our Board of Supervisors believes that the Exchange Proposal and the Amendment Proposals are in the best interests of Suburban and our Unitholders.

Our Board of Supervisors is recommending the Exchange and the Exchange-Related Amendments because:

•	The Exchange will simplify our capital structure and lower our future cost of equity capital in support of our long-term growth strategies. When we say that the Exchange will lower our future cost of equity capital, we mean that, because of the elimination of the Incentive Distribution Rights, the total amount of incremental distributable cash that Suburban would need to generate to pay the current quarterly distribution on additional Common Units would decrease.

•	The dilutive effect of our General Partner’s disproportionate 15% share of future distribution growth resulting from its Incentive Distribution Rights will be eliminated in exchange for approximately 7% of the total Common Units to be outstanding.

•	Our Unitholders (including the General Partner Members, who will receive 2,300,000 new Common Units) will receive the benefit of 100% of all future distribution growth opportunities.

•	The interests in Suburban of our senior management (many of whom are General Partner Members) will be entirely in the form of Common Units, further aligning the interests of management with those of our Unitholders.

•	Our Unitholders will have the right to elect all our Supervisors and we will have the ability to expand the Board.

For a discussion of the factors considered by the Board of Supervisors in making its decision to approve the Exchange and the Exchange-Related Amendments and recommend their adoption to the Unitholders, see ‘‘PROPOSAL NO. 2 – THE EXCHANGE – Reasons for the Exchange and the Exchange-Related Amendments’’ beginning on page 50 of this Proxy Statement.

Opinion of the Audit Committee’s Financial Advisor (see page 52)

Goldman, Sachs & Co. (‘‘Goldman Sachs’’) delivered its opinion to the Audit Committee of the Board of Supervisors of Suburban that, as of July 27, 2006 and based upon and subject to the factors and assumptions set forth therein, the consideration consisting of 2,300,000 Common Units to be issued by Suburban to the General Partner pursuant to the Exchange Agreement is fair from a financial point of view to the Unaffiliated Unitholders.

The full text of the written opinion of Goldman Sachs, dated July 27, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Appendix C. Goldman Sachs provided its opinion for the information and assistance of the Audit Committee in connection with its consideration of the transactions contemplated by the Exchange Agreement. The Goldman Sachs opinion is not a recommendation as to how any Unitholder should vote with respect to the transactions contemplated by the Exchange Agreement. Pursuant to an engagement letter between the Audit Committee of the Board of Supervisors of Suburban and Goldman Sachs, Suburban has agreed to pay Goldman Sachs a transaction fee of $2,000,000, all of which is payable upon consummation of the transactions contemplated by the Exchange Agreement.

Interests of Certain Persons in the Exchange (see page 57)

In considering the recommendation of our Board of Supervisors to approve the Exchange and Amendment Proposals, you should be aware that our Appointed Supervisors and some of our executive officers and other officers and key employees have interests in the Exchange that are different from, or in addition to, those of Unitholders generally, including the following:

•	The General Partner is owned, directly and indirectly, by 40 current and former members of the management of Suburban. Among the General Partner Members are Messrs. Alexander and Dunn (the Appointed Supervisors), as well as other executive officers of Suburban.

•	Following closing of the Exchange, Suburban will file a registration statement with respect to resale of the 2,300,000 Common Units issued to the General Partner. Upon effectiveness of the registration statement, these Common Units will be distributed to the General Partner Members based upon their direct and indirect interests in the General Partner. The Appointed Supervisors and other named executive officers of Suburban will receive the following numbers of Common Units: Mark A. Alexander – 1,026,010 (including 784 Common Units to be retained by the General Partner), Michael J. Dunn, Jr. – 168,216, Robert M. Plante – 82,038 and Jeffrey S. Jolly – 92,641.

•	Each of the General Partner Members has agreed to restrictions on the transfer of the Common Units he or she receives. Each of Messrs. Alexander and Dunn has agreed not to transfer any of the Common Units received by him in the Distribution for a period of two years following the consummation of the Exchange, and each of the other General Partner Members has agreed not to transfer any of the Common Units received by him or her in the Distribution for a period of 90 days following the consummation of the Exchange, subject to certain exceptions.

Material U.S. Federal Income Tax Consequences of the Exchange (see page 58)

Existing Unitholders should generally not recognize any gain or loss for federal income tax purposes upon the effectiveness of the Exchange. However, Suburban estimates that if the Exchange becomes effective, it will result in an increase in the amount of net income (or a decrease in the amount of net loss) allocable to our current Unitholders. Suburban estimates that existing Unitholders will be allocated, on a cumulative basis, up to $0.37 more net income (or less net loss) per Common Unit during the period from the date the Exchange becomes effective through December 31, 2008 as a result of the effectiveness of the Exchange. After 2008, Suburban estimates that existing Unitholders will be allocated less net income (or more net loss) than they would have been allocated in the absence of the Exchange.

For more information concerning the U.S. federal income tax consequences of the Exchange, see ‘‘PROPOSAL NO. 2 – THE EXCHANGE – Material U.S. Federal Income Tax Consequences of the Exchange’’ beginning on page 58 of this Proxy Statement.

Tax matters are very complicated and the consequences of the Exchange to any particular Unitholder will depend on that Unitholder’s particular facts and circumstances. Unitholders are strongly urged to consult their own tax advisors to determine their own tax consequences from the Exchange.

Conditions and Termination Provisions (see page 44)

The obligations of each of Suburban and the General Partner, respectively, to complete the Exchange are subject to:

•	the approval of the Exchange (Proposal No. 2) and the Exchange-Related Amendment Proposal (Proposal No. 3) by (1) the holders of a majority of the outstanding Common Units and (2) the holders of a majority of the outstanding Common Units other than the Common Units held by the General Partner Members;

•	amendment of the partnership or operating agreements of each of Suburban, the Operating Partnership and the General Partner; and

•	approval by the NYSE of a supplemental listing application for the Common Units to be issued to the General Partner pursuant to the Exchange.

The obligations of Suburban and the Operating Partnership to complete the Exchange are subject to:

•	the accuracy of the General Partner’s representations and warranties as of the closing and delivery of an officer’s certificate relating thereto; and

•	the absence of a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of Suburban and its subsidiaries, taken as a whole, since July 27, 2006.

The obligations of the General Partner to complete the Exchange are subject to the accuracy of Suburban’s and the Operating Partnership’s representations and warranties as of the closing and delivery of officer’s certificates relating thereto.

The Exchange Agreement will automatically terminate if the Exchange (Proposal No. 2) and the Exchange-Related Amendment Proposal (Proposal No. 3) are not approved by Unitholders at the Meeting. In addition, either Suburban (acting at the direction of the Audit Committee) or the General Partner may terminate the Exchange Agreement if the closing has not occurred by December 31, 2006.

Amendments to the Existing Partnership Agreement (see pages 63, 66 and 67)

On July 27, 2006, the Board of Supervisors unanimously approved an amendment and restatement of the Existing Partnership Agreement, as described below in Proposal Nos. 3-5. Our Board of Supervisors is recommending that the Unitholders approve the Restated Partnership Agreement. The description set forth below in Proposal Nos. 3-5 of the amendments to the Existing Partnership Agreement, as reflected in the Restated Partnership Agreement, is qualified in its entirety by the full text of the Restated Partnership Agreement, a copy of which is attached hereto as Appendix D and which we encourage you to read. If any of Proposal Nos. 3-5 is not approved by Unitholders, the amendments reflected in the Restated Partnership Agreement which are the subject of the Proposal(s) not approved will not be made.

•	Proposal No. 3 (Exchange-Related Amendments): If approved, the Restated Partnership Agreement will include various amendments necessary to effect or reflect the Exchange. In addition, the Restated Partnership Agreement will provide for a minimum of five and a maximum of eleven Supervisors, as determined from time to time by the Board, all of whom will be elected by the Unitholders. The Existing Partnership Agreement sets the number of members of the Board of Supervisors at five, two appointed by the General Partner and three elected by the Unitholders.

It is important to note that neither the Exchange Proposal (Proposal No. 2) nor the Exchange-Related Amendment Proposal (Proposal No. 3) will be effective unless BOTH proposals are approved by the Unitholders. The approval of Proposal Nos. 4 and 5 is NOT required for the effectiveness of Proposal Nos. 2 and 3.

•	Proposal No. 4 (Restrictions on Business Combinations with Certain Interested Unitholders): If approved, the Restated Partnership Agreement will include a provision based on Section 203 of the Delaware General Corporation Law. This provision will generally prohibit Suburban from engaging in a business combination with an interested Unitholder for a period of three years following the date the person became an interested Unitholder, unless: (i) prior to the date of the transaction pursuant to which a person becomes an interested Unitholder, the Board of Supervisors approved such transaction; (ii) the Unitholder owned at least 85% of the Common Units outstanding at the time such transaction commenced, excluding for purposes of determining the number of Common Units outstanding, Common Units owned by persons who are Supervisors or officers; or (iii) on or subsequent to the date of the transaction, the business combination is approved by the Board of Supervisors and authorized at an annual or special meeting of Unitholders by the affirmative vote of holders of at least 66 2/3% of the outstanding Common Units that are not owned by the interested

Unitholder. A ‘‘business combination’’ would be defined generally as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested Unitholder. An ‘‘interested Unitholder’’ would be defined generally as a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested Unitholder status, owned 15% or more of the Common Units.

Under Proposal No. 4, amendments to the provisions of the Restated Partnership Agreement relating to business combinations with interested Unitholders and any definitions used in such provisions, would require the approval of the holders of at least 66 2/3% of the outstanding Common Units.

While the adoption of Proposal No. 4 may have an anti-takeover effect with respect to transactions the Board of Supervisors does not approve in advance, if Proposal No. 4 is approved, an existing provision limiting the voting rights of a Unitholder who beneficially owns more than 20% of the total Common Units will be eliminated.

•	Proposal No. 5 (Supermajority Vote for Change to Procedure to Nominate Supervisors): If approved, the Restated Partnership Agreement would require the approval of the holders of at least 66 2/3%, rather than a majority, of the outstanding Common Units to amend the provisions relating to nomination of Supervisors by Unitholders and any definitions used in such provisions.

Current Structure and Structure Following the Exchange

The following charts show the current and post-Exchange ownership of Suburban and the Operating Partnership (based on the number of Common Units outstanding as of the Record Date).

Price Range of Common Units and Quarterly Cash Distributions

The following table presents, for the periods indicated, the high and low sales prices per Common Unit, as reported on the NYSE. The last reported sales price of Common Units on the NYSE on August 28, 2006 was $33.37 per Common Unit.

	Fiscal 2006		Fiscal 2005		Fiscal 2004
Quarter	High	Low	High	Low	High	Low
First	$29.68	$23.51	$35.70	$30.00	$32.49	$28.75
Second	$30.23	$24.90	$36.00	$33.45	$34.50	$31.05
Third	$31.09	$27.70	$35.70	$31.55	$33.97	$27.60
Fourth (1)	$35.95	$30.80	$37.40	$25.39	$35.50	$32.00

(1)	Fourth quarter of fiscal 2006 high and low sales prices reflect the period from June 25, 2006 to August 28, 2006.

The following table sets forth the quarterly cash distributions declared and, except for the distribution in respect of the fourth quarter of fiscal 2006, paid to the Unitholders, on the one hand, and to the General Partner in respect of the GP Interests and the Incentive Distribution Rights, on the other hand, in respect of each quarter in fiscal 2003 through fiscal 2006 (dollars in thousands, except per unit amounts):

	Distributions Per Unit	Common Units Outstanding	Distributions on Common Units	Percentage of Total Distributions	Distributions to General Partner for GP Interests	Percentage of Total Distributions	Distributions to General Partner for Incentive Distribution Rights	Percentage of Total Distributions	Total Distributions
2003
1st Quarter	$0.5750	24,631,287	$14,163	97.45%	$276	1.90%	$94	0.65%	$14,533
2nd Quarter	$0.5750	24,631,287	$14,163	97.45%	$276	1.90%	$94	0.65%	$14,533
3rd Quarter	$0.5875	27,256,162	$16,013	97.24%	$298	1.81%	$156	0.95%	$16,467
4th Quarter	$0.5875	27,256,162	$16,013	97.24%	$298	1.81%	$156	0.95%	$16,467
2004
1st Quarter	$0.5875	30,256,767	$17,776	97.32%	$316	1.73%	$173	0.95%	$18,265
2nd Quarter	$0.6000	30,256,767	$18,154	97.04%	$324	1.73%	$230	1.23%	$18,708
3rd Quarter	$0.6125	30,256,767	$18,532	96.77%	$331	1.73%	$288	1.50%	$19,151
4th Quarter	$0.6125	30,264,822	$18,537	96.77%	$331	1.73%	$288	1.50%	$19,156
2005
1st Quarter	$0.6125	30,276,411	$18,544	96.77%	$331	1.73%	$288	1.50%	$19,163
2nd Quarter	$0.6125	30,278,241	$18,545	96.77%	$331	1.73%	$288	1.50%	$19,164
3rd Quarter	$0.6125	30,278,241	$18,545	96.77%	$331	1.73%	$288	1.50%	$19,164
4th Quarter	$0.6125	30,312,432	$18,566	96.77%	$331	1.73%	$289	1.50%	$19,186
2006
1st Quarter	$0.6125	30,312,432	$18,566	96.77%	$331	1.73%	$289	1.50%	$19,186
2nd Quarter (1)	$0.6125	30,314,262	$18,567	96.77%	$331	1.73%	$289	1.50%	$19,187
3rd Quarter	$0.6375	30,314,262	$19,325	96.26%	$346	1.73%	$404	2.01%	$20,075
4th Quarter (2)	$0.6625	30,314,262	$20,083	95.80%	$361	1.72%	$519	2.48%	$20,963

(1)	In the second quarter of fiscal 2006, Suburban paid $0.3 million to the General Partner as a true-up of the cumulative amount of underpayments resulting from an error in the computation of quarterly cash distributions to the General Partner. The amounts in the table are presented as if the correct amounts had been distributed to the General Partner in the applicable quarters.

(2)	On July 27, 2006, Suburban declared a quarterly distribution of $0.6625 per Common Unit, which will be payable in respect of the fourth quarter of fiscal 2006 on November 14, 2006 to Unitholders of record on November 7, 2006. The entries in this row for the fourth quarter of fiscal 2006 are calculated based on the number of Common Units currently outstanding and without regard to the Exchange. If the Exchange is completed prior to the record date for the distribution, the number of Common Units outstanding will be 32,614,262 and the total amount of the distribution will be $21,606,949, all of which will be paid to the Unitholders (including General Partner Members).

Summary Historical and Pro Forma Financial and Other Data

The following table presents our summary financial data for the periods ended and as of the dates indicated. We derived the historical data for the fiscal years ended September 24, 2005, September 25, 2004 and September 27, 2003 and as of those dates from our audited consolidated financial statements. We derived the historical data for the nine months ended June 24, 2006 and June 25, 2005 and as of those dates from our unaudited interim consolidated financial statements. The results for the interim periods are not necessarily indicative of the results that can be expected for a full fiscal year. The pro forma financial data for the fiscal year ended September 24, 2005 and for the nine months ended June 24, 2006 reflect the impact of the Exchange as if it had occurred on September 26, 2004 (the beginning of fiscal 2005). The pro forma balance sheet data as of September 24, 2005 and June 24, 2006 reflect the unaudited pro forma effect on partners’ capital as if the Exchange had occurred on those dates. All amounts in the table below, except per unit data, are in thousands.

	Fiscal Year Ended				Nine Months Ended
	Pro Forma Sept. 24, 2005 (a)	Sept. 24, 2005	Sept. 25, 2004 (b)	Sept. 27, 2003	Pro Forma June 24, 2006 (a)	June 24, 2006	June 25, 2005
Statement of Operations Data
Revenues	$1,620,234	$1,620,234	$1,307,254	$735,075	$1,382,404	$1,382,404	$1,338,595
Costs and expenses	1,548,436	1,548,436	1,231,356	655,225	1,234,660	1,234,660	1,241,636
Restructuring costs (c)	2,775	2,775	2,942	—	4,427	4,427	625
Impairment of goodwill (d)	656	656	3,177	—	—	—	—
Income before interest expense, loss on debt extinguishment and provision for income taxes (e)	68,367	68,367	69,779	79,850	143,317	143,317	96,334
Loss on debt extinguishment (f)	36,242	36,242	—	—	—	—	36,242
Interest expense, net	40,374	40,374	40,832	33,629	31,192	31,192	30,286
Provision for income taxes	803	803	3	202	354	354	336
(Loss) income from continuing operations (e)	(9,052)	(9,052)	28,944	46,019	111,771	111,771	29,470
Discontinued operations:
Gain on sale of customer service centers (g)	976	976	26,332	2,483	—	—	976
(Loss) income from discontinued customer service centers	—	—	(972)	167	—	—	—
Net (loss) income (e)	(8,076)	(8,076)	54,304	48,669	111,771	111,771	30,446
(Loss) income from continuing operations per Common Unit – basic	(0.28)	(0.29)	0.96	1.77	3.43	3.37	0.94
Net (loss) income per Common Unit – basic (h)	(0.25)	(0.26)	1.79	1.87	3.43	3.37	0.97
Net (loss) income per Common Unit – diluted (h)	(0.25)	(0.26)	1.78	1.86	3.41	3.35	0.97
Cash distributions declared per Common Unit	$2.45	$2.45	$2.41	$2.33	$1.86	$1.86	$1.84
Balance Sheet Data (end of period)
Cash and cash equivalents	$14,411	$14,411	$53,481	$15,765	$37,876	$37,876	$11,208
Current assets	236,803	236,803	252,894	98,912	232,651	232,651	219,467
Total assets	965,597	965,597	992,007	670,559	955,642	955,642	951,324
Current liabilities, excluding short-term borrowings and current portion of long-term borrowings	194,987	194,987	202,024	94,802	142,063	142,063	137,593
Total debt	575,295	575,295	515,915	383,826	548,245	548,245	563,736
Other long-term liabilities	119,199	119,199	105,950	107,853	129,315	129,315	119,590
Partners’ capital – Unitholders	157,420	159,199	238,880	165,950	208,715	209,052	215,413
Partners’ capital – General Partner	$—	$(1,779)	$852	$1,567	$—	$(337)	$13
Statement of Cash Flows Data
Cash provided by (used in)
Operating activities	$39,005	$39,005	$93,065	$57,300	$120,884	$120,884	$22,287
Investing activities	(24,631)	(24,631)	(196,557)	(4,859)	(12,425)	(12,425)	(19,126)
Financing activities	$(56,699)	$(53,444)	$141,208	$(77,631)	$(87,151)	$(84,994)	$(45,434)

	Fiscal Year Ended				Nine Months Ended
	Pro Forma Sept. 24, 2005 (a)	Sept. 24, 2005	Sept. 25, 2004 (b)	Sept. 27, 2003	Pro Forma June 24, 2006 (a)	June 24, 2006	June 25, 2005
Other Data
Depreciation and amortization	$37,762	$37,762	$36,743	$27,520	$24,865	$24,865	$27,513
EBITDA and Adjusted EBITDA (i)	107,105	107,105	131,882	110,020	168,182	168,182	124,823
Capital expenditures – maintenance and growth (j)	29,301	29,301	26,527	14,050	15,303	15,303	23,130
Acquisitions	$—	$—	$211,181	$—	$—	$—	$—
Retail gallons sold
Propane	516,040	516,040	537,330	491,451	391,319	391,319	438,912
Fuel oil and refined fuels	244,536	244,536	220,469	—	125,078	125,078	207,260

(a)	The pro forma financial data for the fiscal year ended September 24, 2005 and for the nine months ended June 24, 2006 represents the unaudited pro forma effect on our cash distributions and net income (loss) per Common Unit as if the Exchange had occurred on September 26, 2004 (the beginning of fiscal 2005). The pro forma balance sheet data as of September 24, 2005 and June 24, 2006 reflect the unaudited pro forma effect on partners’ capital as if the Exchange had occurred on those dates. The unaudited pro forma financial data does not give effect to any financial advisory, legal or accounting fees to be incurred as a result of the Exchange subsequent to June 24, 2006. The pro forma adjustments are as follows (amounts in thousands, except per unit data):

	Pro Forma Fiscal Year Ended September 24, 2005			Pro Forma Nine Months Ended June 24, 2006
	As Reported	Adjustments	Pro Forma	As Reported	Adjustments	Pro Forma
Net (loss) income	$(8,076)	$ —	$(8,076)	$111,771	$ —	$111,771
General Partner’s interest in net (loss) income	(251)	251(i)	—	3,511	(3,511)(i)	—
Limited Partners’ interest in net (loss) income	(7,825)	(251)(i)	(8,076)	108,260	3,511(i)	111,771
(Loss) income from continuing operations per Common Unit – basic	(0.29)	0.01(ii)	(0.28)	3.37	0.06(ii)	3.43
Net (loss) income per Common Unit – basic	(0.26)	0.01(ii)	(0.25)	3.37	0.06(ii)	3.43
Net (loss) income per Common Unit – diluted	(0.26)	0.01(ii)	(0.25)	3.35	0.06(ii)	3.41
Partners’ capital – Unitholders	159,199	(1,779)(iii)	157,420	209,052	(337)(iii)	208,715
Partners’ capital – General Partner	(1,779)	1,779(iii)	—	(337)	337(iii)	—
Cash (used in) financing activities	$(53,444)	$(3,255)(iv)	$(56,699)	$(84,994)	$(2,157)(iv)	$(87,151)

(i)	Reflects the elimination of the General Partner’s share of reported net income or loss as a result of the elimination of the General Partner’s Incentive Distributive Rights and the economic interests included in its general partner interests in Suburban and the Operating Partnership.

(ii)	Reflects the impact on net (loss) income per Common Unit from eliminating the General Partner’s share of net income or loss and the impact of allocating the entire net income or loss to the Common Units to be outstanding after giving pro forma effect to the Exchange. For the nine months ended June 24, 2006, the pro forma adjustment also reflects the elimination of our requirement to compute earnings per Common Unit in accordance with the two-class method under Emerging Issues Task Force consensus 03-6 ‘‘Participating Securities and the

Two-Class Method Under FAS 128’’ (‘‘EITF 03-6’’) as a result of the elimination of the General Partner’s Incentive Distribution Rights as further described in (h) below.

(iii)	Reflects the net adjustment to partners’ capital from the elimination of the General Partner’s capital account in exchange for the issuance of 2,300,000 Common Units.

(iv)	Reflects the pro forma effect on cash distributions paid by Suburban, as reported within cash flow used in financing activities in the consolidated statement of cash flows, from the net effect of eliminating cash distributions to the General Partner in exchange for cash distributions on the newly issued Common Units under the Exchange. For purposes of the pro forma cash distribution adjustment, we used the quarterly distribution rates in effect during the periods presented.

(b)	Includes the results from our acquisition of substantially all of the assets and operations of Agway Energy Products, LLC (‘‘Agway’’) from December 23, 2003, the date of acquisition.

(c)	During fiscal 2005, we incurred $2.8 million in restructuring charges associated primarily with severance costs from an internal realignment of our field operations. During fiscal 2004, we incurred $2.9 million in restructuring charges to integrate our assets, employees and operations with Agway assets, employees and operations. During the nine months ended June 24, 2006, we incurred $4.4 million in restructuring charges related primarily to additional severance costs associated with our field realignment efforts which began during the fourth quarter of fiscal 2005, including the elimination of nearly 200 positions in our HVAC segment during the third quarter of fiscal 2006 related to our decision to restructure our HVAC service offerings in furtherance of our efforts to streamline the field operations.

(d)	During fiscal 2005, we recorded a non-cash charge of $0.7 million related to the impairment of goodwill in our HVAC segment. During fiscal 2004, we recorded a non-cash charge of $3.2 million related to impairment of goodwill for one of our reporting units acquired in fiscal 1999.

(e)	These amounts include, in addition to the gain on sale of customer service centers, gains from the disposal of property, plant and equipment of $2.0 million for fiscal 2005, $0.7 million for fiscal 2004, $0.6 million for fiscal 2003, $1.2 million for the nine months ended June 24, 2006 and $1.9 million for the nine months ended June 25, 2005.

(f)	During fiscal 2005, we incurred a one-time charge of $36.2 million as a result of our March 2005 debt refinancing to reflect the loss on debt extinguishment associated with a prepayment premium of $32.0 million and the write-off of $4.2 million of unamortized bond issuance costs associated with previously outstanding senior notes.

(g)	Gain on sale of customer service centers for fiscal 2005 of $1.0 million reflects the finalization of certain purchase price adjustments with the buyer of the customer service centers sold during fiscal 2004. Gain on sale of customer service centers for fiscal 2004 of $26.3 million reflects the sale of 24 customer service centers for net cash proceeds of approximately $39.4 million. Gain on sale of customer service centers for fiscal 2003 of $2.5 million reflects the sale of nine customer service centers for net cash proceeds of approximately $7.2 million. The gains on sale have been accounted for within discontinued operations pursuant to Statement of Financial Accounting Standards (‘‘SFAS’’) No. 144, ‘‘Accounting for the Impairment or Disposal of Long-Lived Assets.’’ Prior period results of operations attributable to the customer service centers sold in fiscal 2004 have been reclassified to remove financial results from continuing operations.

(h)	Computations of earnings per Common Unit are performed in accordance with EITF 03-6, when applicable. EITF 03-6 requires, among other things, the use of the two-class method of computing earnings per unit when participating securities exist. The requirements of EITF 03-6 do not apply to the computation of earnings per Common Unit in periods in which a net loss is reported and therefore did not have any impact on loss per Common Unit for the fiscal year ended September 24, 2005. In addition, the application of EITF 03-6 did not have any impact on income per Common Unit for the fiscal years ended September 25, 2004 and September 27, 2003, or for the nine months ended June 25, 2005.

Basic net income (loss) per Common Unit for the fiscal years ended September 24, 2005, September 25, 2004 and September 27, 2003 and for the nine months ended June 25, 2005 is computed under SFAS No. 128 ‘‘Earnings Per Share’’ (‘‘SFAS 128’’) by dividing net income (loss), after deducting the General Partner's approximate 3.7% interest, by the weighted average number of outstanding Common Units. Diluted net income (loss) per Common Unit for these same periods is computed by dividing net income (loss), after deducting the General Partner's approximate 3.7% interest, by the weighted average number of outstanding Common Units and time vested restricted units granted under our 2000 Restricted Unit Plan.

Basic income per Common Unit for the nine months ended June 24, 2006 is computed by dividing the limited partners’ share of income, calculated under the two-class method of computing earnings, by the weighted average number of outstanding Common Units. The two-class method is an earnings allocation formula that computes earnings per unit for each class of Common Unit and participating security according to distributions declared and the participating rights in undistributed earnings, as if all of the earnings were distributed to the limited partners and the General Partner (inclusive of the Incentive Distribution Rights of the General Partner which are considered participating securities for purposes of the two-class method). Net income is allocated to the Unitholders and the General Partner in accordance with their respective partnership ownership interests, after giving effect to any priority income allocations for Incentive Distribution Rights of the General Partner. Application of the two-class method under EITF 03-6 had a negative impact on income per Common Unit of $0.20 for the nine months ended June 24, 2006 compared to the computation under SFAS 128.

(i)	EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Our management uses EBITDA as a measure of liquidity and we are including it because we believe that it provides our investors and industry analysts with additional information to evaluate our ability to meet our debt service obligations and to pay our quarterly distributions to holders of our Common Units. In addition, certain of our incentive compensation plans covering executives and other employees utilize EBITDA as the performance target. We use the term Adjusted EBITDA to reflect the presentation of EBITDA for the fiscal year ended September 24, 2005 and for the nine months ended June 25, 2005 exclusive of the impact of the non-cash charge for loss on debt extinguishment in the amount of $36.2 million. We use this non-GAAP financial measure in order to assist industry analysts and investors in assessing our liquidity on a year-over-year basis. Moreover, our revolving credit agreement requires us to use EBITDA or Adjusted EBITDA as a component in calculating our leverage and interest coverage ratios. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as alternatives to net income or net cash provided by operating activities determined in accordance with GAAP. Because EBITDA as determined by us excludes some, but not all, items that affect net income, it may not be comparable to EBITDA or similarly titled measures used by other companies.

The following table sets forth (i) our calculations of EBITDA and Adjusted EBITDA and (ii) a reconciliation of EBITDA and Adjusted EBITDA, as so calculated, to our net cash provided by operating activities (amounts in thousands):

	Fiscal Year Ended				Nine Months Ended
	Pro Forma Sept. 24, 2005	Sept. 24, 2005	Sept. 25, 2004	Sept. 27, 2003	Pro Forma June 24, 2006	June 24, 2006	June 25, 2005
Net (loss) income	$(8,076)	$(8,076)	$54,304	$48,669	$111,771	$111,771	$30,446
Add:
Provision for income taxes	803	803	3	202	354	354	336
Interest expense, net	40,374	40,374	40,832	33,629	31,192	31,192	30,286
Depreciation and amortization	37,762	37,762	36,743	27,520	24,865	24,865	27,513
EBITDA	70,863	70,863	131,882	110,020	168,182	168,182	88,581
Loss on debt extinguishment	36,242	36,242	—	—	—	—	36,242
Adjusted EBITDA	107,105	107,105	131,882	110,020	168,182	168,182	124,823
Add (subtract):
Provision for income taxes	(803)	(803)	(3)	(202)	(354)	(354)	(336)
Loss on debt extinguishment	(36,242)	(36,242)	—	—	—	—	(36,242)
Interest expense, net	(40,374)	(40,374)	(40,832)	(33,629)	(31,192)	(31,192)	(30,286)
Gain on disposal of property, plant and equipment, net	(2,043)	(2,043)	(715)	(636)	(1,189)	(1,189)	(1,888)
Gain on sale of customer service centers	(976)	(976)	(26,332)	(2,483)	—	—	(976)
Changes in working capital and other assets and liabilities	12,338	12,338	29,065	(15,770)	(14,563)	(14,563)	(32,808)
Net cash provided by (used in)
Operating activities	$39,005	$39,005	$93,065	$57,300	$120,884	$120,884	$22,287
Investing activities	$(24,631)	$(24,631)	$(196,557)	$(4,859)	$(12,425)	$(12,425)	$(19,126)
Financing activities	$(56,699)	$(53,444)	$141,208	$(77,631)	$(87,151)	$(84,994)	$(45,434)

(j)	Our capital expenditures fall generally into two categories: (i) maintenance expenditures, which include expenditures for repair and replacement of property, plant and equipment; and (ii) growth capital expenditures which include new propane tanks and other equipment to facilitate expansion of our customer base and operating capacity.

PROPOSAL NO. 1

ELECTION OF SUPERVISORS

Unitholders are entitled to elect three members of the Board of Supervisors (the ‘‘Elected Supervisors’’). The nominees for Elected Supervisors, all of whom are currently serving as Elected Supervisors, are described below. If elected, all nominees are expected to serve until the next Tri-Annual Meeting of Unitholders and until their successors are duly elected. Although the Board does not anticipate that any of the persons named below will be unable to stand for election, if for any reason a nominee becomes unavailable for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may propose.

Nominees for Election as Elected Supervisors

The Board of Supervisors unanimously recommends a vote FOR the election of each of the Board’s nominees set forth below:

John Hoyt Stookey	Age 76

Mr. Stookey has served as an Elected Supervisor and Chairman of the Board of Supervisors since March 1996. From 1986 until September 1993, he was the Chairman, President and Chief Executive Officer of Quantum Chemical Corporation (‘‘Quantum’’) and served as non-executive Chairman and a Director of Quantum from its acquisition by Hanson plc (‘‘Hanson’’) in September 1993 until October 1995. Mr. Stookey also is a non-executive Chairman of Per Scholas Inc.

Harold R. Logan, Jr.	Age 61

Mr. Logan has served as an Elected Supervisor since March 1996. He is a Director and Chairman of the Finance Committee of the Board of Directors of TransMontaigne Inc., which provides logistical services (i.e., pipeline, terminaling and marketing) to producers and end-users of refined petroleum products. From 1995 to 2002, Mr. Logan was Executive Vice President/Finance, Treasurer and a Director of TransMontaigne Inc. From 1987 to 1995, Mr. Logan served as Senior Vice President of Finance and a Director of Associated Natural Gas Corporation, an independent gatherer and marketer of natural gas, natural gas liquids and crude oil. Mr. Logan also is a Director of The Houston Exploration Company, Graphic Packaging Corporation, Hart Energy Publishing LLP and Rivington Capital Advisors, LLC.

Dudley C. Mecum	Age 71

Mr. Mecum has served as an Elected Supervisor since June 1996. He has been a Managing Director of Capricorn Holdings, LLC (a sponsor of and investor in leveraged buyouts) since June 1997. Mr. Mecum was a partner of G.L. Ohrstrom & Co. (a sponsor of and investor in leveraged buyouts) from 1989 to June 1996. Mr. Mecum also is a Director of CitiGroup, Inc.

Other Members of the Board of Supervisors

In addition to the Elected Supervisors, the Board currently consists of two Supervisors (the ‘‘Appointed Supervisors’’) appointed by the General Partner. For a description of amendments to the Existing Partnership Agreement that, if approved at the Meeting by the requisite vote of Unitholders, will provide for the election of all members of the Board of Supervisors, see ‘‘PROPOSAL NO. 3 – EXCHANGE-RELATED AMENDMENTS TO THE EXISTING PARTNERSHIP AGREEMENT – Description of Exchange-Related Amendments to the Existing Partnership Agreement.’’ If Proposal No. 3 is approved at the Meeting by the requisite vote of Unitholders, the Appointed Supervisors will remain as members of the Board of Supervisors until the next Tri-Annual Meeting.

Mark A. Alexander	Age 47

Mr. Alexander has served as Chief Executive Officer of Suburban and as an Appointed Supervisor since March 1996, and as President from October 1996 until May 2005. He was Executive Vice Chairman from March 1996 through October 1996. From 1989 until joining Suburban, Mr. Alexander was an officer of Hanson Industries (the United States management division of Hanson), most recently Senior Vice President – Corporate Development. Mr. Alexander is a General Partner Member and serves as Chairman of the Board of Managers of the General Partner.

Michael J. Dunn, Jr.	Age 57

Mr. Dunn became President of Suburban in May 2005. From June 1998 until that date, he was Senior Vice President, becoming Senior Vice President – Corporate Development in November 2002. Mr. Dunn has served as an Appointed Supervisor since July 1998. He was Vice President – Procurement and Logistics from March 1997 until June 1998. From 1983 until joining Suburban in March 1997, Mr. Dunn was Vice President of Commodity Trading for the investment banking firm of Goldman Sachs. Mr. Dunn is a General Partner Member and serves on the Board of Managers of the General Partner.

EXECUTIVE OFFICERS OF SUBURBAN

The following table sets forth certain information with respect to our executive officers as of August 18, 2006. Officers are appointed by the Board of Supervisors for one-year terms.

Name	Age	Position With Suburban
Mark A. Alexander	47	Chief Executive Officer; Member of the Board of Supervisors (Appointed Supervisor)
Michael J. Dunn, Jr.	57	President; Member of the Board of Supervisors (Appointed Supervisor)
Robert M. Plante	58	Vice President and Chief Financial Officer
Dennis W. Trautman	47	Chief Operating Officer
Jeffrey S. Jolly	53	Vice President and Chief Information Officer
Michael M. Keating	53	Vice President – Human Resources and Administration
Paul Abel	53	General Counsel and Secretary
Douglas T. Brinkworth	44	Vice President – Supply
A. Davin D’Ambrosio	42	Treasurer
Michael A. Stivala	37	Controller and Chief Accounting Officer

For Mr. Alexander’s biographical information, see ‘‘PROPOSAL NO. 1 – ELECTION OF SUPERVISORS – Other Members of the Board of Supervisors.’’

For Mr. Dunn’s biographical information, see ‘‘PROPOSAL NO. 1 – ELECTION OF SUPERVISORS – Other Members of the Board of Supervisors.’’

Mr. Plante has served as a Vice President since October 1999 and became Chief Financial Officer in November 2003. He was Vice President – Finance from March 2001 until November 2003 and Treasurer from March 1996 through October 2002. Mr. Plante held various financial and managerial positions with predecessors of Suburban from 1977 until 1996. Mr. Plante serves on the Board of Managers of the General Partner.

Mr. Trautman became Chief Operating Officer in May 2005. He joined Suburban in December 2003 as Managing Director, Northeast Operations, upon Suburban’s acquisition of substantially all the assets and operations of Agway. For the balance of the prior five years, Mr. Trautman served as Chief Operating Officer of Agway, then a leading regional marketer of propane, fuel oil, gasoline and diesel fuel.

Mr. Jolly has served as Vice President and Chief Information Officer since May 1999. He was Vice President – Information Services from July 1997 until May 1999. From May 1993 until joining Suburban, Mr. Jolly was Vice President – Information Systems at The Wood Company, a food services company.

Mr. Keating has served as Vice President – Human Resources and Administration since July 1996. He previously held senior human resource positions at Hanson Industries and Quantum, a predecessor of Suburban.

Mr. Abel has served as General Counsel and Secretary since June 2006. From May 2005 until June 2006, Mr. Abel was Assistant General Counsel of Velocita Wireless, L.P., the owner and operator of a nationwide wireless data network. From 1998 until May 2005, Mr. Abel was Vice President, Secretary and General Counsel of AXS-One Inc. (formerly known as Computron Software, Inc.), an international business software company whose stock is traded on the American Stock Exchange. Prior to this period, Mr. Abel was an associate with the law firm of Milbank, Tweed, Hadley & McCloy and a senior attorney with Panasonic.

Mr. Brinkworth became Vice President – Supply in May 2005. Mr. Brinkworth joined Suburban in April 1997 after a nine year career with Goldman Sachs and, since joining Suburban, has served in various positions in the supply area, most recently as Managing Director.

Mr. D’Ambrosio became Treasurer in November 2002. He served as Assistant Treasurer from October 2000 until November 2002 and as Director of Treasury Services from January 1998 through October 2000. Mr. D’Ambrosio joined Suburban in May 1996 after ten years in the commercial banking industry.

Mr. Stivala has served as Controller and Chief Accounting Officer since May 2005. Prior to that he was Controller since December 2001. From 1991 until joining Suburban, he held several positions with PricewaterhouseCoopers LLP, most recently as Senior Manager in the Assurance practice. Mr. Stivala is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Messrs. Alexander, Dunn, Plante, Jolly, Keating, Brinkworth and D’Ambrosio are General Partner Members.

PARTNERSHIP GOVERNANCE

Management of Suburban

The Existing Partnership Agreement provides that all management powers over our business and affairs are exclusively vested in the Board of Supervisors and, subject to the direction of the Board, our officers. Neither the General Partner nor any Unitholder has any management power over our business and affairs or actual authority to enter into contracts on behalf of, or to otherwise bind, us. Currently, three independent Elected Supervisors and two Appointed Supervisors serve on the Board of Supervisors pursuant to the terms of the Existing Partnership Agreement. The Elected Supervisors are elected by the Unitholders to serve a three-year term and the Appointed Supervisors are appointed by our General Partner, which is owned by 40 current and former members of our management (see ‘‘PROPOSAL NO. 1 – ELECTION OF SUPERVISORS’’ above). If the amendments to the Existing Partnership Agreement, described in ‘‘PROPOSAL NO. 3 – EXCHANGE – RELATED AMENDMENTS TO THE EXISTING PARTNERSHIP AGREEMENT – Description of Exchange-Related Amendments to the Existing Partnership Agreement’’ below are approved at the Meeting by the requisite vote of Unitholders, all members of the Board of Supervisors will be elected by the Unitholders and the General Partner will no longer appoint any Supervisors.

Board Committees

The Board has two standing committees: an Audit Committee and a Compensation Committee. Because the Board of Supervisors consists of only five members, including the three independent Elected Supervisors, the Board has determined that it is not necessary to have a separate nominating committee. Rather, the full Board participates in the selection of nominees to serve as Elected Supervisors.

Audit Committee

The Audit Committee is comprised of the three Elected Supervisors who are not officers or employees of Suburban or its subsidiaries. The Audit Committee assists the Board of Supervisors in fulfilling its oversight responsibilities relating to (a) integrity of Suburban’s financial statements and internal controls over financial reporting; (b) Suburban’s compliance with applicable laws, regulations and its code of conduct; (c) independence and qualifications of the independent registered public accounting firm; and (d) performance of the internal audit function and the independent registered public accounting firm. The Audit Committee also has the authority to review, at the request of the Board of Supervisors, specific matters as to which the Board of Supervisors believes there may be a conflict of interest in order to determine if the resolution or course of action in respect of such conflict proposed by the Board of Supervisors is fair and reasonable to us. The Board of Supervisors requested that the Audit Committee review the Exchange and the Amendment Proposals for this purpose. Under the Existing Partnership Agreement, any matter that receives the ‘‘Special Approval’’ of the Audit Committee (i.e., approval by a majority of the members of the Audit Committee) is conclusively deemed to be fair and reasonable to Suburban, is deemed approved by all of our partners and shall not constitute a breach of the Existing Partnership Agreement or any duty stated or implied by law or equity as long as the material facts known to the party having the potential conflict of interest regarding any proposed transaction were disclosed to the Audit Committee at the time it gave Special Approval. On July 27, 2006, the Audit Committee unanimously approved, under the Special Approval provisions of the Existing Partnership Agreement, the Exchange, the Restated Partnership Agreement and the various transaction documents. See ‘‘PROPOSAL NO. 2 – THE EXCHANGE – Background of the Exchange.’’

Our Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A, in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. The Audit Committee Charter is reviewed periodically to ensure that it meets all applicable legal and NYSE listing requirements. Copies of our Audit Committee Charter are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board of Supervisors has determined that all three members of the Audit Committee, John Hoyt Stookey, Harold R. Logan, Jr. and Dudley C. Mecum, are audit committee financial experts and are independent within the meaning of the NYSE corporate governance listing standards and in accordance with applicable SEC rules as of the date of this Proxy Statement. The Corporate Governance Guidelines and Principles adopted by the Board of Supervisors set forth that a Supervisor is deemed to be lacking a material relationship to Suburban and is therefore independent of management if the following criteria are satisfied:

•	Within the past three years, the Supervisor:

→	has not been employed by Suburban and has not received more than $100,000 per year in direct compensation from Suburban, other than Supervisor and committee fees and pension or other forms of deferred compensation for prior service;

→	has not provided significant advisory or consultancy services to Suburban, and has not been affiliated with a company or a firm that has provided such services to Suburban in return for aggregate payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

→	has not been a significant customer or supplier of Suburban and has not been affiliated with a company or firm that has been a customer or supplier of Suburban and has either made to Suburban or received from Suburban payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

→	has not been employed by or affiliated with an internal or external auditor that within the past three years provided services to Suburban; and

→	has not been employed by another company where any of Suburban’s current executives serve on that company’s compensation committee;

•	The Supervisor is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law of a person having a relationship described above or shares a residence with such person;

•	The Supervisor is not affiliated with a tax-exempt entity that within the past 12 months received significant contributions from Suburban (contributions of the greater of 2% of the entity’s consolidated gross revenues or $1 million are considered significant); and

•	The Supervisor does not have any other relationships with Suburban or with members of senior management that the Board determines to be material.

Mr. Logan, Chairman of the Audit Committee, presides at the regularly scheduled executive sessions of the non-management Supervisors, all of whom are independent, held as part of the meetings of the Audit Committee. Investors and other parties interested in communicating directly with the non-management Supervisors as a group may do so by writing to the Non-Management Members of the Board of Supervisors, c/o Corporate Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board will continue to review the qualifications of the members of the Audit Committee in light of the evolving requirements of the Sarbanes-Oxley Act of 2002, SEC regulations and the NYSE listing requirements. The Audit Committee met 8 times during each of fiscal 2003, fiscal 2004 and fiscal 2005 and 15 times during fiscal 2006 (through August 18, 2006).

Compensation Committee

The Compensation Committee reviews the performance and sets the compensation for all executives. It also approves the design of executive compensation programs. In addition, the Compensation Committee participates in executive succession planning and management development. The committee met once in each of fiscal 2003, fiscal 2004, fiscal 2005 and twice in fiscal 2006 (through August 18, 2006). Its members are Messrs. Logan, Mecum and Stookey, who serves as its Chair, none of whom are officers or employees of Suburban.

We have adopted a Compensation Committee Charter in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Compensation Committee Charter are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Supervisor Nominations and Criteria for Board Membership

The full Board of Supervisors, three of whom are independent as ‘‘independence’’ is defined in the NYSE listing standards, participates in the consideration of Supervisor nominees. There is no charter governing the nomination process. To fulfill its responsibility to recruit nominees for election as Supervisors, the Board of Supervisors reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Appropriate criteria for Board membership include the following:

•	Members of the Board should be individuals of high integrity, independence and substantial accomplishments, and should have prior or current association with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability with diverse perspectives, the ability to exercise sound business judgment and broad experience in areas important to the operation of Suburban.

•	Supervisors must act ethically at all times.

In addition, the Board considers the number of other boards of public companies on which a candidate serves.

Unitholder Nominations

The Board will consider candidates for Supervisor suggested by our Unitholders, provided that the recommendations are made in accordance with the procedures set forth in the Existing Partnership

Agreement. Any Unitholder that beneficially owns 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as Elected Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by Suburban by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the tenth day following the date on which the date of the Tri-Annual Meeting was announced. The notice must set forth (i) the name and address of the Unitholder(s) making the nomination or nominations, (ii) the number of Common Units beneficially owned by such Unitholder(s), (iii) such information regarding each nominee proposed by the Unitholder(s) as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of Supervisors filed pursuant to the proxy rules of the SEC had the nominee been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee qualifies as an Elected Supervisor. Unitholder nominees whose nominations comply with these procedures and who meet the minimum criteria for Board membership, as outlined above, will be evaluated by the Board of Supervisors in the same manner as the Board’s nominees.

If the amendment to the Existing Partnership Agreement described in ‘‘PROPOSAL NO. 5 – SUPERMAJORITY VOTE FOR CHANGE TO PROCEDURE TO NOMINATE SUPERVISORS’’ is approved at the Meeting by the requisite vote of Unitholders, amendment of the nomination procedure will require approval by holders of 66 2/3%, rather than a majority, of the outstanding Common Units.

Attendance at Meetings

Unitholder Meetings

It is the policy of the Board of Supervisors that all Supervisors should attend Suburban’s Unitholder meetings. All Supervisors attended the Tri-Annual Meeting of Unitholders in April 2003.

Board and Committee Meetings

The Board held 7 meetings in fiscal 2003, 11 meetings in fiscal 2004 and 9 meetings in fiscal 2005. In each of fiscal 2003, 2004 and 2005, each Supervisor attended at least 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served.

Unitholder Communications With the Board of Supervisors

Unitholders who wish to communicate directly with the Board as a group may do so by writing to the Suburban Board of Supervisors, c/o Corporate Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Unitholders may also communicate directly with individual Supervisors by addressing their correspondence accordingly.

Compensation of Supervisors

Mr. Stookey, who is the Chairman of the Board of Supervisors, receives annual compensation of $100,000 for his services to us. Each of Mr. Logan and Mr. Mecum, the other two Elected Supervisors, receives $75,000 per year. All Elected Supervisors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Supervisors. Neither Mr. Alexander nor Mr. Dunn, the Supervisors appointed by our General Partner, receive any additional remuneration for serving as members of the Board of Supervisors. For the first quarter of fiscal 2006, the Board of Supervisors approved a per meeting fee of $2,500 for the Chairman of the Audit Committee (Mr. Logan), and $2,000 for each of the other two Elected Supervisors, for attendance at meetings of the Audit Committee held to evaluate certain potential transactions.  Under this arrangement, Mr. Logan received $25,000, Mr. Stookey received $18,000 and Mr. Mecum received $10,000. On July 27, 2006, the Board of Supervisors approved a per meeting fee in the same amounts for attendance at meetings of the Audit Committee held with respect to the proposed Exchange from February 2006 through closing. Under this arrangement, to date Mr. Logan is entitled to receive $22,500, Mr. Stookey $16,000 and Mr. Mecum $16,000.

During fiscal year 2005, each of Messrs. Stookey, Logan and Mecum was granted an award of 8,500 Common Units under Suburban’s 2000 Restricted Unit Plan. These restricted awards will vest and the Common Units will be issued in installments of 25%, 25% and 50% of the total award on the third, fourth and fifth anniversaries, respectively, of the date of grant. Prior to vesting, the recipient has no power to dispose of the Common Units, no distributions are payable with respect to the Common Units and the Common Units have no voting rights.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisors, executive officers and holders of ten percent or more of our Common Units to file initial reports of ownership and reports of changes in ownership of our Common Units with the SEC. Supervisors, executive officers and ten percent Unitholders are required to furnish Suburban with copies of all Section 16(a) forms that they file. Based on a review of these filings, we believe that all such filings were timely made during fiscal year 2005.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. Copies of our Code of Ethics are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer will be posted on our website.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our employees, officers and Supervisors (and which is in addition to our Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer). Copies of our Code of Business Conduct are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, the provisions of our Code of Business Conduct that apply to our Supervisors or executive officers will be posted on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines and Policies in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Corporate Governance Guidelines are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

NYSE Annual CEO Certification

The NYSE requires the Chief Executive Officer of each listed company to submit a certification indicating that the company is not in violation of the Corporate Governance listing standards of the NYSE on an annual basis. Mr. Alexander submitted his Annual CEO Certification for 2005 to the NYSE without qualification.

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the SEC pursuant to paragraphs (a) and (b) of Regulation S-K Item 306. It shall not be deemed to be ‘‘soliciting material,’’ or to be ‘‘filed’’ with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Suburban specifically incorporates it by reference in such filing.

In accordance with the provisions of its written charter, the Audit Committee assists the Board of Supervisors in fulfilling its responsibility for oversight of (a) the integrity of Suburban’s financial statements and internal controls over financial reporting; (b) Suburban’s compliance with applicable laws, regulations, and the code of conduct; (c) independence and qualifications of the independent registered public accountants; and (d) the performance of the internal audit function and the independent registered public accountants. Management of Suburban is responsible for the preparation, integrity and objectivity of Suburban’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. PricewaterhouseCoopers LLP, Suburban’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Suburban in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues it believes should be raised. The independent registered public accounting firm also annually audits management’s assessment of the effectiveness of internal control over financial reporting and audits the effectiveness of internal control over financial reporting.

In carrying out its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accountants, including management’s report and the independent registered public accountants report and attestation on internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has represented to the Audit Committee that Suburban’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be communicated to audit committees by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by SAS No. 99.

Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from Suburban and its management. Specifically, the Audit Committee received and reviewed the written disclosures from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and also considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with maintaining its independence and determined that it is compatible.

Based on the review and discussions referred to above and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended to the Board of Supervisors that Suburban’s audited financial statements be included in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 24, 2005, filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Supervisors.

Harold R. Logan, Jr., Chairman John H. Stookey Dudley C. Mecum

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to fiscal years 2005, 2004 and 2003 provided by PricewaterhouseCoopers LLP, our principal accountants.

	Fiscal 2005	Fiscal 2004	Fiscal 2003
Audit Fees (a)	$3,117,745	$1,088,480	$599,000
Audit-Related Fees (b)	62,500	509,500	206,000
Tax Fees (c)	708,535	660,000	590,000
All Other Fees (d)	4,000	3,500	—

(a)	Audit Fees represent fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as audit services provided in connection with other regulatory filings in connection with our March 31, 2005 debt refinancing. As a result of the requirement to implement Section 404 of the Sarbanes-Oxley Act at the end of fiscal 2005, audit fees to PricewaterhouseCoopers LLP increased for the additional work necessary to report on the audit of our internal control over financial reporting.

(b)	Audit-Related Fees represent fees billed for assurance services related to the audit of our financial statements.

(c)	Tax Fees represent fees for professional services related to tax reporting, compliance and transaction services assistance.

(d)	All Other Fees represent fees for services provided to us not otherwise included in the categories above.

The Audit Committee of the Board of Supervisors has adopted a formal policy concerning the approval of audit and non-audit services to be provided by our principal accountant, PricewaterhouseCoopers LLP. The policy requires that all services PricewaterhouseCoopers LLP may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2005 and fiscal 2004.

REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Principles

The Compensation Committee has adopted the following principles for the compensation of executive management:

•	Ensure that total executive compensation promotes the alignment between the interests of the executives, our Unitholders and our customers.

•	Ensure that executive compensation motivates to sustain high-levels of performance and growth of the business.

•	Attract and retain top executive talent.

•	Emphasize performance-based compensation that balances rewards for short-term and long-term financial results.

Compensation Method

Suburban strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. The Compensation Committee reviews base salaries, short-term and long-term incentives as total compensation for each executive on an annual basis. To ensure competitiveness, the Committee makes use of data provided by a nationally recognized compensation firm. This data is compiled on an annual basis and targets industry and nationally recognized companies.

Components of Executive Compensation

The components of Suburban's executive compensation program are as follows:

•	Base Salary: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Compensation Committee approves in advance all salary increases for executive officers. Increases in base pay are determined by Suburban’s performance as well as individual performance. Performance reviews are conducted on each executive on an annual basis. Base salary is targeted at the median of the comparison group of companies.

•	Annual Bonus Compensation: Annual bonus compensation is provided in order to promote the achievement of Suburban’s business objectives. Target annual bonuses are established as a percentage of each executive’s base salary. The payment of a bonus is based on meeting or exceeding budgeted EBITDA. The Compensation Committee has discretion to adjust bonus amounts. Annual bonus compensation is targeted at the median range of the comparison group of companies. Suburban did not meet this target in fiscal 2005; accordingly, no annual bonus compensation was paid.

•	Long-Term Incentive Compensation: Suburban adopted a long-term incentive plan effective October 1, 2002. Target awards will be established for each executive that is based on a percentage of their annual bonus plan target. The measurement period to earn the award will be a 3-year performance cycle that will measure Total Return to Suburban’s Unitholders (TRU). The TRU will be compared to a group of eleven other master limited partnerships (‘‘MLPs’’) selected by the Compensation Committee. The quartile ranking of Suburban as compared to the other MLPs will determine the amount of the award. Emphasis will be placed on the growth of Common Unit price and distributions. Duration of this plan will be 10 years.

•	Supplemental Executive Retirement Plan: The Supplemental Executive Retirement Plan is a non-qualified, unfunded plan, designed to provide certain senior executives of Suburban with additional retirement benefits. Benefits under the plan are calculated without regard to statutory maximums to replace benefit opportunities lost due to regulatory limits. This plan is in a frozen status and has only two participants, Messrs. Alexander and Dunn.

•	Benefits: A different purpose is served by the benefits offered to key executives than the other elements of total compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability or death. The benefits offered to key executives are largely those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and to replace benefit opportunities lost due to regulatory limits.

Chief Executive Officer’s Compensation

The compensation of Mr. Alexander is based upon an Employment Agreement with him which became effective March 5, 1996, and which was amended on October 23, 1997, April 14, 1999 and November 2, 2005. The terms of the Employment Agreement reflect Mr. Alexander’s high degree of policy and decision-making authority with respect to the strategic direction and growth of Suburban. The members of the Compensation Committee meet annually, in executive session, to review Mr. Alexander’s compensation.

Mr. Alexander participates in the same programs and receives incentive compensation based on the same factors as the other executive officers. Under the Employment Agreement, Mr. Alexander’s base salary for fiscal year 2006 is $450,000 and he has the opportunity to earn an annual bonus equal to 100% of his base salary.

Respectfully submitted by the members of the Compensation Committee of the Board of Supervisors.

John Hoyt Stookey, Chairman Harold R. Logan, Jr. Dudley C. Mecum

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth a summary of all compensation awarded or paid to or earned by our chief executive officer and our four other most highly compensated executive officers for services rendered to us during each of the last three fiscal years. We refer to these individuals as the ‘‘named executive officers.’’

		Annual Compensation		LTIP Payout	All Other
Name and Principal Position	Year	Salary	Bonus[1]		Compensation[2]
Mark A. Alexander	2005	$450,000	$—	$267,526	$36,520
Chief Executive Officer	2004	450,000	201,150	—	170,625
	2003	450,000	192,150	—	167,037
Michael J. Dunn, Jr.	2005	300,000	—	59,142	28,933
President	2004	280,000	280,000	44,104	112,738
	2003	280,000	101,626	27,403	95,695
Robert M. Plante	2005	225,000	—	—	27,185
Vice President and Chief Financial Officer	2004	200,000	150,000	—	68,392
	2003	180,000	46,116	—	39,038
Dennis W. Trautman	2005	225,000	—	—	18,808
Chief Operating Officer	2004	225,000	300,000	—	74,733
	2003	—	—	—	—
Jeffrey S. Jolly	2005	200,000	—	22,442	27,688
Vice President and Chief Information Officer	2004	185,000	120,250	16,716	63,786
	2003	182,500	38,964	10,366	50,443

[1]	Bonuses are reported for the year earned, regardless of the year paid.

[2]	Other Compensation includes the following for fiscal year 2005 for Mr. Alexander: $3,075 under the Retirement Savings and Investment Plan; $1,500 in administrative fees under the Cash Balance Pension Plan; $9,442 related to a vehicle; and $22,503 for insurance. For Mr. Dunn, this amount includes the following: $3,075 under the Retirement Savings and Investment Plan; $1,500 in administrative fees under the Cash Balance Pension Plan; $9,061 related to a vehicle; and $15,297 for insurance. For Mr. Plante, this amount includes the following: $3,063 under the Retirement Savings and Investment Plan; $1,500 in administrative fees under the Cash Balance Pension Plan; $9,449 related to a vehicle; and $13,173 for insurance. For Mr. Trautman, this amount includes the following: $2,126 under the Retirement Savings and Investment Plan; $6,345 related to a vehicle; and $10,337 for insurance. For Mr. Jolly, this amount includes the following: $2,813 under the Retirement Savings and Investment Plan; $1,500 in administrative fees under the Cash Balance Pension Plan; $9,810 related to a vehicle; and $13,565 for insurance.

Long-Term Incentive Plans

Effective October 1, 1997, we adopted a non-qualified, unfunded long-term incentive plan for officers and key employees (‘‘LTIP-1’’). LTIP-1 awards are based on a percentage of base pay and are subject to the achievement of certain performance criteria, including our ability to earn sufficient funds and make cash distributions on our Common Units with respect to each fiscal year. Awards vest over a five-year period with one-third vesting at the beginning of each of years three, four, and five following the award date. Effective September 30, 2004, LTIP-1 has been discontinued with the effect that no new awards will be made after that date, but all award grants prior thereto will continue to vest and be payable in accordance with their terms. In the event of a change of control of Suburban (as defined in the plan), all earned unvested awards under LTIP-1 shall be deemed vested and all outstanding awards shall be paid to participants within 30 days following the change of control.

Prior to the enactment of Internal Revenue Code Section 409(A) (‘‘Section 409(A)’’), payouts, if any, of awards made prior to September 30, 2004 under LTIP-1 were expected to be made annually through the end of fiscal year 2011. On November 2, 2005, the Board of Supervisors approved amendments to LTIP-1 for the purpose of IRC Section 409(A) compliance. The principal amendments provided (i) that all previously vested amounts under LTIP-1 as of the date of the amendment would be distributed to participants no later than December 31, 2005 (which occurred); (ii) that all future vested amounts will be distributed to plan participants within 30 days after such amounts become vested; and (iii) that deferrals of awards under LTIP-1 are no longer permitted after December 31, 2004. The purpose of the amendments was to ensure that LTIP-1 operates in compliance with Section 409(A).

Effective October 1, 2002, we adopted a new non-qualified, unfunded long-term incentive plan for officers and key employees (‘‘LTIP-2’’). The new plan measures our performance on the basis of total return to Unitholders (‘‘TRU ’’) and compares that to a predetermined peer group, primarily composed of other MLPs, approved by our Compensation Committee. Awards are granted in respect of, and payouts, if any, are earned at the end of, a three year performance period. Depending on the quartile ranking within which our performance falls for the applicable performance period relative to the peer group, LTIP-2 participants will receive a payout equal to the product of (a) a factor based on the participant’s salary and bonus at the beginning of the performance period, and (b) an amount determined pursuant to the formula used to measure TRU, multiplied by: zero if our performance falls within the lowest quartile of the peer group; 0.50 if our performance falls within the second lowest quartile; 1.0 if our performance falls within the second highest quartile and 1.25 if our performance falls within the top quartile. In the event of a change of control of Suburban (as defined in the plan), all outstanding awards under LTIP-2 shall be determined as if our performance fell within the top quartile and shall be paid to participants within 30 days following the change of control.

Because the formula used to determine TRU incorporates market value at the end of the performance period and the sum of distributions paid to Unitholders during the performance period, both of which are variables that cannot be predicted prior to the end of the performance period, the future value of target awards is not determinable. However, the table below sets forth hypothetical payments that would have been payable to our named executive officers under LTIP-2 for the first three-year performance period (fiscal 2003 through fiscal 2005) for which awards could be earned if our performance ranking had been within the second highest quartile:

Name	Hypothetical Performance Period	Hypothetical Award Earned
Mark A. Alexander	2003-2005	$150,101
Michael J. Dunn, Jr.	2003-2005	$173,450
Robert M. Plante	2003-2005	$104,093
Dennis W. Trautman	2003-2005	$95,697
Jeffrey S. Jolly	2003-2005	$75,185

In actuality, however, no awards were earned under LTIP-2 for the fiscal 2003 through fiscal 2005 performance period. The next performance period will conclude at the end of fiscal 2006.

Retirement Benefits

The following table sets forth the annual benefits upon retirement at age 65 in 2005, without regard to statutory maximums for various combinations of final average earnings and lengths of service which may be payable to the four named executive officers who participate in the Pension Plan for Eligible Employees of the Operating Partnership, and its Subsidiaries and/or the Suburban Propane Company Supplemental Executive Retirement Plan. Each such plan has been assumed by Suburban and each such person will be credited for service earned under such plan to date. Messrs. Alexander and Dunn have 8 years and 7 years, respectively, under both plans. For vesting purposes, however, Mr. Alexander has 20 years combined service with Suburban and his prior service with Hanson Industries. Messrs. Plante and Jolly have 27 years and 7 years, respectively, under the Pension Plan. Benefits under the Pension Plan are limited to IRS statutory maximums for defined benefit plans. Mr. Trautman has no benefits under the Pension Plan.

Pension Plan

Annual Benefit for Years of Credited Service Shown 1,2,3,4,5

Average Earnings	5 Yrs.	10 Yrs.	15 Yrs.	20 Yrs.	25 Yrs.	30 Yrs.	35 Yrs.
$100,000	$7,888	$15,775	$23,663	$31,551	$39,438	$47,326	$55,214
200,000	16,638	33,275	49,913	66,551	83,188	99,826	116,464
300,000	25,388	50,775	76,163	101,551	126,938	152,326	177,714
400,000	34,138	68,275	102,413	136,551	170,688	204,826	238,964
500,000	42,888	85,775	128,663	171,551	214,438	257,326	300,214

[1]	The Plans’ definitions of earnings consist of base pay only.

[2]	Annual Benefits are computed on the basis of straight life annuity amounts. The pension benefit is calculated as the sum of (a) plus (b) multiplied by (c) where (a) is that portion of final average earnings up to 125% of social security Covered Compensation times 1.4% and (b) is that portion of final average earnings in excess of 125% of social security Covered Compensation times 1.75% and (c) is credited service up to a maximum of 35 years.

[3]	Effective January 1, 1998, the Plan was amended to a cash balance benefit formula for current and future plan participants. Initial account balances were established based upon the actuarial equivalent value of the accrued benefit under the prior plan as of December 31, 1997. Annual interest credits and service based credits were credited to the accounts until December 31, 2002. The Plan was frozen to new participants effective January 1, 2000, and effective January 1, 2003, all future service based credits were discontinued. Interest credits continue to be applied based upon the five-year U.S. Treasury bond rate in effect during the preceding November, plus one percent. Plan participants as of December 31, 1997 are entitled to receive the greater of the cash balance benefit and the prior plan benefit through the year 2002.

[4]	In addition, a supplemental cash balance account was established equal to the value of certain benefits related to retiree medical and vacation benefits. An initial account value was determined for those active employees who were eligible for retiree medical coverage as of April 1, 1998 equal to $415 multiplied by years of benefit service (maximum of 35 years). Future pay-based credits and interest are credited to this account. The 2002 pay-based credits for Messrs. Alexander, Dunn, Plante and Jolly are 2.0%, 0.0%, 2.0% and 0.0%, respectively.

[5]	Effective January 1, 2003, the annual benefits accrued by Messrs. Alexander and Dunn pursuant to the Supplemental Executive Retirement Plan (in excess of the statutory limitations governing the Pension Plan) were, in the aggregate, approximately $100,000.

Supplemental Executive Retirement Plan

We have adopted a non-qualified, unfunded supplemental retirement plan known as the Supplemental Executive Retirement Plan (the ‘‘SERP’’). The purpose of the SERP is to provide certain executive officers with a level of retirement income from us, without regard to statutory maximums, including the IRS limitation for defined benefit plans. Effective January 1, 1998, the Pension Plan for Eligible Employees of Suburban Propane, L.P. (the ‘‘Qualified Plan’’) was amended and restated to reflect the change into a cash balance plan. In light of the conversion of the Qualified Plan to a cash balance formula, the SERP was amended and restated effective January 1, 1998. The Internal Revenue Code places certain limitations on the amount of pension benefits that may be paid under qualified defined benefit plans. The annual Retirement Benefit under the SERP is intended to replace retirement benefits, calculated using the same pay-based credits described under the Retirement Benefits section above, that would exceed those limitations. For 2006, the IRS statutory maximum Annual Benefit payable from a defined benefit plan is $175,000 and the IRS statutory maximum amount of Annual Compensation is $220,000. Messrs. Alexander and Dunn currently participate in the SERP.

Effective January 1, 2003, the SERP was discontinued with a frozen benefit determined for Messrs. Alexander and Dunn. Provided that the SERP requirements are met, Mr. Alexander will receive a monthly benefit of $6,737 and Mr. Dunn will receive a monthly benefit of $372. In the event of a change of control involving Suburban, the SERP will terminate effective on the close of business 30 days following the change of control. Each participant will be deemed retired and will have his benefit determined as of the date the plan is terminated with payment of the benefit no later than 90 days after the change in control. Each participant will receive a lump sum payment equivalent to the present value of each participant’s benefit payable under the plan utilizing the lesser of the prime rate of interest as published in the Wall Street Journal as of the date of the change of control or one percent as the discount rate to determine the present value of the accrued benefit.

Employment Agreement with Chief Executive Officer

We entered into an employment agreement (the ‘‘Employment Agreement’’) with Mr. Alexander, which became effective March 5, 1996 and was amended October 23, 1997, April 14, 1999 and November 2, 2005.

Mr. Alexander’s Employment Agreement had an initial term of three years, and automatically renews for successive one-year periods, unless earlier terminated by us or by Mr. Alexander or otherwise terminated in accordance with the Employment Agreement. The Employment Agreement provides for an annual base salary of $450,000 as of September 24, 2005 and provides for Mr. Alexander to earn a bonus up to 100% of annual base salary (the ‘‘Maximum Annual Bonus’’) for services rendered based upon certain performance criteria. The Employment Agreement also provides for the opportunity to participate in benefit plans made available to our other senior executives and senior managers. We also provide Mr. Alexander with term life insurance with a face amount equal to three times his annual base salary.

If a ‘‘change of control’’ (as defined in the next paragraph) of Suburban occurs and within six months prior thereto or at any time subsequent to such change of control we terminate Mr. Alexander’s employment without ‘‘cause’’ (as defined in the Employment Agreement) or if Mr. Alexander resigns with ‘‘good reason’’ (as defined in the Employment Agreement) or terminates his employment during the six month period commencing on the six month anniversary and ending on the twelve month anniversary of such change of control, then Mr. Alexander will be entitled to (i) a lump sum severance payment equal to three times the sum of his annual base salary in effect as of the date of termination plus the Maximum Annual Bonus, and (ii) medical benefits for three years from the date of such termination. The Employment Agreement provides that if any payment received by Mr. Alexander is subject to the 20% federal excise tax under Section 4999 and, pursuant to an amendment approved by the Board of Supervisors on November 2, 2005, Section 409(A), the payment will be increased to permit Mr. Alexander to retain a net amount on an after-tax basis equal to what he would have received had the excise tax not been payable.

For the purposes of the Employment Agreement, ‘‘change of control’’ means the occurrence during the employment term of: (i) an acquisition of our Common Units or voting equity interests by any person other than Suburban, the General Partner or any of our affiliates immediately after which such person beneficially owns more than 25% of the combined voting power of our then outstanding Common Units, unless such acquisition was made by (a) us or our subsidiaries, or any employee benefit plan maintained by us, our Operating Partnership or any of our subsidiaries, or (b) by any person in a transaction where (A) the existing holders prior to the transaction own at least 60% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than Suburban, our subsidiaries, any employee benefit plan maintained by us, our Operating Partnership, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity (such transaction, a ‘‘Non-Control Transaction’’); or (ii) approval by our partners of (a) merger, consolidation or reorganization involving Suburban other than a Non-Control Transaction; (b) a complete liquidation or dissolution of Suburban; or (c) the sale or other disposition of 50% or more of our net assets to any person (other than a transfer to a subsidiary). The Exchange does not constitute a change of control under the Employment Agreement or the Severance Protection Plan referred to below.

Mr. Alexander also participates in the SERP, which provides retirement income which could not be provided under our qualified plans by reason of limitations contained in the Internal Revenue Code.

Severance Protection Plan for Key Employees

Our officers and key employees are provided with employment protection (the ‘‘Severance Protection Plan’’) following a ‘‘change of control,’’ as defined in the Employment Agreement. The Severance Protection Plan provides for severance payments equal to sixty-five (65) weeks of base pay and target bonuses for such officers and key employees following a ‘‘change of control’’ and termination of employment. This group is comprised of approximately fifty-three (53) individuals. Pursuant to their severance protection agreements, Messrs. Dunn, Plante, Trautman and Jolly have been granted severance protection payments of seventy-eight (78) weeks of base pay and target bonuses following a ‘‘change of control’’ and termination of employment in lieu of participation in the Severance Protection Plan. Our Compensation Committee has also granted severance protection payments of seventy-eight (78) weeks to four (4) other executive officers who do not participate in the Severance Protection Plan.

On November 2, 2005, the Board of Supervisors approved an amendment to the Severance Protection Plan to provide that if any payment under the Severance Protection Plan subjects a participant to the 20% federal excise tax under Section 409(A), the payment will be increased to permit such participant to retain a net amount on an after-tax basis equal to what he would have received had the excise tax not been payable.

Certain Relationships and Related Transactions

During fiscal 2004, two relatives of Suburban’s Chief Executive Officer purchased franchise interests in Suburban Cylinder Express for the standard franchise fee of $35,000. Additionally, as part of the franchise agreement on an ongoing basis, the franchisees purchase propane from Suburban in the normal course of business. The initial purchase price for the franchises was paid with funds received as a gift from Suburban’s Chief Executive Officer. The Chief Executive Officer did not receive any economic interest in the franchises and recuses himself from any determinations that may be made by Suburban concerning the franchises. Suburban’s Audit Committee reviewed the terms of the foregoing arrangements and determined that these related parties have not received any preferential treatment.

By mutual agreement of the parties, Suburban and one of the Chief Executive Officer's relatives terminated their franchise agreement in March 2006. The Chief Executive Officer did not play any role in this termination, which was effected on terms no more favorable to the franchisee than similar franchise terminations effected by Suburban with other franchisees over the prior twelve (12) month period.

Suburban provides tax services to the General Partner at no cost. Suburban also pays the cost of external tax return preparation services for the General Partner Members, which amounted to approximately $47,000 in fiscal 2003, $65,000 in fiscal 2004, $50,000 in fiscal 2005 and $46,500 in fiscal 2006. Suburban will continue to pay these costs in fiscal 2007.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Compensation of our executive officers is determined by the Compensation Committee of our Board of Supervisors. The Compensation Committee is comprised of Messrs. Stookey, Mecum and Logan, none of whom is an officer or employee of Suburban.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 18, 2006 regarding the beneficial ownership of (i) the Common Units by each Supervisor, each named executive officer, all named Supervisors and executive officers as a group and each person or group known by us, based upon filings under Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), to own beneficially more than 5% thereof, and (ii) the Incentive Distribution Rights.

The table also sets forth this information after giving effect to the Exchange and subsequent distribution of Common Units to the General Partner Members, as described below in ‘‘PROPOSAL NO. 2 – THE EXCHANGE.’’ Following the Exchange, no Incentive Distribution Rights will be outstanding and no provision for future Incentive Distribution Rights will be contained in the Restated Partnership Agreement.

The business address of each individual or entity in the table is c/o Suburban Propane Partners, L.P., 240 Route 10 West, Whippany, New Jersey 07981-0206 and each individual or entity has sole voting and investment power over the Common Units reported.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership as of August 18, 2006	% of Class	Amount and Nature of Beneficial Ownership After Giving Effect to Exchange and Distribution (f)	% of Class
Common Units	Mark A. Alexander (a)	29,000	*	1,055,010(g)	3.2%
	Michael J. Dunn, Jr. (a)	—	*	168,216 (h)	*
	Robert M. Plante	12,262	*	94,300	*
	Jeffrey S. Jolly	1,600	*	94,241	*
	Dennis W. Trautman (b)	—	*	—	*
	John Hoyt Stookey (c)	11,519	*	11,519	*
	Harold R. Logan, Jr. (c)	10,604	*	10,604	*
	Dudley C. Mecum (c)	5,634	*	5,634	*
	All Members of the Board of Supervisors and Executive Officers as a Group (13 persons) (d)	86,610	*	1,669,731	5.1%
Incentive Distribution Rights (e)	Suburban Energy Services Group LLC	N/A	100%	—	—

*	Less than 1%.

(a)	Excludes the following numbers of Common Units as to which the following individuals deferred receipt as described below: Mr. Alexander – 243,902; and Mr. Dunn – 48,780. These Common Units are held in trust pursuant to a Compensation Deferral Plan, and Mr. Alexander and Mr. Dunn will have no voting or investment power over these Common Units until they are distributed by the trust. Mr. Alexander and Mr. Dunn have elected to receive the quarterly cash distributions on these deferred Common Units. Notwithstanding the foregoing, if a ‘‘change of control’’ of Suburban occurs (as defined in the Compensation Deferral Plan), all of the deferred Common Units (and related distributions) held in the trust will automatically become distributable to such individuals.

(b)	Excludes 41,198 unvested restricted units, none of which will vest in the 60 day period following August 18, 2006. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a ‘‘change in control of,’’ as defined in Suburban’s 2000 Restricted Unit Plan. For a description of the 2000 Restricted Unit Plan, see ‘‘PROPOSAL NO. 6 – APPROVAL OF THE RESTATED UNIT PLAN’’ below.

(c)	Excludes 8,500 unvested restricted units, none of which will vest in the 60 day period following August 18, 2006. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a ‘‘change in control’’, as defined in Suburban’s 2000 Restricted Unit Plan. For a description of the 2000 Restricted Unit Plan, see ‘‘PROPOSAL NO. 6 – APPROVAL OF THE RESTATED UNIT PLAN’’ below.

(d)	In addition to the Common Units referred to in footnotes (a), (b) and (c) above, the reported number of Common Units also excludes 40,772 unvested restricted units, none of which will vest in the 60 day period following August 18, 2006, owned by certain executive officers, whose restricted units vest on the same basis as described in footnotes (b) and (c) above.

(e)	Under the Existing Partnership Agreement, the holder of the Incentive Distribution Rights is not entitled to vote on any matters requiring the approval of the holders of the outstanding Common Units, including the proposals that will be presented at the Meeting.

(f)	The General Partner Members include Messrs. Alexander, Dunn, Plante and Jolly and three (3) other current executive officers. The number of Common Units that they will beneficially own after giving effect to the Exchange and Distribution, as set forth in this table, is based upon their direct and indirect membership interests in the General Partner. See ‘‘PROPOSAL NO. 2 – THE EXCHANGE – Interests of Certain Persons in the Exchange’’ below.

(g)	Includes 784 Common Units to be retained by the General Partner, of which Mr. Alexander will be the sole member after completion of the Exchange and the Distribution.

(h)	Does not include 55,200 Common Units to be distributed to Mr. Dunn’s former wife, which will be subject to an agreement prohibiting transfer for a period of 90 days following the consummation of the Exchange, subject to certain exceptions. References in this Proxy Statement to the number of Common Units to be received by Mr. Dunn in the Distribution and to be subject to a two-year restriction on transfer exclude these Common Units.

RISK FACTORS

You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this Proxy Statement. Additional risk factors are set forth in our Quarterly Report on Form 10-Q for the quarter ended June 24, 2006 filed with the SEC on August 3, 2006. Some factors in this section are ‘‘forward-looking statements.’’ See ‘‘Forward Looking Statements’’ above.

Risks Relating to Cash Distributions

Cash distributions are not guaranteed and may fluctuate with our performance and other external factors.

Cash distributions on our Common Units are not guaranteed, and depend primarily on our cash flow and our cash reserves. Because they are not dependent on profitability, which is affected by non-cash items, our cash distributions might be made during periods when we record losses and might not be made during periods when we record profits.

The amount of cash we generate may fluctuate based on our performance and other factors, including:

•	the impact of the risks inherent in our business operations, as described below;

•	required principal and interest payments on our debt and restrictions contained in our debt instruments;

•	issuances of debt and equity securities;

•	our ability to control expenses;

•	fluctuations in working capital;

•	capital expenditures; and

•	financial, business and other factors, a number of which will be beyond our control.

The Existing Partnership Agreement gives, and if the Proposed Exchange is completed, the Restated Partnership Agreement will continue to give, our Board of Supervisors broad discretion in establishing cash reserves for, among other things, the proper conduct of our business. These cash reserves will affect the amount of cash available for distributions.

We have substantial indebtedness. Our debt agreements may limit our ability to make distributions to Unitholders as well as our financial flexibility.

As of June 24, 2006, we had total outstanding borrowings of $548.2 million, including $423.2 million of senior notes issued by Suburban and our wholly-owned subsidiary Suburban Energy Finance Corporation and $125.0 million of borrowings under the Operating Partnership's bank credit facility. The payment of principal and interest on our debt will reduce the cash available to make distributions on the Common Units. In addition, we will not be able to make any distributions to our Unitholders if there is, or after giving effect to such distribution, there would be, an event of default under the indenture governing the senior notes. The amount of distributions that Suburban makes is limited by the senior notes, and the amount of distributions that the Operating Partnership may make to Suburban is limited by the bank credit facility. The amount and terms of our debt may also adversely affect our ability to finance future operations and capital needs, limit our ability to pursue acquisitions and other business opportunities and make our results of operations more susceptible to adverse economic and industry conditions. In addition to our outstanding indebtedness, we may in the future incur additional debt to finance acquisitions or for general business purposes, which could result in a significant increase in our leverage. Our ability to make principal and interest payments depends on our future performance, which is subject to many factors, some of which are beyond our control.

Risks Inherent in our Business Operations

Since weather conditions may adversely affect demand for propane, fuel oil and other refined fuels and natural gas, our results of operations and financial condition are vulnerable to warm winters.

Weather conditions have a significant impact on the demand for propane, fuel oil and other refined fuels and natural gas for both heating and agricultural purposes. Many of our customers rely heavily on propane, fuel oil or natural gas as a heating source. The volume of propane, fuel oil and natural gas sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter. Typically, we sell approximately two-thirds of our retail propane volume and approximately three-fourths of our retail fuel oil volume during the peak heating season.

Actual weather conditions can vary substantially from year to year, significantly affecting our financial performance. For example, average temperatures in our service territories were 10% warmer than normal for the nine months ended June 24, 2006 compared to 5% warmer than normal in the prior year period, as reported by the National Oceanic and Atmospheric Administration (‘‘NOAA’’). During the critical heating months of January and February 2006, average temperatures were 20% warmer than normal. Nationwide average temperatures, as reported by NOAA, averaged 7% warmer than normal in fiscal years 2005 and 2004. Furthermore, variations in weather in one or more regions in which we operate can significantly affect the total volume of propane, fuel oil and other refined fuels and natural gas we sell and, consequently, our results of operations. Variations in the weather in the northeast, where we have a greater concentration of higher margin residential accounts and substantially all of our fuel oil and natural gas operations, generally have a greater impact on our operations than variations in the weather in other markets. We can give no assurance that the weather conditions in any quarter or year will not have a material adverse effect on our operations, or that our available cash will be sufficient to pay principal and interest on our indebtedness and distributions to Unitholders.

Sudden increases in the price of propane, fuel oil and other refined fuels and natural gas due to, among other things, our inability to obtain adequate supplies from our usual suppliers, may adversely affect our operating results.

Our profitability in the retail propane and refined fuels and natural gas businesses is largely dependent on the difference between our product cost and retail sales price. Propane, fuel oil and other refined fuels and natural gas are commodities, and the unit price we pay is subject to volatile changes in response to changes in supply or other market conditions over which we have no control, including the severity of winter weather and the price and availability of competing alternative energy sources. In general, product supply contracts permit suppliers to charge posted prices at the time of delivery or the current prices established at major supply points, including Mont Belvieu, Texas, and Conway, Kansas. In addition, our supply from our usual sources may be interrupted due to reasons that are beyond our control. As a result, the cost of acquiring propane, fuel oil and other refined fuels and natural gas from other suppliers might be materially higher at least on a short-term basis. Since we may not be able to pass on to our customers immediately, or in full, all increases in our wholesale cost of propane, fuel oil and other refined fuels and natural gas, these increases could reduce our profitability. We engage in transactions to hedge certain product costs from time to time in an attempt to reduce cost volatility and to help ensure availability of product during periods of short supply. We can give no assurance that future volatility in propane, refined fuel and natural gas supply costs will not have a material adverse effect on our profitability and cash flow, or our available cash will be sufficient to pay principal and interest on our indebtedness and distributions to Unitholders.

Because of the highly competitive nature of the retail propane and fuel oil businesses, we may not be able to retain existing customers or acquire new customers, which could have an adverse impact on our operating results and financial condition.

The retail propane and fuel oil industries are mature and highly competitive. We expect overall demand for propane to remain relatively constant over the next several years, while we expect the overall demand for fuel oil to be relatively flat to moderately declining during the same period. Year-to-year industry volumes of propane and fuel oil are expected to be primarily affected by weather patterns and from competition intensifying during warmer than normal winters.

Propane and fuel oil compete in the alternative energy sources market with electricity, natural gas and other existing and future sources of energy, some of which are, or may in the future be, less costly for equivalent energy value. For example, natural gas is a significantly less expensive source of energy than propane and fuel oil. As a result, except for some industrial and commercial applications, propane and fuel oil are generally not economically competitive with natural gas in areas where natural gas pipelines already exist. The gradual expansion of the nation's natural gas distribution systems has made natural gas available in many areas that previously depended upon propane or fuel oil. Propane and fuel oil compete to a lesser extent with each other due to the cost of converting from one to the other.

In addition to competing with other sources of energy, our propane and fuel oil businesses compete with other distributors principally on the basis of price, service, availability and portability. Competition in the retail propane business is highly fragmented and generally occurs on a local basis with other large full-service multistate propane marketers, thousands of smaller local independent marketers and farm cooperatives. Our fuel oil business competes with fuel oil distributors offering a broad range of services and prices, from full service distributors to those offering delivery only. Generally, our existing fuel oil customers, unlike our existing propane customers, own their own tanks. As a result, the competition for these customers is more intense than in our propane business, where our existing customers seeking to switch distributors may face additional transition costs and delays.

As a result of the highly competitive nature of the retail propane and fuel oil businesses, our growth within these industries depends on our ability to acquire other retail distributors, open new customer service centers, add new customers and retain existing customers. We believe our ability to compete effectively depends on reliability of service, responsiveness to customers and our ability to control expenses in order to maintain competitive prices.

The risk of terrorism and political unrest and the current hostilities in the Middle East may adversely affect the economy and the price and availability of propane, fuel oil and other refined fuels and natural gas.

Terrorist attacks and political unrest and the current hostilities in the Middle East may adversely impact the price and availability of propane, fuel oil and other refined fuels and natural gas, as well as our results of operations, our ability to raise capital and our future growth. The impact that the foregoing may have on our industry in general, and on us in particular, is not known at this time. An act of terror could result in disruptions of crude oil or natural gas supplies and markets (the sources of propane and fuel oil), and our infrastructure facilities could be direct or indirect targets. Terrorist activity may also hinder our ability to transport propane, fuel oil and other refined fuels if our means of supply transportation, such as rail or pipeline, become damaged as a result of an attack. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism could also affect our ability to raise capital. Terrorist activity and hostilities in the Middle East could likely lead to increased volatility in prices for propane, fuel oil and other refined fuels and natural gas. We have opted to purchase insurance coverage for terrorist acts within our property and casualty insurance programs, but we can give no assurance that our insurance coverage will be adequate to fully compensate us for any losses to our business or property resulting from terrorist acts.

Energy efficiency, general economic conditions and technology advances have affected and may continue to affect demand for propane and fuel oil by our retail customers.

The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected the demand for propane and fuel oil by our retail customers which, in turn, has resulted in lower sales volumes to our customers. In addition, recent economic conditions may lead to additional conservation by retail customers to further reduce their heating costs. Future technological advances in heating, conservation and energy generation may adversely affect our financial condition and results of operations.

Our financial condition and results of operations may be adversely affected by governmental regulation and associated environmental and health and safety costs.

Our business is subject to a wide range of federal, state and local laws and regulations related to environmental and health and safety matters including those concerning, among other things, the investigation and remediation of contaminated soil and groundwater and transportation of hazardous materials. These requirements are complex, changing and tend to become more stringent over time. In addition, we are required to maintain various permits that are necessary to operate our facilities, some of which are material to our operations. There can be no assurance that we have been, or will be, at all times in complete compliance with all legal, regulatory and permitting requirements or that we will not incur material costs or liabilities in the future relating to such requirements. Violations could result in penalties, or the curtailment or cessation of operations.

Moreover, currently unknown environmental issues, such as the discovery of additional contamination, may result in significant additional expenditures, and potentially significant expenditures also could be required to comply with future changes to environmental laws and regulations or the interpretation or enforcement thereof. Such expenditures, if required, could have a material adverse effect on our business, financial condition or results of operations.

We are subject to operating hazards and litigation risks that could adversely affect our operating results to the extent not covered by insurance.

Our operations are subject to all operating hazards and risks normally associated with handling, storing and delivering combustible liquids such as propane, fuel oil and other refined fuels. As a result, we have been, and are likely to continue to be, a defendant in various legal proceedings and litigation arising in the ordinary course of business. We are self-insured for general and product, workers' compensation and automobile liabilities up to predetermined amounts above which third-party insurance applies. We cannot guarantee that our insurance will be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage or that these levels of insurance will be available at economical prices, nor that all legal matters that arise will be covered by our insurance programs.

If we are unable to make acquisitions on economically acceptable terms or effectively integrate such acquisitions into our operations, our financial performance may be adversely affected.

The retail propane and fuel oil industries are mature. We foresee only limited growth in total retail demand for propane and flat to moderately declining retail demand for fuel oil. With respect to our retail propane business, because of the long-standing customer relationships that are typical in our industry, the inconvenience of switching tanks and suppliers and propane's higher cost relative to other energy sources, such as natural gas, it may be difficult for us to acquire new retail propane customers except through acquisitions. As a result, we expect the success of our financial performance to depend in part upon our ability to acquire other retail propane and fuel oil distributors or other energy-related businesses and to successfully integrate them into our existing operations and to make cost saving changes. The competition for acquisitions is intense and we can make no assurance that we will be able to acquire other propane and fuel oil distributors or other energy-related businesses on economically acceptable terms or, if we do, to integrate the acquired operations effectively.

PROPOSAL NO. 2

THE EXCHANGE

On July 27, 2006, upon the recommendation of the Audit Committee, the Board of Supervisors approved the Exchange. Subject to the terms and conditions of the Exchange Agreement, at the closing, Suburban will issue 2,300,000 Common Units to the General Partner in exchange for all of its Incentive Distribution Rights, in accordance with Section 5.8 of the Existing Partnership Agreement, as well as the entire economic interest in Suburban included in the MLP GP Interest and the entire economic interest in the Operating Partnership included in the OLP GP Interest.

Currently, the General Partner owns an approximate 0.74% general partner interest in Suburban, a 1.0101% general partner interest in the Operating Partnership and all of the outstanding Incentive Distribution Rights. Under the Existing Partnership Agreement, Suburban distributes an amount equal to 100% of its Available Cash (as defined) each quarter. With regard to the first $0.55 per Common Unit of quarterly distributions paid in respect of any fiscal quarter, 98.26% of the Available Cash is distributed to the Unitholders and 1.74% is distributed to the General Partner. As a result of the Incentive Distribution Rights, with regard to any amount of quarterly distributions in excess of $0.55 per Common Unit, approximately 85% of the Available Cash is distributed to the Unitholders and approximately 15% is distributed to the General Partner. For the definition of Available Cash, see ‘‘Description of the Common Units’’ below. For the allocation between the Unitholders and the General Partner of cash distributions declared and, except for the distribution in respect of the fourth quarter of fiscal 2006, paid by Suburban in respect of each quarter in fiscal 2003 through fiscal 2006, see ‘‘SUMMARY OF THE EXCHANGE AND AMENDMENT PROPOSALS – Price Range of Common Units and Quarterly Cash Distributions’’ above.

Section 5.8 of the Existing Partnership Agreement generally provides that, at any time after May 26, 2004, the Board of Supervisors, with the approval of a majority of the members of the Audit Committee, may cause all (but not less than all) of the Incentive Distribution Rights to be converted into a number of Common Units having a value equal to the fair market value of the Incentive Distribution Rights on the day immediately prior to the day of conversion. Such fair market value is to be agreed upon by the Board of Supervisors (with the approval of a majority of the Audit Committee) and the holders of at least a majority of the Incentive Distribution Rights or, if such an agreement cannot be reached, by an independent investment banking firm or other independent expert mutually agreed upon by such parties (or by such parties’ respective independent investment banking firms or other independent experts). Section 6.9(b) of the Existing Partnership Agreement generally requires, with respect to any conversion pursuant to Section 5.8, that the Board of Supervisors determines, based on advice of counsel, that converted Incentive Distribution Rights should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of Common Units sold in Suburban’s initial public offering on March 5, 1996. The Board of Supervisors, based on advice of counsel, made this determination with respect to the 2,300,000 Common Units to be issued in the Exchange. See ‘‘Reasons for the Exchange and the Exchange – Related Amendments’’ below.

Annual Distributions, Currently and After Giving Effect to the Exchange

The following tables illustrate the differences in the cash distributions that we would pay to our partners at our current annualized cash distribution rate, as well as at the indicated hypothetical annual distribution rates, under the Existing Partnership Agreement and under the Restated Partnership Agreement after giving effect to the Exchange. The distribution levels set forth in the tables below, as well as other hypothetical information in this Proxy Statement, are presented for illustrative purposes only and are not projections. Our actual distribution levels may vary materially from those indicated below. See ‘‘Risk Factors’’ above. Dollar amounts are in thousands, except per unit amounts.

Existing Partnership Agreement

Annual Distribution per Common Unit	Total Annual Distributions on Existing Common Units	Percentage of Total Distributions	Total Annual Distributions on GP Interests and Incentive Distribution Rights	Percentage of Total Distributions	Total Annual Distributions
$2.55	$77,301	96.26%	$3,000	3.74%	$80,301
$2.65	$80,333	95.80%	$3,520	4.20%	$83,853
$2.75	$83,364	95.38%	$4,040	4.62%	$87,404
$2.85	$86,396	94.99%	$4,560	5.01%	$90,956
$2.95	$89,427	94.62%	$5,080	5.38%	$94,507
$3.05	$92,458	94.29%	$5,600	5.71%	$98,058
$3.15	$95,490	93.98%	$6,120	6.02%	$101,610
$3.25	$98,521	93.69%	$6,640	6.31%	$105,161
$3.35	$101,553	93.41%	$7,160	6.59%	$108,713
$3.45	$104,584	93.16%	$7,680	6.84%	$112,264
$3.55	$107,616	92.92%	$8,200	7.08%	$115,816
$3.65	$110,647	92.69%	$8,720	7.31%	$119,367
$3.75	$113,678	92.48%	$9,240	7.52%	$122,918
$3.85	$116,710	92.28%	$9,760	7.72%	$126,470
$3.95	$119,741	92.09%	$10,280	7.91%	$130,021
$4.05	$122,773	91.91%	$10,800	8.09%	$133,573

Restated Partnership Agreement

Annual Distribution per Common Unit	Total Annual Distributions on Existing Common Units	Percentage of Total Distributions	Total Annual Distributions on Common Units Issued in the Exchange	Percentage of Total Distributions	Total Annual Distributions on GP Interests and Incentive Distribution Rights	Total Annual Distributions
$2.55	$77,301	92.95%	$5,865	7.05%	$—	$83,166
$2.65	$80,333	92.95%	$6,095	7.05%	$—	$86,428
$2.75	$83,364	92.95%	$6,325	7.05%	$—	$89,689
$2.85	$86,396	92.95%	$6,555	7.05%	$—	$92,951
$2.95	$89,427	92.95%	$6,785	7.05%	$—	$96,212
$3.05	$92,458	92.95%	$7,015	7.05%	$—	$99,473
$3.15	$95,490	92.95%	$7,245	7.05%	$—	$102,735
$3.25	$98,521	92.95%	$7,475	7.05%	$—	$105,996
$3.35	$101,553	92.95%	$7,705	7.05%	$—	$109,258
$3.45	$104,584	92.95%	$7,935	7.05%	$—	$112,519
$3.55	$107,616	92.95%	$8,165	7.05%	$—	$115,781
$3.65	$110,647	92.95%	$8,395	7.05%	$—	$119,042
$3.75	$113,678	92.95%	$8,625	7.05%	$—	$122,303
$3.85	$116,710	92.95%	$8,855	7.05%	$—	$125,565
$3.95	$119,741	92.95%	$9,085	7.05%	$—	$128,826
$4.05	$122,773	92.95%	$9,315	7.05%	$—	$132,088

At Suburban’s current quarterly distribution rate of $0.6625 per Common Unit, or $2.65 per Common Unit on an annualized basis, as declared by the Board of Supervisors on July 27, 2006, the General Partner is entitled to receive $3.5 million, or 4.2%, of Suburban’s total annual cash distributions. After giving effect to the Exchange, the dilutive effect of the General Partner’s disproportionate 15% share of the current quarterly distribution in excess of $0.55 per Common Unit, as well as of all future distribution increases, will be eliminated in exchange for approximately 7% of the total Common Units to be outstanding. As a result, to the extent that distributions increase, either through internal growth initiatives or as a result of acquisitions, the General Partner Members’ collective share of such distribution increases will be capped at approximately 7% rather than at, potentially, 15%.

The Exchange Agreement

The following description of the material terms of the Exchange Agreement is qualified in its entirety by the full text of the Exchange Agreement, which is attached hereto as Appendix B and which we encourage you to read.

The Exchange

The Exchange Agreement provides that, subject to receipt of the requisite approval of the Unitholders and satisfaction of the other conditions to closing described below, Suburban will issue 2,300,000 Common Units to the General Partner in exchange for cancellation of all outstanding Incentive Distribution Rights, in accordance with Section 5.8 of the Existing Partnership Agreement, as well as the entire economic interest in Suburban included in the MLP GP Interest and the entire economic interest in the Operating Partnership included in the OLP GP Interest (collectively, the ‘‘Exchange Holdings’’).

At closing, pursuant to an amendment to the Existing OLP Partnership Agreement to be entered into at closing (see ‘‘PROPOSAL NO. 3 – EXCHANGE-RELATED AMENDMENTS TO THE EXISTING PARTNERSHIP AGREEMENT – Description of Amendments to the Existing OLP Partnership Agreement’’ below), Suburban will make a capital contribution of, and assign, a 0.05% limited partner interest in the Operating Partnership to New LLC, a new Delaware limited liability company owned 50% by Suburban and 50% by a newly formed wholly-owned Delaware corporate subsidiary of Suburban (‘‘New Corp.’’). Suburban will also make a capital contribution of, and assign, a 0.05% limited partner interest in the Operating Partnership to New Corp. Immediately thereafter, New Corp. will make a capital contribution of, and assign, a 0.05% limited partner interest in the Operating Partnership to New LLC and the General Partner will assign to Suburban the entire economic interest in the Operating Partnership included in the OLP GP Interest, which upon such assignment will be converted into a limited partner interest in the Operating Partnership. As a result of these transactions:

•	the Unitholders (including the General Partner Members) will hold 100% of the limited partner interests in Suburban, which will all be in the form of Common Units;

•	the General Partner will continue to be the general partner of Suburban, but its general partner interest will have no economic value (by which we mean that such general partner interest will not entitle the holder thereof to any cash distributions of Suburban, or to any cash payment upon the liquidation of Suburban, or any other economic rights in Suburban);

•	Suburban will continue as a direct limited partner of the Operating Partnership with a 99.9% interest;

•	New LLC will be a direct and indirect wholly-owned subsidiary of Suburban and a direct limited partner of the Operating Partnership with a 0.1% interest; and

•	the General Partner will continue as a general partner of the Operating Partnership, but its general partner interest will have no economic value (by which we mean that such general partner interests will not entitle the holder thereof to any cash distributions of the Operating Partnership, or to any cash payment upon the liquidation of the Operating Partnership, or any other economic rights in the Operating Partnership).

See ‘‘SUMMARY OF THE EXCHANGE AND AMENDMENT PROPOSALS – Current Structure and Structure Following the Exchange’’ above.

Change of Control

If, prior to closing, a Change of Control (as defined in the Exchange Agreement) occurs, the Incentive Distribution Rights, MLP GP Interest and OLP GP Interest will be exchanged in any such transaction as if the Exchange had already occurred and, in lieu of such interests, the General Partner held 2,300,000 Common Units.

Representations and Warranties

Each of Suburban, the Operating Partnership and the General Partner made certain representations and warranties related to such party’s authority to enter into the Exchange Agreement, the binding effect of the Exchange Agreement on such party and the absence of any violation of or conflict with such party’s organizational documents or applicable law as a result of the Exchange. In addition, Suburban and the General Partner made certain representations and warranties particular to such party. Suburban made representations and warranties related to the issuance of the Common Units and its capitalization and the General Partner made representations and warranties acknowledging that the Common Units to be issued in the Exchange are being issued in reliance upon an exemption from the Securities Act of 1933, as amended.

Conditions to Closing of the Exchange

The closing of the Exchange will take place on the second business day following the satisfaction of the following closing conditions, or such other date as Suburban and the General Partner may agree.

The obligations of each of Suburban and the General Partner to complete the Exchange are subject to the following mutual conditions:

•	the approval of the Exchange Proposal (Proposal No. 2) and the Exchange-Related Amendment Proposal (Proposal No. 3) by (1) the holders of a majority of the outstanding Common Units and (2) the holders of a majority of the outstanding Common Units other than the Common Units held by the General Partner Members;

•	amendment of the respective partnership or operating agreements of each of Suburban, the Operating Partnership and the General Partner, as contemplated under ‘‘PROPOSAL NO. 3 – EXCHANGE-RELATED AMENDMENTS TO THE EXISTING PARTNERSHIP AGREEMENT’’ below; and

•	approval by the NYSE of a supplemental listing application for the Common Units to be issued to the General Partner pursuant to the Exchange.

The respective obligations of Suburban and the Operating Partnership to complete the Exchange are subject to the following conditions:

•	the accuracy of the General Partner’s representations and warranties as of the closing and delivery of an officer’s certificate relating thereto; and

•	since July 27, 2006, there having been no material adverse effect on the business, assets, condition (financial or otherwise) or prospects of Suburban and its subsidiaries, taken as a whole.

The obligations of the General Partner to complete the Exchange are subject to the accuracy of Suburban’s and the Operating Partnership’s representations and warranties as of the closing and delivery of officer’s certificates relating thereto.

Termination of the Exchange Agreement

The Exchange Agreement will automatically terminate if the Exchange Proposal and the Exchange-Related Amendment Proposal (Proposal Nos. 2 and 3) are not approved at the Meeting. In addition, either Suburban or the General Partner may terminate the Exchange Agreement if the closing has not occurred by December 31, 2006.

The Distribution Agreement

A copy of the Distribution Agreement was filed as an exhibit to Suburban’s Current Report on Form 8-K, dated July 28, 2006. This Current Report may be obtained as described under ‘‘ADDITIONAL INFORMATION FOR UNITHOLDERS – Available Information’’ below. As of the date of this Proxy Statement, all General Partner Members have entered into the Distribution Agreement.

The Distribution

Pursuant to the Distribution Agreement, Suburban has agreed that, promptly following the closing, it will file with the SEC a shelf registration statement to register the resale by the General Partner

Members of the Common Units to be distributed to them by the General Partner. Upon the effectiveness of the registration statement, the General Partner will distribute all but 784 Common Units to the General Partner Members in exchange for their interests in the General Partner. Suburban has agreed to maintain the effectiveness of the registration statement for two years following the Closing (subject to the Board of Supervisors’ right to suspend its use under certain circumstances). The General Partner Members shall be entitled to indemnification from Suburban against certain securities law liabilities.

Transfer of Common Units

Pursuant to the Distribution of Agreement, the General Partner Members will be subject to certain restrictions on the transfer of any of the Common Units distributed to them by the General Partner. Each of Messrs. Mark A. Alexander and Michael J. Dunn, Jr. has agreed not to transfer any of the Common Units received by him in the Distribution for a period of two years following the consummation of the Exchange, except: (i) to a family member, or trust for the benefit of a family member, of such individual who agrees to be bound by the lock-up requirement; (ii) with the prior written consent of the Board of Supervisors of Suburban; (iii) pursuant to a Change of Control (as defined in the Distribution Agreement); (iv) by will or the laws of intestacy to such person’s legal representative, heir or legatee; or (v) if such person is a partnership or corporation or similar entity, a distribution to its partners or stockholders, but subject to the terms of the lock-up requirement. All other General Partner Members have agreed to not transfer any of the Common Units received by him or her in the Distribution for a period of 90 days following consummation of the Exchange except under the circumstances described in clauses (i) through (v) above.

Background of the Exchange

Suburban has been a publicly traded MLP since March 1996, when it completed an initial public offering of Common Units and used the net proceeds, together with the net proceeds of certain debt financings, to acquire the propane business and assets of the Suburban Propane Division of Quantum Chemical Corporation, then owned indirectly by Hanson. Initially, a subsidiary of Hanson served as Suburban’s general partner and held the Incentive Distribution Rights and certain other subordinated and additional limited partnership interests. In October 1996, Millennium Chemicals Inc. (‘‘Millennium’’), a new public company spun off by Hanson, became the indirect holder of these general and limited partnership interests.

In May 1999, with the approval of the Elected Supervisors and the holders of a majority of the outstanding publicly-held Common Units, Suburban completed a recapitalization and amended and restated its partnership agreement by entering into the Existing Partnership Agreement. As part of the recapitalization, Suburban redeemed all outstanding subordinated and additional limited partnership interests held by Millennium for $69 million. A new entity formed by members of management (our current General Partner) purchased all outstanding general partnership interests and Incentive Distribution Rights from Millennium for $6 million and became the successor general partner of Suburban. Under the Existing Partnership Agreement, the General Partner’s share of Available Cash (as defined) was reduced from a maximum of 50% to 15% with regard to any amount of quarterly distributions in excess of $0.55 per Common Unit.

Section 5.8 of the Existing Partnership Agreement permits the Board of Supervisors, at any time after May 26, 2004 and with the approval of a majority of the Audit Committee, to cause all (but not less than all) of the Incentive Distribution Rights to be converted into a number of Common Units having a value equal to the fair market value of the Incentive Distribution Rights on the day immediately prior to the day of conversion. Under Section 5.8 of the Existing Partnership Agreement, such fair market value is to be agreed upon by the Board of Supervisors (with the approval of a majority of the Audit Committee) and the holders of a least a majority of the Incentive Distribution Rights or, if such an agreement cannot be reached, by an independent investment banking firm or other independent expert mutually agreed upon by such parties or their representatives. In late 2004 and in 2005, at the initiation of the Audit Committee, numerous informal discussions took place between the Audit Committee and the General Partner about the possibility of converting the Incentive Distribution Rights into Common Units in accordance with Section 5.8 of the Existing Partnership Agreement. No agreement was reached.

In the Fall of 2005, in connection with the Board of Supervisors’ consideration of a potential transaction that did not proceed, the Board requested that the Audit Committee determine on behalf of Suburban the appropriate allocation of the potential transaction consideration between the General Partner and the Unaffiliated Unitholders. The Audit Committee retained Richards, Layton & Finger, P.A. (‘‘Richards Layton’’) as its independent legal advisor and Goldman Sachs as its financial advisor. Extensive discussions were held between the Audit Committee and the General Partner and their respective financial advisors. The General Partner and the Audit Committee ultimately agreed that, if the potential transaction proceeded, the General Partner would receive 7.2% (or, under certain circumstances, slightly less) of the consideration.

At a meeting in January 2006, Harold R. Logan, Jr., the Chairman of the Audit Committee, and Mark A. Alexander and Michael J. Dunn, Jr., both of whom are Appointed Supervisors as well as members of the Board of Managers of the General Partner, discussed the allocation process that had taken place in the Fall and the fact that an exchange of the General Partner’s entire interest in Suburban into Common Units could be worth pursuing. The benefits of such a transaction to the Unaffiliated Unitholders that were discussed included: (i) it would result in all distributions of Available Cash being made to the Unitholders (including General Partner Members); (ii) it would reduce dilution to the Unitholders by eliminating the Incentive Distribution Rights; (iii) it would further align management’s interests with the interests of the Unitholders; (iv) it would reduce the future cost of capital and thus improve Suburban's ability to make acquisitions; and (v) it would create an opportunity to make certain changes in corporate governance for the benefit of the Unitholders.

At a regular meeting at Suburban’s headquarters in Whippany, New Jersey on February 1, 2006, Mr. Logan advised the full Board of Supervisors that the Audit Committee wished to give consideration to the potential exchange of the Incentive Distribution Rights, and possibly some of the general partner interests, for Common Units. Mr. Logan stated that the Audit Committee would continue to act as a committee to represent the interests of the Unaffiliated Unitholders and anticipated that Richards Layton would act as its independent legal advisor and Goldman Sachs would act as its financial advisor. Mr. Logan stated that the Audit Committee would consider financial analyses to be conducted by Goldman Sachs, and that Audit Committee approval of a potential exchange transaction would be subject to receipt of a favorable written fairness opinion of Goldman Sachs. Mr. Logan also indicated that market, tax and other considerations would need to be considered. In light of the seasonality of Suburban’s business, Mr. Logan stated that the Audit Committee would await Suburban’s financial results for the second quarter of fiscal 2006 (the end of the fiscal 2006 heating season) before making a final determination about an exchange transaction.

At a telephonic meeting on March 3, 2006, the Audit Committee reviewed with Richards Layton and Weil, Gotshal & Manges LLP (‘‘Weil Gotshal’’), counsel to Suburban, various matters to be considered in connection with a potential exchange transaction, including approval and opinion requirements of the Existing Partnership Agreement, the role and duties of the Audit Committee, amendments of the Existing Partnership Agreement necessary to effect the exchange and certain corporate governance changes that might be effected concurrently. The Audit Committee engaged Goldman Sachs as its financial advisor, subject to negotiation of an acceptable engagement letter. Representatives of Goldman Sachs reviewed preliminary financial analyses with the Audit Committee and noted increases in Suburban’s Common Unit price and financial performance of Suburban on a year-to-date basis compared to the same prior year period.

On March 6, 2006, at the direction of the Audit Committee, representatives of Goldman Sachs met with representatives of the General Partner to discuss Goldman Sachs’ analyses. In a telephonic meeting on March 8, 2006, representatives of Goldman Sachs reported to the Audit Committee on such discussions.

In April 2006, the Audit Committee retained Andrews Kurth LLP (‘‘Andrews Kurth’’) as special tax counsel to assist the Audit Committee in evaluating the tax consequences of an exchange transaction to the Unaffiliated Unitholders and to render the opinion required by Section 6.9(b) of the Existing Partnership Agreement.

At a telephonic meeting on April 19, 2006, the Board of Supervisors reviewed Suburban’s financial results for the second quarter of fiscal 2006. It was noted that, despite warmer weather, there had been a significant increase in EBITDA compared to the second quarter of fiscal 2005 and management was projecting a significant increase in total EBITDA for the full fiscal year compared to fiscal 2005. The Board then considered the cash distribution for the quarter. The Board determined to maintain the distribution at the existing level of $0.6125 per Common Unit for the second quarter of fiscal 2006.

At a meeting at Suburban’s headquarters in Whippany, New Jersey on April 26, 2006, the Audit Committee discussed various issues related to the proposed Exchange, including management’s updated forecast for fiscal year 2006, various valuation issues and the advantages and disadvantages of using an earn-out provision to bridge any difference of opinion as to valuation between the Audit Committee and the representatives of the General Partner. At a meeting of the full Board thereafter, Mr. Logan updated the Board on the Audit Committee’s process to date. Among the other matters considered by the full Board was whether to increase the cash distribution for the third quarter of fiscal 2006 in light of Suburban’s improved financial results. The Board decided to make a final determination in early May after it had reviewed Suburban’s quarterly report on Form 10-Q for the second fiscal quarter.

On May 4, 2006, following further review and approval by the Board, Suburban announced an increase in its quarterly cash distribution from $0.6125 to $0.6375 per Common Unit for the third quarter of fiscal 2006 , or a total increase of $0.10 per Common Unit to $2.55 per Common Unit on an annual basis.

At a meeting in Greenwich, Connecticut on May 17, 2006, the Audit Committee reviewed with Richards Layton and Weil Gotshal the various components of the proposed exchange transaction. Representatives of Goldman Sachs made an updated preliminary financial presentation. The Audit Committee discussed, but ultimately decided against, the use of an earn-out provision to bridge any difference of opinion as to valuation between the Audit Committee and the representatives of the General Partner. The Audit Committee heard a detailed review by Andrews Kurth of a report on the estimated tax consequences of the proposed Exchange prepared by representatives of Suburban. The Audit Committee also discussed possible lock-up restrictions on the transfer of the Common Units issued to the principal managers of Suburban and a general negotiation strategy. Richards Layton and Weil Gotshal were instructed to prepare a draft term sheet to be presented to the General Partner and to obtain and circulate management compensation information.

At a telephonic meeting on May 23, 2006, the Audit Committee reviewed existing executive compensation arrangements for members of Suburban’s management in the context of a potential exchange transaction. The Audit Committee also considered the elements of a draft term sheet to be presented to the General Partner and asked Goldman Sachs to perform an additional sensitivity analysis.

At a telephonic meeting on May 24, 2006, the Audit Committee discussed the additional sensitivity analysis performed by Goldman Sachs and approved the terms of an initial proposal to be presented to the General Partner (the ‘‘Initial Term Sheet’’). The Audit Committee directed Goldman Sachs to make the presentation and, on behalf of the Audit Committee, to advise the General Partner that additional due diligence work remained to be done with respect to the tax consequences of the Exchange and that the Initial Term Sheet was premised on there being no significant tax detriment, in the aggregate, to the Unaffiliated Unitholders.

On May 26, 2006, representatives of Goldman Sachs presented the Initial Term Sheet to the General Partner’s financial advisor. Under the proposal reflected in the Initial Term Sheet, Suburban would issue 2,200,000 Common Units (the equivalent of 6.8% of the outstanding Common Units, after giving effect to the Exchange) to the General Partner in consideration for the cancellation of all Incentive Distribution Rights and the economic value of both general partner interests. Senior executives and other active employees would be subject to varying lock-up restrictions on the transfer of any of the Common Units to be received by them as a result of the Exchange. The following governance changes would be implemented: all Supervisors would be elected; the Board would be expanded to include additional independent Supervisors; the Board would have the ability to compel the General Partner to participate in a transaction or remove the General Partner for nominal consideration; and shareholder protection mechanisms would be considered by the full Board. Finally, the transaction would be subject to confirmatory due diligence relating to tax consequences to the Unaffiliated Unitholders, the signing of mutually satisfactory transaction agreements between Suburban and the General Partner (attaching forms of amended partnership agreements), the Audit Committee’s receipt of a favorable fairness opinion from Goldman Sachs and approval of the transaction and amended partnership agreements by the holders of a majority of the Common Units held by the Unaffiliated Unitholders.

Negotiations followed between representatives of Goldman Sachs and the General Partner’s financial advisor and, on June 5, 2006, after noting the improved financial performance of Suburban, the General Partner’s financial advisor provided Goldman Sachs with the General Partner’s response (the ‘‘Response’’) to the Initial Term Sheet. Under the Response, Suburban would issue 2,558,000 Common Units (the equivalent of 7.8% of the outstanding Common Units, after giving effect to the Exchange). Suburban would pay the General Partner’s expenses, subject to an agreed cap. After signing, the General Partner would not be permitted to solicit, but could respond within the limits of fiduciary duty, to other offers. Messrs. Alexander and Dunn would be recommended for election to the Board of Supervisors in the normal course. The lock-up requirements would be two years for Messrs. Alexander and Dunn and one year for other senior executives, subject to retirement or a change of control transaction. Finally, the quarterly cash distribution to Unitholders would be increased on consummation of the Exchange, and a cash distribution policy would be adopted and publicly disclosed.

At a telephonic meeting on June 7, 2006, the Audit Committee discussed the Response and authorized Goldman Sachs to advise the General Partner’s financial advisor that the Committee considered its offer at 6.8% to be a good faith offer, that it had understood the General Partner to be at 7.2% at the outset of the negotiations and that it anticipated that there might be negotiation in the range between 6.8% and 7.2%. The Audit Committee instructed Goldman Sachs to state that unless negotiations took place within that range, the Audit Committee would be unwilling to conclude an exchange transaction on a voluntary basis and would probably, in the Fall of 2006, commence the conversion process under Section 5.8 of the Existing Partnership Agreement. The Audit Committee also requested Goldman Sachs to state that most of the terms outlined in the Response were unacceptable.

At the direction of the Audit Committee, representatives of Goldman Sachs held discussions with the General Partner’s financial advisor on June 7, 2006 and June 8, 2006. During those discussions, the General Partner’s financial advisor modified the Response by proposing that 321,000 of the 2,558,000 Common Units would be contingent on Suburban generating a targeted amount of EBITDA in fiscal 2007 and 2008. Lock-up requirements would apply only to Messrs. Alexander and Dunn.

At a telephonic meeting on June 9, 2006, the Audit Committee discussed, and expressed disappointment with, the modified Response. After extensive discussion, the Audit Committee decided that Mr. Logan would contact Mr. Alexander directly and increase the Audit Committee’s proposal by 75,000 Common Units to a total of 2,275,000 Common Units (the equivalent of 7.0% of the outstanding Common Units, after giving effect to the Exchange). No contingent Common Units would be included in the proposal. The lock-up requirements would be two years for Messrs. Alexander and Dunn and six months for other executive officers.

In a telephone conversation on June 10, 2006, Mr. Logan proposed these terms to Mr. Alexander. Mr. Alexander responded (and confirmed in an e-mail on June 12, 2006) that the General Partner would accept the immediate issuance of 2,275,000 Common Units, but sought 103,287 additional Common Units for General Partner Members who remained with Suburban for two years (with an exception for those retiring in the normal course), bringing the possible total to 2,378,287 Common Units (the equivalent of 7.3% of the outstanding Common Units, after giving effect to the Exchange). Messrs. Alexander and Dunn would be subject to a two-year lock-up requirement and all other General Partner Members would be subject to a typical underwriter’s lockup (which would lapse in the case of a change of control transaction). Suburban would pay transaction expenses of the General Partner up to $500,000 and the quarterly cash distribution to Unitholders would be increased upon completion of the Exchange.

At a telephonic meeting held on June 16, 2006, the Audit Committee authorized Mr. Logan to send an e-mail to Mr. Alexander conveying the final proposal of the Audit Committee with a cover note stating that these were the Committee’s final terms and were not subject to further negotiation. The Audit Committee’s final proposal consisted of 2,300,000 Common Units (the equivalent of 7.1% of the outstanding Common Units, after giving effect to the Exchange), no contingent Common Units, no payment of General Partner transaction expenses and lock-up restrictions as proposed by Mr. Alexander. If an acquisition of Suburban approved by the Board occurred before the closing, the Exchange would be deemed to have occurred so that the General Partner would receive for its deemed 2,300,000 Common Units, in the transaction, the same consideration per Common Unit as the Unitholders; and the General Partner would be required to participate in the transaction. Any change in the amount of the quarterly cash distribution and/or the distribution policy would be a decision for the full Board of Supervisors at a later date.

In a telephone conversation with Mr. Logan on June 19, 2006, Mr. Alexander accepted the Audit Committee’s final proposal, subject to the preparation of mutually acceptable documentation.

Thereafter, through mid-July 2006, counsel for the Audit Committee, for Suburban and for the General Partner prepared and discussed the necessary documentation. In addition, the Audit Committee finalized the terms of its engagement letter with Goldman Sachs.

At a meeting in New York on July 27, 2006, the Audit Committee reviewed with Richards Layton and Weil Gotshal the terms of all transaction agreements and partnership agreement amendments. Goldman Sachs reviewed its financial analyses with the Audit Committee and delivered its written opinion that, as of July 27, 2006 and based upon and subject to the factors and assumptions set forth therein, the consideration consisting of 2,300,000 Common Units to be issued by Suburban to the General Partner pursuant to the Exchange Agreement was fair from a financial point of view to the Unaffiliated Unitholders. The full text of Goldman Sachs’ opinion is attached as Appendix C to this Proxy Statement. Richards Layton and Andrew Kurth presented the written opinions required by the Existing Partnership Agreement as to certain limited partnership and tax matters, respectively. Following further deliberation, and based upon the factors set forth in the section entitled ‘‘–Reasons for the Exchange and the Exchange-Related Amendments’’ below, the Audit Committee unanimously approved, under the Special Approval provisions of the Existing Partnership Agreement, and recommended that the Board of Supervisors and Unitholders approve, the Exchange, the Partnership Agreement Amendments and the various transaction documents.

At a meeting of the full Board held later that same day, based on the recommendation of the Audit Committee, the Board of Supervisors unanimously approved, and recommended that the Unitholders approve, the Exchange, the Partnership Agreement Amendments and the various transaction documents. The Board of Supervisors also approved the payment of meeting fees, consisting of $2,500 for the Chairman and $2,000 for the other members, for attendance at all special meetings of the Audit Committee held to review the Exchange from February 2006 through the closing. Following a presentation and review of Suburban’s year-to-date and estimated full year financial results, the Board of Supervisors unanimously approved an increase in its quarterly cash distribution from $0.6375 to $0.6625 per Common Unit for the fourth quarter of fiscal 2006, or a total increase of $0.10 per Common Unit to $2.65 per Common Unit on an annual basis.

After the Board of Supervisors concluded its meeting, the General Partner delivered to the Audit Committee counterparts of the Distribution Agreement signed by General Partner Members owning, directly and indirectly, approximately 82% of the limited liability company interests in the General Partner. Thereafter, Suburban and the Operating Partnership signed the Distribution Agreement and the Exchange Agreement was signed by all parties.

On July 28, 2006, Suburban issued a press release announcing the Exchange.

Subsequently, the General Partner delivered to the Audit Committee counterparts of the Distribution Agreement signed by all General Partner Members who had not previously signed the Distribution Agreement.

Reasons for the Exchange and the Exchange-Related Amendments

In evaluating the Exchange and the Exchange-Related Amendments proposed to be included in the Restated Partnership Agreement, the Audit Committee considered the information obtained in the course of its regular meetings with members of senior management regarding Suburban’s financial results and the level of quarterly cash distributions that would be appropriate for the Board of Supervisors to declare based on such financial results. The Audit Committee consulted with Goldman Sachs as its financial advisor and received the written opinion of Goldman Sachs as to the fairness, from a financial point of view, to the Unaffiliated Unitholders of the consideration consisting of 2,300,000 Common Units to be issued by Suburban to the General Partner pursuant to the Exchange Agreement, which opinion is described below under ‘‘Opinion of the Financial Advisor to the Audit Committee.’’ The Audit Committee also consulted with representatives of Richards Layton, independent counsel to the Audit Committee, regarding the duties of the members of the Audit Committee, as well as legal due diligence matters and the terms of the Exchange Agreement, the Distribution Agreement, the Restated Partnership Agreement and the Third Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P. (the ‘‘Restated OLP Agreement’’), and with representatives of Andrews Kurth, independent tax counsel to the Audit Committee. The Audit Committee reviewed certain opinions to Suburban required under the Existing Partnership Agreement received from Richards Layton and Andrews Kurth with respect to certain limited partnership and tax matters, respectively. At a meeting on July 27, 2006, the Audit Committee determined that the Exchange and the Exchange-Related Amendments are fair and reasonable to, and in the best interests of, the Unaffiliated Unitholders and unanimously approved and recommended that the Board of Supervisors and the Unitholders approve the Exchange and the Exchange-Related Amendments. Also at a meeting on July 27, 2006, the full Board of Supervisors determined that the Exchange and the Exchange-Related Amendments are fair and reasonable to, and in the best interests of, the Unaffiliated Unitholders, and unanimously approved and recommended to the Unitholders that they approve the Exchange and the Exchange-Related Amendments.

In the course of reaching their decisions to recommend the Exchange and the Exchange-Related Amendments, the Audit Committee, in the first instance, and the full Board of Supervisors upon the Audit Committee’s recommendation, considered a number of potentially positive factors in their deliberations, including the following:

•	The Exchange would simplify Suburban’s capital structure so that cash distributions would be payable only in respect of Common Units and 100% of any future distribution increases would inure to the benefit of the Unitholders, including the General Partner Members, who would receive 2,300,000 new Common Units;

•	The Exchange would lower the future cash cost of Suburban’s equity capital in support of its long-term growth strategies (by which we mean that, because of the elimination of the Incentive Distribution Rights, the total amount of incremental distributable cash that Suburban would need to generate to pay the current quarterly distribution on additional Common Units would decrease).

•	As a result of the Exchange, the interests of senior management in Suburban would be entirely in the form of Common Units, further aligning the interests of management with those of the Unaffiliated Unitholders (specifically by eliminating potential conflicts of interest and uncertainties arising from (i) the General Partner’s entitlement to a disproportionately greater share of the amount of any quarterly cash distribution above $0.55 per Common Unit, and (ii) the General Partner’s right to dispose of its interests in Suburban and the Operating Partnership, and the right of the owners of the General Partner to dispose of their interests in the General Partner itself, in each case without the approval of the Board of Supervisors or the Unitholders);

•	The Exchange-Related Amendments would eliminate the General Partner’s right to appoint two members to the Board of Supervisors, so that all Supervisors would be elected by the Unitholders, which is the primary avenue for Unitholders to influence corporate governance policies, and which would maximize accountability to the Unitholders;

•	The Exchange-Related Amendments would increase the maximum size of the Board of Supervisors so that additional Supervisors can be added to the Board, which would permit Suburban to benefit from the experience and insight of a greater number of individuals, complementing that of the current Board members;

•	If the Exchange is not consummated at this time, the financial cost of implementing an exchange in the future could be higher because, if the quarterly distribution per Common Unit (currently $0.6625) continues to grow, the potential value of the Incentive Distribution Rights would reflect an increasingly greater share of Suburban’s total distributions;

•	The possible alternatives to entering into the Exchange, including continuing as is or forcing an exchange of the Incentive Distribution Rights by invoking the provisions of the Existing Partnership Agreement (which do not apply to the other economic rights of the General Partner and would leave intact the General Partner’s right to appoint two Supervisors and not address the uncertainties relating to disposition of the General Partner’s remaining interests or the General Partner itself) would be less beneficial to the Unaffiliated Unitholders;

•	The financial analyses of Goldman Sachs presented to the Audit Committee and the opinion of Goldman Sachs that, as of July 27, 2006 and based upon and subject to the factors and assumptions set forth therein, the consideration consisting of 2,300,000 Common Units to be issued by Suburban to the General Partner pursuant to the Exchange Agreement was fair, from a financial point of view, to the Unaffiliated Unitholders (the full text of the written opinion setting forth the assumptions made, matters considered and limitations in connection with the opinion, is attached as Appendix C to this Proxy Statement);

•	The Exchange and the Exchange-Related Amendments are subject to the affirmative vote of holders of a majority of the outstanding Common Units held by Unaffiliated Unitholders; and

•	The General Partner Members have agreed not to sell the Common Units they will receive upon the Distribution, for two years following the consummation of the Exchange in the case of Mark A. Alexander, our Chief Executive Officer, and Michael J. Dunn, Jr., our President, and for 90 days following the consummation of the Exchange in the case of all other General Partner Members.

The Audit Committee and the Board of Supervisors also considered a number of countervailing factors in their deliberations concerning the Exchange and the Exchange-Related Amendments, including the following:

•	The dilutive effect of the issuance of 2,300,000 Common Units, which will increase by approximately $2.6 million the amount of cash that Suburban must annually distribute at the current level of cash distributions; and

•	The estimated adverse tax consequences to some Unaffiliated Unitholders through 2008 (see ‘‘Material U.S. Federal Income Tax Consequences of the Exchange’’ below).

The Audit Committee and the Board of Supervisors concluded that these countervailing factors did not outweigh the benefits of the Exchange and the Exchange-Related Amendments to Suburban and the Unaffiliated Unitholders.

Our Board of Supervisors also considered the interests of our Appointed Supervisors and certain other executive officers in the Exchange, which are described below under ‘‘Interests of Certain Persons in the Exchange.’’

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by the Audit Committee and our Board of Supervisors but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with their evaluation of the Exchange and the Exchange-Related Amendments and the complexity of these matters, the Audit Committee and our Board of Supervisors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching their determinations. In considering the factors described above, individual members of the Audit Committee and our Board of Supervisors may have given different weight to different factors.

Opinion of the Financial Advisor to the Audit Committee

Goldman Sachs rendered its opinion to the Audit Committee that, as of July 27, 2006 and based upon and subject to the factors and assumptions set forth therein, the consideration consisting of 2,300,000 Common Units to be issued by Suburban to the General Partner pursuant to the Exchange Agreement is fair from a financial point of view to the Unaffiliated Unitholders.

The full text of the written opinion of Goldman Sachs, dated July 27, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Appendix C. Goldman Sachs provided its opinion for the information and assistance of the Audit Committee in connection with its consideration of the transactions contemplated by the Exchange Agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of Common Units should vote with respect to the transactions contemplated by the Exchange Agreement.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Exchange Agreement, the Existing Partnership Agreement, the Existing OLP Partnership Agreement, the Restated Partnership Agreement, the Restated OLP Agreement and the Distribution Agreement;

•	annual reports to Unitholders and Annual Reports on Form 10-K of Suburban for the five fiscal years ended September 24, 2005;

•	certain interim reports to Unitholders and Quarterly Reports on Form 10-Q of Suburban;

•	certain other communications from Suburban to its Unitholders;

•	certain research analyst estimates of the future financial performance of Suburban, including estimates made available by members of the research analyst community through the Institutional Brokers’ Estimate System (‘‘IBES’’); and

•	certain internal financial analyses and forecasts for Suburban prepared by its management.

Goldman Sachs also held discussions with members of the senior management of Suburban and members of the Audit Committee regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the Exchange Agreement and the past and current business operations, financial condition, and future prospects of Suburban. In addition, Goldman Sachs reviewed the reported price and trading activity for the Common Units, compared certain financial and stock market information for Suburban with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Suburban, the Operating Partnership, the General Partner or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs' opinion does not address the underlying business decision of Suburban to engage in the transactions contemplated by the Exchange Agreement, nor did Goldman Sachs express any opinion as to the prices at which Common Units will trade at any time. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, July 27, 2006.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Audit Committee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 27, 2006 and is not necessarily indicative of current market conditions.

Pro Forma Analysis.     Goldman Sachs analyzed the potential impact of the transactions contemplated by the Exchange Agreement on Suburban’s projected distributable cash flow, or DCF, per Common Unit for 2007 through 2010 by comparing (a) the projected DCF per Common Unit on a status quo basis to (b) the projected DCF per Common Unit on a pro forma basis following consummation of the transactions contemplated by the Exchange Agreement.

For each of the status quo case and pro forma case, Goldman Sachs calculated the projected DCF per Common Unit of Suburban using the (a) financial projections for Suburban for 2007-2010 provided by Suburban management (the ‘‘Management Case’’) and (b) projections for Suburban based on median earnings before interest, taxes, depreciation and amortization, or EBITDA, estimates from the IBES for 2007 and 2008 and assumed to remain the same as 2008 for the years 2009 through 2010 (the ‘‘IBES Case’’), in both cases assuming that the transactions contemplated by the Exchange Agreement closed on September 30, 2006. Under the Management Case, this analysis indicated that the transactions contemplated by the Exchange Agreement would be accretive relative to the status quo case to projected DCF per Common Unit by 0.9% in 2007, 1.7% in 2008, 2.3% in 2009 and 2.8% in 2010. Under the IBES Case, this analysis indicated that the Exchange would be dilutive relative to the status quo case to projected DCF per Common Unit by (0.6%) in 2007, and (0.5%) in 2008 through 2010.

Discounted Cash Flow Analysis.    Using (a) the Management Case and (b) the IBES Case, Goldman Sachs performed a discounted cash flow analysis on the distributable cash flows available to the holders of Common Units (‘‘Suburban Cash Flows’’), and to the General Partner. Goldman Sachs calculated indications of net present value of (a) Suburban Cash Flows and (b) cash flows attributable to the Incentive Distribution Rights, the economic interest in Suburban included in the general partner interest therein and the economic interest in the Operating Partnership, included in the general partner interest therein (the ‘‘Exchange Holdings’’) for the years 2007 through 2010, utilizing assumed annual acquisitions from $0 million to $75 million, terminal values in the year 2010 based on perpetuity growth rates from 0.00% to 0.75%, discount rates ranging from 10% to 12% and the Management Case and the IBES Case, respectively. In addition, Goldman Sachs calculated a ratio of an implied indication of present value of Exchange Holdings to the sum of implied indications of present value of Suburban Cash Flows and Exchange Holdings (‘‘Exchange Holdings/Total Value Ratio’’) using the Management Case and the IBES Case, respectively. The results of these analyses are set forth below (dollar amounts in millions).

	MANAGEMENT CASE	IBES CASE
	Illustrative Value Indications	Illustrative Value Indications
Exchange Holdings Value	$120.5-$191.6	$56.2-$98.2
Exchange Value[1]	$75.0	$75.0

	Illustrative % of Pro Forma Value	Illustrative % of Pro Forma Value
Exchange Holdings / Total Value Ratio	9.2%-11.1%	6.5%-8.3%
Consideration as % of Pro Forma Suburban Common Units outstanding	7.1%	7.1%

Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information and ratios for the following publicly traded general partners of MLPs in the energy industry:

•	Crosstex Energy GP, L.P.

•	Energy Transfer Equity, L.P.

[1]	Based on the closing price of $32.62 per Common Unit on the NYSE on July 24, 2006.

•	Inergy Holdings, L.P.

•	Enterprise GP Holdings, L.P.

•	Magellan Midstream Holdings, L.P.

•	Alliance Holdings GP, L.P.

•	Valero GP Holdings, LLC

Although none of the selected companies is directly comparable to the General Partner, the companies included were chosen because they are publicly traded general partners of MLPs.

Goldman Sachs estimated the implied general partner values of the selected MLP general partners as the enterprise value of each of the general partners less the market value of the limited partner units held by the general partner in the underlying MLP. Goldman Sachs then calculated:

•	the ratio of the implied value of the general partner to the latest quarterly annualized distributions to the general partner (‘‘LQA GP Cash Flow’’), and

•	the ratio of the implied value of the general partner to the distributable cash flow to the general partner.

Estimated financial data for the selected companies were based on publicly available Wall Street research. Estimated financial data for the General Partner is based on the financial projections prepared under (i) the Management Case, and (ii) the IBES Case.

At the direction of the Audit Committee, Goldman Sachs estimated the value of the equity to be issued to the General Partner pursuant to the Exchange to be approximately $75.0 million, based on the proposed issuance of 2,300,000 Common Units and the NYSE closing price of our Common Units of $32.62 on July 24, 2006. Goldman Sachs then calculated:

•	the ratio of the estimated value of the equity to be issued to the General Partner to the assumed LQA distributions to be foregone by the General Partner, and

•	the ratio of the estimated equity value to be issued to the General Partner to the distributable cash flow to be foregone by the General Partner estimated under the Management Case and the IBES Case, respectively.

Goldman Sachs compared the above ratios derived from the selected companies to the corresponding financial ratios implied for the General Partner pursuant the transactions contemplated by the Exchange Agreement.

The results of these analyses are summarized as follows:

Enterprise Value as a multiple of:	Selected Companies			Exchange
	Range	Mean	Median	Management Case	IBES Case
GP LQA Cash Flow Forgone	23.2x-57.6x	32.4x	26.0x	25.0x	25.0x
GP Distributable Cash Flow Forgone	19.1x-50.8x	26.2x	21.5x	14.7x	24.2x

Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the energy industry since 2004:

•	Riverstone Holdings, LLC’s acquisition of Buckeye Partners, L.P.'s general partner interest in March 2004.

•	Enterprise Products Partners, L.P.’s acquisition of GulfTerra Energy Partners, L.P.'s general partner interest in April 2004.

•	ONEOK Partners, L.P.’s acquisition of Northern Border Partners, L.P.'s general partner interest in September 2004.

•	Lehman Brothers Merchant Banking’s acquisition of Pacific Energy Partners, L.P.'s general partner interest in October 2004.

•	Valero L.P.’s acquisition of Kaneb Pipe Line Partners, L.P.'s general partner interest in November 2004.

•	Enterprise Products Partners, L.P.'s repurchase of Enterprise Products GP, LLC's general partner interest in January 2005.

•	EPCO, Inc.’s acquisition of TEPPCO Partners, L.P.'s general partner interest in February 2005.

•	First Reserve Corporation’s acquisition of Pacific Energy Partners, L.P.'s general partner interest in March 2005.

•	Investor consortium’s acquisition of Plains All American Pipeline, L.P.'s general partner interest in August 2005.

•	ONEOK Partners, L.P.’s acquisition of Northern Border Partners, L.P.'s general partner interest in February 2006.

For each of the selected transactions, Goldman Sachs calculated and compared levered aggregate consideration as a multiple of LQA GP Cash Flow and estimated distributable GP cash flow with:

•	the ratio of the estimated value of the equity to be issued to the General Partner to the assumed LQA distributions to be foregone by the General Partner, and

•	the ratio of the estimated equity value to be issued to the General Partner to the distributable cash flow to be foregone by the General Partner estimated under the Management Case and the IBES Case, respectively.

Estimated financial data for the selected companies were based on publicly available Wall Street research. Estimated financial data for the General Partner is based on the financial projections estimated under the Management Case and IBES Case, respectively.

The following table presents the results of this analysis:

Enterprise Value as a multiple of:	Selected Companies			Exchange
	Range	Mean	Median	Management Case	IBES Case
GP LQA Cash Flow Forgone	10.1x-30.8x	18.9x	18.0x	25.0x	25.0x
GP Distributable Cash Flow Forgone	7.2x-15.4x	11.4x	12.1x	14.7x	24.2x

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Suburban, the Operating Partnership, the General Partner or the transactions contemplated by the Exchange Agreement.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Audit Committee as to the fairness from a financial point of view to the Unaffiliated Unitholders of the consideration consisting of 2,300,000 Common Units to be issued by Suburban pursuant to the Exchange Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Suburban, the Operating Partnership, the General Partner, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The consideration consisting of 2,300,000 Common Units to be issued by Suburban pursuant to the Exchange Agreement was determined through arms'-length negotiations between representatives of the General Partner Members and the Audit Committee and was approved by the Audit Committee and the Board of Supervisors of Suburban. Goldman Sachs assisted the Audit Committee in negotiating the financial aspects of the transactions contemplated by the Exchange Agreement and in evaluating the consideration to be issued by Suburban pursuant to the Exchange Agreement. Goldman Sachs did not, however, recommend any specific amount of Common Units to be issued by Suburban to Suburban, the Audit Committee or the Board of Supervisors or that any specific amount of Common Units to be issued by Suburban constituted the only appropriate amount of consideration.

In rendering its opinion, at the direction of the Audit Committee, Goldman Sachs took into account the valuation and negotiation process undertaken with Goldman Sachs’ assistance on behalf of the Audit Committee between Suburban and representatives of the General Partner Members regarding the transactions contemplated by the Exchange Agreement. In rendering its opinion, at the direction of the Audit Committee, Goldman Sachs did not take into account, and expressed no view regarding, the amendments to the Existing Partnership Agreement that would be effected pursuant to the Restated Partnership Agreement, the amendments to the Existing OLP Partnership Agreement that would be effected pursuant to the Restated OLP Agreement or the Distribution Agreement.

As described above, Goldman Sachs' opinion to the Audit Committee was one of many factors taken into consideration by the Audit Committee in making its determination to approve the transactions contemplated by the Exchange Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached to this Proxy Statement as Appendix C.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to the Audit Committee in connection with the transactions contemplated by the Exchange Agreement. In addition, Goldman Sachs has provided certain investment banking services to Suburban from time to time, including having acted as lead manager in the secondary public offering of 2,282,500 Common Units in June 2003; having acted as lead manager in the secondary public offering of 2,600,000 Common Units in December 2003; having extended a bridge loan (aggregate principal amount $210,000,000) to Suburban in December 2003; having acted as co-lead manager with respect to the public offering of Suburban’s 6 7/8% Senior Notes due 2013 (aggregate principal amount $175,000,000) in December 2003; having participated in a bank loan (aggregate principal amount $150,000,000) to Suburban in October 2004; having acted as co-lead manager with respect to the public offering of Suburban’s 6 7/8% Notes due 2013 (aggregate principal amount $250,000,000) in March 2005; having participated in a bank loan (aggregate principal amount $125,000,000) to Suburban in March 2005; and having provided financial advisory services to the Audit Committee in relation to certain potential transactions in the fourth calendar quarter of 2005, for which it received a fee of $1,000,000. Goldman Sachs also may provide investment banking services to Suburban, the Operating Partnership, the General Partner and their respective affiliates in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to Suburban, the Operating Partnership, the General Partner and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Suburban for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

The Audit Committee selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Exchange Agreement. Pursuant to a letter agreement, dated July 27, 2006, but effective as of February 20, 2006, the Audit Committee engaged Goldman Sachs to act as its financial advisor in connection with the transactions contemplated by the Exchange Agreement. Pursuant to the terms of this engagement letter, Suburban has agreed to pay Goldman Sachs a transaction fee of $2,000,000, all of which is payable upon consummation of the transactions contemplated by the Exchange Agreement. In addition, Suburban has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Exchange

In considering the recommendation of the Board of Supervisors with respect to the Exchange, Unitholders should be aware that, by virtue of being General Partner Members, Suburban’s Appointed Supervisors as well as some of its executive officers have interests in the Exchange that are different from, or may conflict with, the interests of the Unitholders generally.

The General Partner Members consist of 40 current and former members of the management of Suburban. Four of the named executive officers own profits interests in the General Partner, as follows: Mark A. Alexander – 44.215%; Michael J. Dunn, Jr. – 9.726%; Robert M. Plante – 3.535%; and Jeffrey S. Jolly – 4.049%. For information on the number of Common Units they will receive as a result of the Exchange and Distribution, see ‘‘PROPOSAL NO. 1 – ELECTION OF SUPERVISORS – Security Ownership of Certain Beneficial Owners and Management’’ below.

Under the Distribution Agreement, Suburban has agreed to indemnify the General Partner Members against certain federal securities law liabilities that may arise in connection with the shelf registration statement Suburban will file with respect to the resale of the 2,300,000 Common Units issued to the General Partner upon the Exchange. Pursuant to the Existing Partnership Agreement, Suburban has agreed to indemnify the General Partner, the General Partner Members and their affiliates (each an ‘‘Indemnitee’’) for any liabilities in connection with that party’s status as an Indemnitee, provided that the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of Suburban and, with respect to a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. This provision will be unchanged in the Restated Partnership Agreement.

Following the Distribution, as an accomodation to Suburban, Mr. Alexander will be the sole member of the General Partner and the General Partner will hold 784 Common Units. Under the Distribution Agreement, Suburban and the Operating Partnership have agreed to pay or reimburse Mr. Alexander for taxes imposed upon the General Partner by any state other than the state in which Mr. Alexander resides (except to the extent such taxes are attributable to activities or income of the General Partner that are unrelated to its ownership of the retained Common Units or its status as General Partner). In addition, following completion of the Exchange, Suburban will continue to provide tax services to the General Partner at no cost and, in fiscal 2007, to pay the cost of external tax return preparation services for the General Partner Members.

The firm that served as financial advisor to the General Partner in connection with the Exchange has performed merger, acquisition and general financial advisory services for Suburban in the past. Suburban has agreed to retain the firm to continue to provide these services for fiscal 2007 through 2010 for an annual fee of $225,000. Suburban has also agreed to indemnify the firm against various liabilities arising from its engagement by Suburban as well as from its engagement as financial advisor to the General Partner in connection with the Exchange.

Material U.S. Federal Income Tax Consequences of the Exchange

The following summary of the anticipated material federal income tax consequences of the Exchange to Suburban and the existing Unitholders is based on the Internal Revenue Code of 1986, as amended (the ‘‘Tax Code’’), Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the ‘‘Service’’) as in effect on the date hereof. Changes in these authorities or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Exchange are complex and are subject to significant uncertainties. Suburban has not requested a ruling from the Service with respect to any tax aspects of the Exchange; thus no assurance can be given as to the interpretations the Service will adopt.

This summary does not address foreign, state or local tax consequences of the Exchange, nor does it purport to address the federal income tax consequences of the Exchange to special classes of taxpayers such as persons who acquired their Common Units in compensatory transactions, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations or investors in pass-through entities. This summary addresses only the federal income tax consequences to existing Unitholders that have held their Common Units as capital assets for more than one year at the time of the Exchange.

Accordingly, the following summary of material federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances of each Unitholder. Unitholders are urged to consult their own tax advisors for the federal, state, local and other tax consequences applicable to the Exchange.

Recognition of Income, Gain or Loss

Neither Suburban nor the existing Unitholders should recognize income, gain or loss for federal income tax purposes as a result of the Exchange, except as described below. A reduction, if any, in an existing Unitholder’s share of Suburban’s nonrecourse liabilities as a result of the Exchange will be treated as a deemed distribution of cash to the Unitholder that will reduce the Unitholder’s tax basis in his Common Units. Any deemed cash distribution to an existing Unitholder in excess of the Unitholder’s tax basis in his Common Units will be treated as taxable gain from the sale of the Common Units. Suburban does not expect that any existing Unitholder will have a deemed cash distribution in excess of his tax basis in his Common Units as a result of the Exchange.

Effect on Partnership Allocations of Depreciation and Amortization

Suburban estimates that if the Exchange becomes effective, it will result in an increase in the amount of net income (or decrease in the amount of net loss) allocable to all of our current Unitholders for the period from the effective date of the Exchange through December 31, 2008 (the ‘‘Projection Period’’). Suburban estimates that existing Unitholders will be allocated, on a cumulative basis, up to $0.37 more net income (or less net loss) per Common Unit during the Projection Period as a result of the effectiveness of the Exchange. Suburban also estimates that this increase in net income (or decrease in net loss) to be less than 7% of the cash expected to be distributed to Unitholders with respect to the Projection Period. This analysis does not consider the ability of any particular Unitholder to utilize suspended passive losses. After the Projection Period, however, Suburban estimates that the existing Unitholders will be allocated less net income (or more net loss) than they would have been allocated in the absence of the Exchange.

The amount and effect of the increase in net income, or decrease in net loss, allocated to a Unitholder resulting from the effectiveness of the Exchange will depend upon the Unitholder’s particular situation, including the ability of any particular Unitholder to utilize suspended passive losses. Suburban expects that Unitholders who purchased their Common Units before February 2005 and do not have passive loss carryovers will experience an increase in their federal income tax liabilities for the Projection Period as a result of the effectiveness of the Exchange. Suburban expects that Unitholders who purchased their Common Units before February 2005 and have passive loss carryovers will be entitled to use the passive loss carryovers to offset all or some portion of the increased net income allocated to them and thereby reduce or avoid an increase in their federal income tax liabilities for the Projection Period as a result of the effectiveness of the Exchange. Finally, Suburban estimates that the effectiveness of the Exchange will not increase the cumulative federal income tax liability for the Projection Period of a Unitholder who purchased his Common Units after January 2005.

The estimates above are based upon the assumption that the Exchange becomes effective as of October 1, 2006, that 2,300,000 Common Units will be issued to the General Partner upon the effectiveness of the Exchange and other assumptions with regard to income, capital expenditures, cash flow, net working capital and anticipated cash distributions. For the purposes of these estimates, Suburban has assumed that the Common Units issued in the Exchange have a fair market value of $32.00 per Common Unit. These estimates are based on current tax law and tax reporting positions that Suburban has adopted or will adopt and with which the Service could disagree. In addition, these estimates are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties over which Suburban has no control. Accordingly, Suburban cannot assure you that these estimates will prove to be correct. The actual increase in your net income (or decrease in your net loss) could be higher or lower than our estimate of $0.37 per Common Unit during the Projection Period, and these differences could cause an increase in your federal income tax liability even if you acquired your Common Units after January 2005. Any such differences could be material and could materially affect the value of your Common Units. For example, the federal income tax liability of a Unitholder who purchased Common Units after January 2005 could be increased during the Projection Period as a result of the effectiveness of the Exchange if we make a future offering of Common Units and use the proceeds of the offering in a manner that does not produce substantial additional deductions during the Projection Period, such as to repay indebtedness currently outstanding or to acquire property that is not eligible for depreciation or amortization for federal income tax purposes or that is depreciable or amortizable at a rate significantly slower than the rate currently applicable to our assets.

Effect of the Exchange Upon Gain or Loss Recognized Upon a Sale of Units

A Unitholder’s tax basis in his Common Units will be increased by the amount of additional income (or decreased by the reduced amount of net loss) allocated to the Unitholder as a result of the effectiveness of the Exchange. As a result, the net amount of income and gain recognized by a Unitholder upon a sale of Common Units generally will be decreased (or the net loss recognized on the sale generally increased) by an amount equal to the increased income allocations (or decreased loss allocations) resulting from the effectiveness of the Exchange. However, there are circumstances under which a Unitholder could recognize a capital loss, or both ordinary income and capital loss, on a sale of Common Units, in which case the increase in the holder’s basis in the Common Units resulting from the effectiveness of the Exchange may not result in a reduction of the Unitholder’s federal income tax liability.

Unitholders are urged to consult their tax advisors for advice regarding the effect of the adoption of the proposals upon their particular situation.

Description of the Common Units

The Common Units represent limited partner interests that entitle the holders to participate in distributions and exercise the rights and privileges available to limited partners under the Existing Partnership Agreement.

Number of Units

As of August 18, 2006, there were 30,314,262 Common Units outstanding. The General Partner owns an approximate 0.74% general partner interest in Suburban and a 1.0101% general partner interest in the Operating Partnership.

Under the Existing Partnership Agreement (and if approved at the Meeting by Unitholders, the Restated Partnership Agreement), Suburban may issue, without further Unitholder action, an unlimited number of additional limited partner interests and other equity securities with such rights, preferences and privileges as shall be established by our Board of Supervisors in its sole discretion, including securities that may have special voting rights to which holders of Common Units are not entitled.

Listing

The Common Units are listed on the New York Stock Exchange under the symbol ‘‘SPH.’’

Voting

Each outstanding Common Unit is entitled to one vote, subject to the exception described in the following paragraph. Suburban holds a meeting of the Unitholders every three years to elect the Board of Supervisors and to vote on any other matters that are properly brought before the meeting. If Proposals No. 2 and 3 are adopted at the Meeting, all Supervisors will be elected by the Unitholders.

If at any time, any person or group, including our General Partner and its affiliates, owns beneficially more than 20% of all Common Units, any Common Units owned by that person or group in excess of 20% may not be voted on the election or removal of Supervisors and will not be considered to be outstanding when sending notices of a meeting of Unitholders to vote on any matter relating to the election or removal of Supervisors (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the Existing Partnership Agreement. If Proposal No. 4 is adopted at the Meeting, this restriction will be eliminated.

Cash Distributions

The Existing Partnership Agreement requires Suburban to distribute all of our ‘‘available cash’’ to the Unitholders and the General Partner within 45 days following the end of each fiscal quarter based on the priorities described below. ‘‘Available cash’’ generally means, with respect to any fiscal quarter, all of our cash on hand at the end of that quarter plus borrowings for working capital purposes, less reserves necessary or appropriate, in the reasonable discretion of the Board of Supervisors, to provide for the proper conduct of our business, to comply with applicable law or agreements, or to provide funds for future distributions to partners.

Distributions of available cash may be made either from ‘‘operating surplus’’ or from ‘‘capital surplus.’’ ‘‘Operating surplus’’ generally means (A) our cash balance on the date Suburban commenced operations, plus $40 million, plus all cash receipts from our operations, including working capital borrowings but excluding cash receipts from interim capital transactions (as defined below), minus (B) all of our operating expenses, debt service payments, including reserves, but not including payments required in connection with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering, maintenance capital expenditures and reserves established for our future operations, in each case, since Suburban commenced operations. ‘‘Interim capital transactions’’ generally include borrowings and sales of debt securities, other than for working capital purposes, sales of equity interests and sales or other dispositions of assets, other than inventory, accounts receivable and other current assets in the ordinary course of business.

All available cash distributed will be treated as distributed from operating surplus until the sum of all available cash distributed since Suburban commenced operations equals operating surplus as of the end of the quarter prior to that distribution. Therefore, capital surplus generally means any amounts of available cash that Suburban distributes after distributing the available cash from operating surplus. Historically, Suburban has not made any distributions of available cash from capital surplus and does not expect to do so in the foreseeable future.

Available cash from operating surplus with respect to any quarter is distributed by the Operating Partnership 98.9899% to Suburban and 1.0101% to the General Partner in respect of its general partner interest. Available cash from operating surplus with respect to any quarter is then distributed by Suburban as follows:

•	With regard to the first $0.55 per Common Unit of quarterly distributions paid, approximately 99.26% is distributed to the Unitholders, pro rata, and approximately 0.74% is distributed to the General Partner; and

•	With regard to the balance of quarterly distributions in excess of $0.55 per Common Unit, approximately 86.8673% is distributed to the Unitholders and the General Partner in respect of its general partner interest in Suburban, pro rata as provided in the bullet above, and approximately 13.1327% is distributed to the General Partner in respect of its Incentive Distribution Rights.

The distributions discussed in the first bullet above will be proportionately adjusted in the event of any combination or subdivision of Common Units. In addition, if a distribution is made of available cash constituting cash from interim capital transactions, the distributions will also be adjusted proportionately downward to equal the product resulting from multiplying each of them by a fraction, of which the numerator shall be the unrecovered capital immediately after giving effect to such distribution and the denominator shall be the unrecovered capital immediately before such distribution. For these purposes, ‘‘unrecovered capital’’ means the amount by which $20.50 exceeds the aggregate per Common Unit distributions of cash from interim capital transactions on the Common Units. If and when the unrecovered capital is zero, the distributions each will have been reduced to zero.

The distributions may also be adjusted if legislation is enacted that causes Suburban to become taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes. In that event, the target distributions for each quarter after this event would be reduced to an amount equal to the product of each of the target distributions multiplied by one minus the sum of:

•	the maximum marginal federal corporate income tax rate, plus

•	the effective overall state and local income tax rate applicable to Suburban for the taxable year in which the quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local taxes).

The General Partner currently owns all of the Incentive Distribution Rights, but has the right to transfer them freely, subject to reasonable restrictions that may be adopted by the Board of Supervisors which do not materially adversely affect the General Partner. Incentive Distribution Rights are non-voting limited partner interests that confer upon the holder the right to receive certain cash distributions as described above. The Board of Supervisors, with the approval of a majority of the Elected Supervisors, has the option, which became exercisable in May 2004, to cause all the Incentive Distribution Rights to be converted into a number of Common Units having a value equal to the fair market value of the Incentive Distribution Rights. Upon the closing of the Exchange, no Incentive Distribution Rights will remain outstanding and no provision for future Incentive Distribution Rights will be contained in the Restated Partnership Agreement.

Transfer Restrictions

Common Units are securities and are transferable according to the laws governing transfer of securities. Until a Common Unit has been transferred on Suburban’s books, Suburban will treat the record holder as the absolute owner for all purposes. Transfers of Common Units will not be recorded by the transfer agent or recognized by Suburban until the transferee executes and delivers a transfer application. A purchaser or transferee of Common Units who does not execute and deliver a transfer application will not receive cash distributions, unless the Common Units are held in nominee or ‘‘street’’ name and the nominee or broker has executed and delivered a transfer application with respect to the Common Units, and may not receive federal income tax information and reports furnished to record holders of Common Units. The Board of Supervisors has the discretion to withhold its consent to accepting any such purchaser or transferee of Common Units as a substitute limited partner. If the consent is withheld, the purchaser or transferee of the Common Units will be an assignee and will have an interest equivalent to that of a limited partner with respect to allocations and distributions, including liquidation distributions. In addition, the General Partner will vote such Common Units at the direction of the assignee who is the record holder of the Common Units.

Transfer Agent and Registrar

Our transfer agent and registrar for the Common Units is Computershare Trust Company, N.A. Its address is P.O. Box 43069, Providence, Rhode Island 02940-3069 and its telephone number is 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Effect of the Exchange

If the Exchange is approved, the General Partner’s Incentive Distribution Rights and the economic interests included in the MLP GP Interest and the OLP GP Interest will be terminated and all future distributions will be made solely to the holders of Common Units. Accordingly, the Restated Partnership Agreement will not continue the distinctions between operating surplus and capital surplus that are made under the Existing Partnership Agreement.

Recommendation of the Board of Supervisors

The affirmative vote of the holders of a majority of the issued and outstanding Common Units as well as approval by the holders of a majority of the issued and outstanding Common Units other than the Common Units held by the General Partner Members, is required for the approval of this proposal. The Board of Supervisors has unanimously approved the Exchange and recommends a vote FOR the Exchange under the terms described herein.

It is important to note that neither the Exchange Proposal (this Proposal No. 2) nor the Exchange-Related Amendment Proposal (Proposal No. 3 below) will be effective unless BOTH proposals are approved by the Unitholders. The approval of Proposal Nos. 4 and 5 is NOT required for the effectiveness of Proposal Nos. 2 and 3.

PROPOSAL NO. 3

EXCHANGE-RELATED AMENDMENTS TO THE EXISTING PARTNERSHIP
AGREEMENT

In order to effect and reflect the Exchange, the Board of Supervisors is recommending the approval of the Exchange-Related Amendments to the Partnership Agreement as contemplated in this Proposal No. 3. This proposal also includes certain corporate governance amendments to the Existing Partnership Agreement. Proposal No. 3 must be adopted in order for the Exchange to be effective.

Description of Exchange-Related Amendments to the Existing Partnership Agreement

The following summary of the Exchange-Related Amendments is qualified in its entirety by the form of Restated Partnership Agreement, which is attached hereto as Appendix D and which we encourage you to read.

Outstanding General Partner Unit; Ownership of Common Units

If the Exchange is approved by the Unitholders, it will make necessary several amendments to the Existing Partnership Agreement relating to the MLP GP Interest to give effect and reflect the Exchange.

If the Exchange Proposal and the Exchange-Related Amendment Proposal are both approved by the Unitholders at the Meeting, then the General Partner shall thereafter own 1 General Partner Unit representing 100% of the MLP GP Interest held by the General Partner, and the economic value of the MLP GP Interest shall be reduced to zero and all references to the Incentive Distribution Rights shall be deleted. Accordingly, all future distributions shall be made solely to the holders of Common Units. The General Partner shall continue to own 784 Common Units in its capacity as a limited partner of Suburban after it distributes the balance of the Common Units it receives in the Exchange to the General Partner Members. The General Partner shall not be required, nor permitted, to make any additional capital contributions to Suburban with respect to its MLP GP Interest, and it may not transfer the retained Common Units nor acquire any additional Common Units.

Transfer of a General Partner’s Partnership Interest

Any transfer of the MLP GP Interest shall be subject to the prior approval of the Board of Supervisors, except for a transfer by the General Partner of all of its MLP GP Interest to an affiliate of the General Partner.

Additionally, the Board of Supervisors may, at any time, and for any reason, require the General Partner to transfer its MLP GP Interest in Suburban or its Common Units to a designee of the Board of Supervisors. The consideration for the transfer of the MLP GP Interest shall be nominal. The consideration for the transfer of Common Units by the General Partner shall be the current market price of such Common Units. The Board of Supervisors may also, at any time and for any reason, require any or all of the members of the General Partner to transfer their limited liability company interests in the General Partner, to a designee of the Board of Supervisors. The consideration for the transfer of limited liability company interests by the members of the General Partner shall be the product of (i) the member’s percentage interest in the General Partner multiplied by the number of Common Units owned by the General Partner and (ii) the current market price of the Common Units.

If any such transfer is pursuant to or in connection with a merger or other transaction to which Suburban is a party, then the consideration for the Common Units owned by the General Partner shall be the consideration being paid on account of the Common Units in connection with the merger or such other transaction. Such consideration shall be paid in the form of cash or, at the option of the Board of Supervisors, in the form of consideration paid in the merger or other transaction.

Elimination of Certain Rights of the General Partner

The General Partner has the right to purchase Common Units or other equity securities whenever, and on the same terms that, we issue securities or rights to persons other than the General Partner and its affiliates, to the extent necessary to maintain the percentage interest of the General Partner and its affiliates that existed immediately prior to each issuance. If Proposal No. 3 is approved, this right will be eliminated.

If at any time less than 20% of the outstanding Common Units of any class are held by persons other than the General Partner and its affiliates, the General Partner has the right to acquire all, but not less than all, of those Common Units at a price no less than their then current market price. As a consequence, a Unitholder may be required to sell his Common Units at an undesirable time or price. The General Partner may assign this purchase right to any of its affiliates or to Suburban. If Proposal No. 3 is approved, this right will be eliminated.

Board of Supervisors

Section 1.1 of the Existing Partnership Agreement sets the number of members of the Board of Supervisors at five, of which two are appointed by the General Partner and three are elected by the Unitholders. The Restated Partnership Agreement provides for a maximum number of Supervisors of eleven and a minimum number of five, as determined from time to time by the Board of Supervisors. Such number shall be set at five unless changed by the Board of Supervisors. If the size of the Board is increased between meetings of Unitholders, the new Supervisor(s) shall be selected by a majority of the members of the Board then serving and shall hold office until the next meeting. Each of the Supervisors shall be elected by the holders of the Common Units at each meeting. The General Partner shall no longer appoint any Supervisors. The Board of Supervisors shall nominate individuals to stand for election as Supervisors at each meeting, who shall be elected by a plurality of the votes cast. Unitholders will continue to have Tri-Annual Meetings, and all Supervisors will be elected at each Tri-Annual Meeting to hold office until the next Tri-Annual Meeting.

Audit Committee

Section 1.1 of the Existing Partnership Agreement provides that the number of members of the Audit Committee of Suburban shall be a minimum of two. This provision is being amended to increase the size of the Audit Committee to a minimum of three, each of whom shall also be a member of the Board of Supervisors and shall satisfy the independence requirements of the New York Stock Exchange Corporate Governance Rules and Rule 10A-3 of the Exchange Act. The audit committee currently has three members, as required by these rules.

Officers

Section 7.8 of the Existing Partnership Agreement confers authority on the Board of Supervisors to appoint additional officers for Suburban, as may from time to time appear to be necessary or advisable in the discretion of the Board of Supervisors. In order to conform to the current management structure of Suburban, the Restated Partnership Agreement includes the following additional officer: Chief Executive Officer.

Description of Amendments to Related Agreements

In connection with the Exchange, the agreements governing the Operating Partnership and the General Partner will be amended. Unitholders are not being asked to approve these amendments.

The Existing OLP Partnership Agreement

On July 27, 2006, upon the recommendation of the Audit Committee, the Board of Supervisors approved both an amendment (the ‘‘OLP Amendment’’) to the Existing OLP Partnership Agreement and the Third Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P. (the ‘‘Restated OLP Agreement’’), which amends and restates the Existing OLP Partnership Agreement. The OLP Amendment and the Restated OLP Agreement will take effect at the closing under the Exchange Agreement.

The OLP Amendment will change the structure of the ownership of the Operating Partnership through the following steps: (i) Suburban will make a capital contribution of, and assign, a 0.05% limited partner interest in the Operating Partnership to New LLC, a new Delaware limited liability company owned 50% by Suburban and 50% by New Corp., a new wholly-owned Delaware corporate subsidiary of Suburban, and a 0.05% limited partner interest in the Operating Partnership to New Corp.; (ii) New Corp. will make a capital contribution of, and assign, a 0.05% limited partner interest in the Operating Partnership to New LLC; and (iii) the General Partner will assign to Suburban the entire economic interest in the Operating Partnership included in the OLP GP Interest, which upon such assignment will be converted into a limited partner interest in the Operating Partnership. As a result, New LLC will become a limited partner of the Operating Partnership having a 0.1% limited partner interest in the Operating Partnership, the General Partner will continue to be the general partner of the Operating Partnership, but its general partner interest in the Operating Partnership will have no economic value, and Suburban will hold a 99.9% limited partner interest in the Operating Partnership.

The Restated OLP Agreement is intended to conform the Existing OLP Partnership Agreement to the Restated Partnership Agreement described above, and amends the Existing OLP Partnership Agreement as follows:

(a)	Conforms certain definitions, including ‘‘Board of Supervisors’’ and ‘‘Officers,’’ to those in the Restated Partnership Agreement. The Board of Supervisors of Suburban shall continue to also serve as the Board of Supervisors of the Operating Partnership.

(b)	Conforms the provisions in the Existing OLP Partnership Agreement with the Restated Partnership Agreement with respect to transfers of the OLP GP Interest.

The Operating Agreement of the General Partner

At the closing of the Exchange, the Operating Agreement of the General Partner will be amended and restated as a single member limited liability company operating agreement. Mark A. Alexander, Chief Executive Officer of Suburban, will remain as the sole member of the General Partner, which will hold 784 Common Units following the Distribution.

Reasons for the Proposed Amendments

See ‘‘PROPOSAL NO. 2 – THE EXCHANGE’’ for a description of the reasons for the Exchange. With respect to the Exchange-Related Amendments that will expand the potential size of the Board and provide for the election of all Supervisors, the Board of Supervisors believes that election of Supervisors is the primary avenue for Unitholders to influence corporate governance policies, which will maximize accountability to the Unitholders. The flexibility to increase the number of members of the Board of Supervisors will permit Suburban to benefit from the experience and insight of a greater number of individuals, which would complement that of the current Board members.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of the holders of a majority of the issued and outstanding Common Units as well as approval by the holders of a majority of the issued and outstanding Common Units other than the Common Units held by the General Partner Members, is required for the approval of this proposal. The Board of Supervisors has unanimously approved the Restated Partnership Agreement, in the form attached hereto as Appendix D, and recommends approval of the Restated Partnership Agreement by voting FOR this proposal.

It is important to note that neither the Exchange Proposal (Proposal No. 2) nor the Exchange-Related Amendment Proposal (this Proposal No. 3) will be effective unless BOTH proposals are approved by the Unitholders. The approval of Proposal Nos. 4 and 5 is NOT required for the effectiveness of Proposal Nos. 2 and 3.

PROPOSAL NO. 4

RESTRICTIONS ON BUSINESS COMBINATIONS WITH INTERESTED
UNITHOLDERS

Description of the Proposed Amendment

Interested Unitholder Transactions

The Restated Partnership Agreement includes a provision based on Section 203 of the Delaware General Corporation Law, which may have an anti-takeover effect with respect to transactions the Board of Supervisors does not approve in advance. The provision generally prohibits Suburban from engaging in a business combination with an interested Unitholder for a period of three years following the date the person became an interested Unitholder, unless:

•	the Board of Supervisors approved the transaction which resulted in the Unitholder becoming an interested Unitholder;

•	the Unitholder owned at least 85% of the Common Units outstanding at the time of such transaction, excluding for purposes of determining the number of Common Units outstanding, Common Units owned by persons who are Supervisors and also officers; or

•	the business combination is approved by the Board of Supervisors and authorized at an annual or special meeting of Unitholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding Common Units that are not owned by the interested Unitholder.

A ‘‘business combination’’ is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested Unitholder. An ‘‘interested Unitholder’’ is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested Unitholder status, owned 15% or more of the Common Units.

Amendments to, or actions to repeal or adopt provisions inconsistent with the purpose or intent of, the provisions of the Restated Partnership Agreement relating to business combinations with interested Unitholders, and any definitions to the extent used in such provisions, shall require the approval of the holders of at least 66 2/3% of the outstanding Common Units.

Removal of Restrictions on Voting by Holders of More Than 20% of Outstanding Common Units

Under the Existing Partnership Agreement, if, at any time, any person or group beneficially owns more than 20% of the total Common Units outstanding, any Common Units owned by that person or group in excess of 20% may not be voted on the election or removal of Supervisors. If Proposal No. 4 is approved, this provision will be eliminated.

Reasons for the Proposed Amendment

The Board of Supervisors believes that the restriction on business combinations with interested Unitholders discussed above may encourage a person seeking control of Suburban to initiate arm’s-length discussions with management and the Board of Supervisors, who may be in a position to negotiate a higher price on more favorable terms to Unitholders or to seek to prevent a takeover that the Board of Supervisors believes is not in the best interests of Unitholders.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of the holders of a majority of the issued and outstanding Common Units as well as approval by the holders of a majority of the issued and outstanding Common Units other than the Common Units held by the General Partner Members, is required for the approval of this proposal. The Board of Supervisors has unanimously approved the Restated Partnership Agreement, in the form attached hereto as Appendix D, and recommends approval of the Restated Partnership Agreement by voting FOR this proposal.

PROPOSAL NO. 5

SUPERMAJORITY VOTE FOR CHANGE TO PROCEDURE TO NOMINATE
SUPERVISORS

Description of the Proposed Amendment

For a discussion of advance notice procedures currently required by the Existing Partnership Agreement for a Unitholder to nominate a Supervisor to stand for election, see ‘‘PARTNERSHIP GOVERNANCE – Supervisor Nominations and Criteria for Board Membership – Unitholder Nominations’’ above. Such procedures may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of Supervisors or otherwise attempting to obtain control of Suburban.

Under the proposed amendment, amendments to, or actions to repeal or adopt provisions inconsistent with the purpose or intent of, the provisions of the Restated Partnership Agreement relating to nomination of Supervisors by Unitholders and any definitions to the extent used in such provisions, shall require the approval of the holders of at least 66 2/3% of the outstanding Common Units.

Reasons for the Proposed Amendment

The Board of Supervisors believes that the supermajority vote provision, together with the advance notice procedures, discussed above may encourage a person seeking control of Suburban to initiate arm’s-length discussions with management and the Board of Supervisors, who may be in a position to negotiate a higher price on more favorable terms to Unitholders or to seek to prevent a takeover that the Board of Supervisors believes is not in the best interests of Unitholders.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of the holders of a majority of the issued and outstanding Common Units as well as approval by the holders of a majority of the issued and outstanding Common Units other than the Common Units held by the General Partner Members is required for the approval of this proposal. The Board of Supervisors has unanimously approved the Restated Partnership Agreement and recommends approval of the Restated Partnership Agreement by voting FOR this proposal.

PROPOSAL NO. 6

APPROVAL OF THE RESTATED UNIT PLAN

The following is a summary of the Suburban Propane Partners, L.P. 2000 Restricted Unit Plan, effective as of November 1, 2000 (the ‘‘Existing Unit Plan’’), as well as the proposed amendments to the Existing Unit Plan, as reflected in the form of Amended and Restated Restricted Unit Plan (the ‘‘Restated Unit Plan’’), which is attached hereto as Appendix E. The Board of Supervisors has unanimously approved the Restated Unit Plan and recommends that Unitholders vote FOR the Restated Unit Plan. If approval of the Restated Unit Plan does not receive the requisite vote of Unitholders, the Existing Unit Plan will remain in effect.

Please carefully review the summary of, and proposed amendments to, the Plan so that you understand the key terms of the Plan, including the restrictions that apply to awards granted pursuant to the Plan and the resulting Common Units.

The summaries of the Plan and proposed amendments thereto are qualified in their entirety by the form of Amended and Restated Restricted Unit Plan, which is attached hereto as Appendix E, and which we encourage you to read.

Summary of the Existing Unit Plan

General Plan Provisions

Purpose of the Existing Unit Plan.     The purpose of the Existing Unit Plan is to strengthen Suburban by providing an incentive to certain selected employees and Elected Supervisors of Suburban and its affiliates to devote their abilities and industry to the success of Suburban’s business enterprise in such a manner as to maximize Suburban’s value.

Administration of the Existing Unit Plan.    The Existing Unit Plan is generally administered by our Compensation Committee, which currently consists of our three Elected Supervisors, none of whom is an officer or employee of Suburban. The Compensation Committee has the authority and responsibility to:

•	select award recipients;

•	set the terms and conditions of awards;

•	interpret the terms and the intent of the Existing Unit Plan and any award agreement or other agreement or document ancillary to or in connection with the Existing Unit Plan;

•	adjust awards to reflect certain changes in the Common Units, such as a change in capitalization; and

•	adopt such rules, forms, instruments, and guidelines for administering the Existing Unit Plan as the Compensation Committee deems necessary or proper and amend, suspend and terminate awards, subject to the terms of the Existing Unit Plan.

The determinations and interpretations of the Compensation Committee are final and binding upon Plan participants, Suburban and all other interested individuals. The Compensation Committee may delegate to one or more of its members, to one or more officers of Suburban or its affiliates, or to one or more agents or advisors such administrative duties or powers it may deem advisable.

Eligibility to Participate in the Existing Unit Plan.    Any employee or Elected Supervisor of Suburban is eligible to be designated a participant. As of June 24, 2006, the end of our third fiscal quarter of 2006, our three Elected Supervisors and all of our employees were eligible to participate in the Existing Unit Plan, and our three Elected Supervisors as well as 79 employees had unvested restricted unit awards under the Existing Unit Plan. An individual becomes a ‘‘participant’’ upon the grant of an award. All awards are evidenced by a written award agreement entered into by Suburban and the participant setting forth the terms and provisions applicable to an award granted under the Existing Unit Plan.

Term of the Existing Unit Plan.    Unless terminated earlier, the Existing Unit Plan will be effective for 10 years following the orginal effective date, or until November 1, 2010. Upon expiration of the term of the Existing Unit Plan, no additional awards may be granted. Previously granted awards will remain outstanding in accordance with their terms and conditions.

Amendment of the Existing Unit Plan.    Under the terms of the Existing Unit Plan, the Existing Unit Plan may be modified, amended, suspended or terminated prior to the expiration of its term by the Board of Supervisors at any time, subject to certain limitations, and awards granted under the Existing Unit Plan may be modified, amended, suspended or terminated by the Compensation Committee at any time. However, no such action may, without an award holder’s written consent, adversely affect in any material way any previously granted award. However, no amendment of the Existing Unit Plan that would require Unitholder approval under applicable law may become effective without such Unitholder approval.

Restricted Unit Awards

Description of Restricted Unit Awards.    The Existing Unit Plan provides for the grant of restricted units of Suburban. No Common Units are actually issued on the grant of a restricted unit award; rather, a restricted unit award is the right to receive a specified number of Common Units upon vesting. The number of Common Units credited is recorded in a bookkeeping account.

Common Units Authorized Under the Existing Unit Plan.    Subject to adjustment and the Common Unit counting rules under the Existing Unit Plan, the total number of Common Units that may be granted under the Existing Unit Plan is 487,805 of which, as of June 24, 2006, 68,100 were issued and currently outstanding and 341,911 were subject to outstanding awards. Therefore, 77,794 Common Units are available for grant under the Existing Unit Plan.

Vesting of Restricted Unit Awards.    To be eligible to receive the benefit of a restricted unit award, a participant must remain in the service of Suburban (or its affiliates) throughout the vesting period. Vesting occurs upon continuation of service for a period of time, as specified in the award agreement. Unless otherwise set forth in the award agreement, restricted unit awards shall vest and become non-forfeitable at a rate of 25% on the third anniversary of the date of the applicable award, an additional 25% on the fourth anniversary, and a final 50% on the fifth anniversary of the date of the applicable award, provided that the participant is employed on such date.

Unless the Compensation Committee provides otherwise in the applicable award agreement or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which the Common Units are listed, in the event of a ‘‘change of control’’ of Suburban (as defined in the Plan), the Existing Unit Plan provides that awards will fully vest upon the consummation of the change of control and will be distributed or paid to the participant.

Vesting Example.    100 restricted units are granted on May 1, 2006 with the following vesting schedule:

% of Grant Vested	Vesting Date
25%	May 1, 2009
50%	May 1, 2010
100%	May 1, 2011

On May 1, 2009, 25 of the original Common Units are no longer ‘‘restricted’’ and will be distributed to the participant. On May 1, 2010, an additional 25 Common Units are no longer ‘‘restricted’’ and will be distributed to the participant. And on May 1, 2011, the remaining 50 Common Units are no longer ‘‘restricted’’ and will be distributed to the participant.

Rights of Common Units.    Participants will not have the rights of a Unitholder, including the right to vote the units or to receive distributions, until the Common Units have vested and a certificate representing the Common Units is issued. When restrictions on the restricted unit award lapse (i.e., the award vests), the participant becomes the owner of unrestricted Common Units and Suburban will deliver a certificate to the participant representing the number of vested Common Units.

Termination of Service Before Vesting.    Unless the award agreement provides otherwise, upon termination of the participant’s service with Suburban and its affiliates, the participant will forfeit the unvested portion of his restricted unit award, except (i) in the event that service is terminated without cause (as defined in the Plan) or the participant terminates service for good reason (as defined in the Plan) within six months prior to a change of control (as defined in the Plan), the unvested portion of the award will not be forfeited and it will vest upon the change of control (subject to any legal restrictions on such vesting) and (ii) if service is terminated on account of disability, any award that has been held for at least one year will vest upon the date of the participant’s disability.

Sale of Common Units Acquired Under the Plan.    Subject to the limitations in the federal securities laws, a participant may generally sell vested Common Units acquired under the Plan upon vesting at any time after vesting without restriction.

U.S. Federal Income Tax Consequences

The following is a general description of the United States federal income tax consequences applicable to a participant’s restricted unit award under the Plan as applicable under the federal tax code currently in effect. Federal tax treatment may change should the tax code be amended. State, local and foreign tax treatment, which is not discussed below, may vary from such federal income tax treatment. Please note that this summary is general in nature, that it may not apply to a participant’s particular situation, and that Suburban is not in a position to assure a participant of any particular tax result.

Federal Income Tax Liability.    Although participants will not recognize income on the date of a grant under the Plan, they will recognize income equal to the average of the high and low trading prices of Suburban’s Common Units on the vesting date. Upon issuance of vested Common Units to the participants, the earnings attributable to Suburban passes through to its partners. After vesting, the participant’s share of Suburban’s taxable income or loss will be provided to the participant on an IRS Schedule K-1 (Partner’s Share of Income, Deductions, Credits, etc.).

Basis in Suburban.    A participant’s original basis in the Common Units is the average of the high and low trading prices of Suburban’s Common Units on the vesting date. If the participant continues to hold the units, this original basis will be adjusted as follows:

•	increased by the participant’s distributive share of partnership taxable income;

•	decreased by the participant’s distributive share of partnership losses; and

•	decreased by cash distributions (cash distributions from a partnership are characterized as a return of capital).

Sale of Common Units.    The total gain or loss is calculated as the difference between the participant’s sales proceeds and the participant’s adjusted basis in the Common Units. Due to depreciation recapture provisions, all or a portion of any realized gains may be characterized as ordinary income. Suburban will provide the participant with a sales schedule with its K-1 to assist in characterizing the participant’s gain properly.

Miscellaneous Provisions

Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’).    The Existing Unit Plan is not subject to ERISA.

Assignment or Transfer of Awards Under the Plan.    Restricted unit awards are not transferable until the award is vested and the certificate representing the vested Common Units has been issued to the participant.

No Right to Remain in the Service of Suburban.    Nothing in the Existing Unit Plan or in any award agreement under the Existing Unit Plan is intended to provide any person with the right to remain in the service of Suburban or any of its affiliates for any specific period. Both the participant and Suburban (and if applicable its affiliates) will each have the right to terminate the participant’s service at any time and for any reason, with or without cause.

Events or Transactions that Affect the Common Units of Suburban.    Upon the occurrence of any event or transaction (including, but not limited to, a change in the capitalization of Suburban) such as a merger, consolidation, reorganization, recapitalization, separation, cash dividend, unit split, reverse unit split, split up, spin-off, combination or exchange of units, property dividend, or other like change in capital structure or any similar event or transaction, the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights under the Existing Unit Plan, shall determine whether and the extent to which it should substitute or adjust, as applicable:

•	the number of Common Units that may be issued under the Existing Unit Plan;

•	the number of Common Units subject to outstanding awards; and

•	other value determinations applicable to outstanding awards.

Awards Granted Under the Existing Unit Plan During the Last Fiscal Year

The following table represents awards granted under the Existing Unit Plan to each of the following individuals and/or groups during our last completed fiscal year, which ended September 24, 2005: our named executive officers; all current executive officers as a group; all current Supervisors who are not executive officers as a group; and all employees, including all current officers who are not executive officers, as a group. The dollar value of the awards is based on the closing market price of the Common Units on the date of grant (November 1, 2004), which was $33.26. The actual value of any particular award may differ depending on the Common Unit price on the date the award vests.

Name and Principal Position	Dollar Value ($)	Number of Units
Mark A. Alexander	-0-	-0-
Chief Executive Officer
Michael J. Dunn, Jr.	-0-	-0-
President
Robert M. Plante	-0-	-0-
Vice President and Chief Financial Officer
Dennis W. Trautman	-0-	-0-
Chief Operating Officer
Jeffrey S. Jolly	-0-	-0-
Vice President and Chief Information Officer
Executive Officer Group	$116,410	3,500
Elected Supervisor Group	$848,130	25,500
Employee Group (Employees and Non-Executive Officers)	$2,194,794	65,989

Securities Authorized For Issuance Under the Existing Unit Plan

The following table sets forth certain information, as of September 24, 2005 and as of June 24, 2006, with respect to the Existing Unit Plan, under which restricted units of Suburban, as described above, are authorized for issuance.

Plan Category	Number of Common Units to be issued upon vesting of restricted units (a)				Weighted-average grant date fair value per restricted unit (b)		Number of restricted units remaining available for future issuance under the Existing Unit Plan (excluding securities reflected in column (a)) (c)
	Sept. 24, 2005		June 24, 2006		Sept. 24, 2005	June 24, 2006	Sept. 24, 2005	June 24, 2006
Equity compensation plans approved by security holders	—		—		—	—	—	—
Equity compensation plans not approved by security holders (1)	273,778	(2)	341,911	(2)	$29.17	$28.84	181,130	77,794
Total	273,778		341,911		$29.17	$28.84	181,130	77,794

(1)	Relates to the Existing Unit Plan.

(2)	Represents number of restricted units that, as of September 24, 2005 and June 24, 2006, respectively, had been granted under the Existing Unit Plan but had not yet vested.

Proposed Amendments to the Existing Unit Plan

Summary of the Proposed Amendments

On July 27, 2006, the Board of Supervisors adopted the Restated Unit Plan, subject to the approval of the Unitholders, to increase the number of units that may be issued under the Existing Unit Plan. The Existing Unit Plan authorizes 487,805 Common Units for issuance as restricted unit awards, out of which, as of June 24, 2006, 68,100 were issued and outstanding Common Units and 341,911 were subject to unvested restricted unit awards. The Restated Unit Plan would increase the number of Common Units authorized for issuance under the Plan by 230,000 for a total of 717,805. As of June 24, 2006, approximately 77,794 Common Units remained available for grants under the Existing Unit Plan. If approved, the total number of Common Units available for issuance under the Restated Unit Plan would be approximately 307,794, which should allow Suburban, for a period of approximately three years based on current business plans, to be able to continue to grant awards to employees and Elected Supervisors at levels determined appropriate by the Compensation Committee.

The amendments also include changes to the Existing Unit Plan to conform certain sections of the Existing Unit Plan, to clarify that Elected Supervisors may receive grants under the Plan, to correct the description of the Compensation Committee to reflect the requirement in its charter that the Compensation Committee contain at least three (not two) individuals and to delete provisions that are no longer applicable.

On August 15, 2006, the Board of Supervisors adopted, subject to the approval of the Unitholders, an additional amendment to the Existing Unit Plan providing for full vesting of unvested restricted units which were awarded to the participant more than six (6) months prior to the participant’s termination of service due to retirement, as defined in the Restated Unit Plan.

Reasons for the Proposed Amendments

The Board of Supervisors believes that the adoption of the Restated Unit Plan would, among other things, enhance Suburban’s long-term value by offering additional opportunities to Suburban’s employees, including our executive officers, and Elected Supervisors to acquire a proprietary interest in Suburban and to link their interests and efforts to the long-term interests of the Unitholders. The Board believes that existing restricted unit grants under the Plan have contributed substantially to the successful achievement of these objectives.

Vote Required and Recommendation of the Board of Supervisors

Under the rules of the NYSE, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, provided that the total votes cast on the proposal represent at least 50% of all Common Units entitled to vote thereon, is required to for the approval of this proposal. The Board of Supervisors has unanimously approved the Restated Unit Plan, in the form attached hereto as Appendix E, and recommends a vote FOR approval of the Restated Unit Plan.

PROPOSAL NO. 7

ADJOURNMENT OF THE TRI-ANNUAL MEETING

This Proposal, if adopted, will permit the Meeting to be adjourned, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Meeting to approve Proposal No. 2 – the Exchange or Proposal No. 3 – the Exchange – Related Amendments to the Existing Partnership Agreement, in which case additional proxies would also be solicited, if necessary, for Proposal Nos. 1 and 4-6.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of the votes cast by the Unitholders is required for the approval of this proposal. The Board of Supervisors unanimously recommends a vote FOR approval of this proposal.

ADDITIONAL INFORMATION FOR UNITHOLDERS

Suburban files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website located at http://www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC.

The SEC allows us to ‘‘incorporate by reference’’ certain information in other documents that we have filed with the SEC into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. For additional information relating to incorporation by reference, see ‘‘Available Information’’ below. The information which we incorporate by reference is as follows:

•	Financial Statements and Supplementary Data: Our financial statements as of September 24, 2005 and September 25, 2004, and for the three years ended September 24, 2005, are contained in our Annual Report on Form 10-K for the fiscal year ended September 24, 2005 (the ‘‘2005 Form 10-K’’) under the heading ‘‘Financial Statements and Supplementary Data,’’ and our financial statements for the periods ended December 24, 2005, March 25, 2006 and June 24, 2006 contained in our Quarterly Reports on Form 10-Q for the period ended December 24, 2005, March 25, 2006 and June 24, 2006 (the ‘‘2005 Form 10-Qs’’), respectively, under the heading ‘‘Financial Statements (Unaudited),’’ are incorporated by reference into this Proxy Statement.

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations: The management’s discussions and analyses of our financial condition and results of operations contained in our 2005 Form 10-K and our 2005 Form 10-Qs, in each case under the heading ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ are incorporated by reference into this Proxy Statement.

•	Quantitative and Qualitative Disclosures About Market Risk: The discussions of our market risk contained in our 2005 Form 10-K and our 2005 Form 10-Qs, in each case under the heading ‘‘Quantitative and Qualitative Disclosures About Market Risk,’’ are incorporated by reference into this Proxy Statement.

Available Information

Documents incorporated by reference in this Proxy Statement are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit in this Proxy Statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

Suburban Propane Partners, L.P.
Investor Relations
P.O. Box 206
Whippany, New Jersey 07981-0206
Telephone: (973) 887-5300

If you would like to request documents from us, please do so by October 3, 2006 in order to ensure timely receipt before the Meeting. You should be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

FIVE YEAR PERFORMANCE GRAPH*

The following graph compares the performance of our Common Units with the performance of the New York Stock Exchange Index (the ‘‘NYSE Market Index’’) and a peer group index for the period of the five fiscal years commencing October 1, 2000. The graph assumes that at the beginning of the period, $100 was invested in each of (1) our Common Units, (2) the NYSE Index, and (3) the peer group, and that all distributions or dividends were reinvested.

We do not believe that any published industry or line-of-business index accurately reflects our business. Accordingly, we have created a special peer group index consisting of three other propane-marketing companies whose common units are publicly traded on the NYSE. Our peer group index includes the common units of the following companies: Ferrellgas Partners, L.P., AmeriGas Partners, L.P. and Inergy, L.P. Since the date of our last proxy statement providing a performance graph, Heritage Propane Partners, L.P. and Star Gas Partners, L.P. have been removed from our peer group. In January 2004, Heritage Propane Partners, L.P. completed, through a series of transactions, a business combination with La Grange Energy, L.P., whose midstream natural gas business operations are conducted under the name Energy Transfer Company, which resulted in Heritage no longer being a business comparable to ours due to the lines of business in which it is now engaged. In December 2004, Star Gas Partners, L.P. sold its propane segment to Inergy Propane LLC, a subsidiary of Inergy, L.P.

*	The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Suburban incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

APPENDICES

Appendix A	–	Charter of the Audit Committee
Appendix B	–	Exchange Agreement
Appendix C	–	Opinion of Goldman, Sachs & Co.
Appendix D	–	Form of Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (marked to indicate the changes from the partnership agreement currently in effect)
Appendix E	–	Form of Amended and Restated Suburban Propane Partners, L.P. 2000 Restricted Unit Plan (marked to indicate the changes from the 2000 Restricted Unit Plan, currently in effect)

APPENDIX A

Revised and Re-adopted April 26, 2006

SUBURBAN PROPANE PARTNERS, L.P.

Charter of the Audit Committee

The management of Suburban Propane Partners L.P. (the ‘‘Partnership’’) is responsible for the preparation, integrity and objectivity of the Partnership’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. It is the responsibility of the independent registered public accountants to express an opinion as to whether the financial statements present fairly the financial position and results of operations and cash flows in conformity with generally accepted accounting principles based upon their audit and also to express the opinions required by Section 404 under the Sarbanes-Oxley Act of 2002. The Audit Committee is a standing committee of the Board of Supervisors (the ‘‘Board’’) and shall provide a direct and independent line of communication between the internal auditor, the independent registered public accountants, and the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities relating to (a) the integrity of the Partnership’s financial statements and internal controls over financial reporting; (b) the Partnership’s compliance with applicable laws, regulations, and the code of conduct; (c) independence and qualifications of the independent registered public accountants; and (d) the performance of the internal audit function and the independent registered public accountants. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Partnership and may retain outside counsel, auditors or other experts to assist it.

Membership

The Audit Committee shall be comprised of at least three outside members of the Board all of whom in the judgment of the Board meet the standards of independence and other qualifications established by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the ‘‘SEC’’) and the New York Stock Exchange (the ‘‘NYSE’’). All members of the Audit Committee must, in the judgment of the Board, be familiar with basic finance and accounting practices and be able to read and understand financial statements and be familiar with the Partnership’s financial statements. In addition, at least one member of the Audit Committee shall, in the judgment of the Board, have the necessary accounting or financial management expertise in accordance with the NYSE listing standards, and at least one member of the Audit Committee (who may be the same member) shall be considered an ‘‘Audit Committee Financial Expert’’ in accordance with the rules and regulations of the SEC.

Duties and Responsibilities

The following shall be the usual recurring activities of the Audit Committee in carrying out its oversight responsibility. These activities are set forth as a guide with the understanding that the Audit Committee may revise them (consistent with the requirements of the SEC and the NYSE listing standards) as particular circumstances warrant.

Specifically, the Audit Committee shall:

1.	Select, retain, evaluate, compensate, oversee, and terminate when appropriate, any independent registered public accountants employed by the Partnership (which accountants shall report directly to the Audit Committee) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services, in a manner that is consistent with the standards of independence and other qualifications established by the Sarbanes-Oxley Act, the SEC and the NYSE, and pre-approve the fees to be paid to the independent registered public accountants for all audit services.

2.	Pre-approve all audit services and permitted audit-related and non-audit services to be performed by the independent registered public accountants and establish policies and procedures for the engagement of the independent registered public accountants to provide permitted audit and non-audit services.

3.	At least annually, review and confirm the independence of the independent registered public accountants by obtaining written statements (as set forth in Independence Standards Board Standard No. 1) from the independent registered public accountants concerning any relationships between the independent registered public accountants and the Partnership or any other relationships, including the provision of non-audit services, that may adversely affect the independence of the auditors and assess the independence of the independent registered public accountants.

4.	At least annually, obtain and review a report by the independent registered public accountants describing: (a) the firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5.	Review and approve the appointment, annual compensation and replacement of the Partnership’s internal auditor.

6.	Review, at least annually, the scope and plan for the external audit and the scope and plan of the work to be done by the Internal Audit Department, as well as any changes in scope during the year.

7.	Receive periodic reports from the Chief Financial Officer or the Controller on accounting and reporting developments, particularly those for which there is a proposal for significant change to Partnership accounting policies or reporting.

8.	Discuss the Partnership’s earnings press releases prior to their release. Review Partnership policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

9.	Discuss the Partnership’s annual audited financial statements and quarterly financial statements with management and the independent registered public accountants prior to filing with the SEC, including:

•	The Partnership’s annual and quarterly financial statements and related footnotes and the independent registered public accountants’ report (as it relates to the annual financial statements), including disclosures under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations.’’

•	Any difficulties or disputes with management encountered by the independent registered public accountants during the course of the audit or interim reviews and any instances of second opinions sought by management.

•	Any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the SEC.

•	The critical accounting policies and estimates used in preparing the financial statements of the Partnership.

•	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

•	Other matters related to the conduct of the external audit, which are required to be communicated to the Audit Committee under Statement on Auditing Standards (SAS) No. 61 (Communications with Audit Committees) as in effect at that time in the case of the annual financial statements and SAS No. 90 (Audit Communications).

•	Other matters related to the Partnership’s interim financial results to be included in the quarterly reports to be filed with the SEC and the matters to be communicated under SAS No. 100 (Interim Financial Information) and SAS No. 90.

•	Requesting copies of any material written communication between management and the independent registered public accountants.

10.	Consider and review with management, the independent registered public accountants, and the internal auditor the adequacy and effectiveness of the Partnership’s system of internal controls over financial reporting, disclosure controls and procedures, and the safeguarding of assets. Discuss with the independent registered public accountants any significant matters regarding internal controls over financial reporting that have come to the attention of the independent registered public accountants during the conduct of their audit.

11.	Be responsible for the resolution of disagreements between management and the independent registered public accountants regarding financial reporting.

12.	Review the significant findings of the independent registered public accountants and the internal auditor, including procedures for implementing accepted recommendations made by the independent registered public accountants and any significant matters contained in reports from the Internal Audit Department.

13.	Regularly review with the independent registered public accountants any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the their activities or access to requested information and any significant disagreements with management, and management’s response.

14.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

15.	Discuss policies with respect to risk assessment and risk management; including the Partnership’s major financial risk exposure and the steps management has taken to monitor and mitigate such risks.

16.	Review and investigate any matters pertaining to the integrity of management, conflicts of interest, or adherence to standards of business conduct as required in the Partnership’s policies. Review and retain sole authority to approve any requests for waivers of compliance with the Partnership’s code of conduct by senior management.

17.	Obtain advice and assistance from the Partnership’s General Counsel and outside legal, accounting, and other advisors regarding compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Partnership.

18.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of the Audit Committee Charter to ensure that it meets all applicable legal and NYSE requirements, and recommend revisions, if necessary.

19.	Set clear hiring policies for employees or former employees of the independent registered public accountants.

20.	Report regularly to the Board regarding any issues that arise with respect to the Partnership’s financial statements or other financial information, compliance with applicable laws, regulations, and the code of conduct; independence and qualifications of the independent registered public accountants; and the performance of the independent registered public accountants and the internal auditor.

21.	Oversee the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Partnership’s Tri-Annual Proxy Statement.

Meetings

The Audit Committee shall convene at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall meet at least quarterly with the independent registered public accountants and the internal auditor in separate executive sessions to provide the opportunity for full and frank discussions without members of management present. The Audit Committee shall also meet separately, periodically, with members of management. Formal meeting minutes are to be maintained, distributed to the members, and filed with the Corporate Secretary. Along with the Committee members, employees of the Partnership are invited to participate in Committee meetings to the extent that they are being asked to discuss specific topics relevant to the interests of the Partnership. Meetings may be held telephonically. A majority of the members of the Audit Committee shall constitute a quorum sufficient for the taking of any action by the Audit Committee.

Funding

The Partnership shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of (a) compensation to the independent registered public accounting firm employed by the Partnership for the purpose of rendering or issuing an audit report or performing other audit, review or attest services; (b) compensation to any independent counsel and other advisors employed by the Audit Committee to carry out its duties; and (c) administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this ‘‘Agreement’’) is made and entered into as of July 27, 2006 by and among Suburban Propane Partners, L.P., a Delaware limited partnership (the ‘‘MLP’’), Suburban Propane, L.P., a Delaware limited partnership and the operating partnership of the MLP (the ‘‘OLP’’), and Suburban Energy Services Group LLC, a Delaware limited liability company (the ‘‘General Partner’’).

RECITALS

WHEREAS, the General Partner is the general partner of each of the MLP and the OLP and holds the following interests: the General Partner Interest (the ‘‘MLP GP Interest’’) and the Incentive Distribution Rights (each as defined in the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., dated as of May 26, 1999 (the ‘‘MLP Partnership Agreement’’)) in the MLP and the General Partner Interest (as defined in the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P., dated as of May 26, 1999 (the ‘‘OLP Partnership Agreement’’)) in the OLP (the ‘‘OLP GP Interest’’); and

WHEREAS, the General Partner wishes to exchange the Incentive Distribution Rights, the entire economic interest in the MLP included in the MLP GP Interest and the entire economic interest in the OLP included in the OLP GP Interest for Common Units (as defined in the MLP Partnership Agreement) of the MLP (‘‘Common Units’’), and the MLP wishes to issue Common Units to the General Partner in exchange for the Incentive Distribution Rights, the entire economic interest in the MLP included in the MLP GP Interest and the entire economic interest in the OLP included in the OLP GP Interest.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Exchange.    The General Partner hereby elects to exchange (the ‘‘Exchange’’) the Incentive Distribution Rights, in accordance with Section 5.8 of the MLP Partnership Agreement, the entire economic interest in the MLP included in the MLP GP Interest and the entire economic interest in the OLP included in the OLP GP Interest (collectively, the ‘‘Exchange Holdings’’) for an aggregate of two million, three hundred thousand (2,300,000) Common Units (the ‘‘Consideration Units’’), thereby reducing the economic interest in the MLP included in the MLP GP Interest to zero, and the economic interest in the OLP included in the OLP GP Interest to zero, as provided in the Third Amended and Restated Agreement of Limited Partnership of the MLP (the ‘‘Restated MLP Partnership Agreement’’) and the Third Amended and Restated Agreement of Limited Partnership of the OLP (the ‘‘Restated OLP Partnership Agreement’’), respectively, which are Exhibits A and B-2 hereto and will be entered into at the Closing (as defined herein). Without further action by the General Partner, as of the Closing, all of the General Partner’s right, title and interest in and to the Exchange Holdings will be hereby assigned, transferred and delivered to the MLP free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, ‘‘Liens’’), it being understood that, notwithstanding that the economic interest in the MLP included in the MLP GP Interest and the economic interest in the OLP included in the OLP GP Interest shall each be reduced to zero, the General Partner shall remain admitted to the MLP as the general partner of the MLP and shall remain admitted to the OLP as the general partner of the OLP.

2.    Issuance, Retention and Registration of the Consideration Units.

a.    As consideration for the Exchange Holdings, at the Closing, the MLP will issue the Consideration Units to, and registered in the name of, the General Partner. The General Partner hereby acknowledges and agrees that receipt of the Consideration Units shall constitute complete satisfaction of all obligations or any other sums due to the General Partner with respect to the

Exchange Holdings. Subject to the Distribution, Release and Lockup Agreement referred to below, the General Partner may distribute the Consideration Units to its members, including Suburban Energy Membership LLC (‘‘LLC 2’’), and LLC 2 may distribute its portion of the Consideration Units to its members, upon the effectiveness of the registration statement referred to below; provided, however, that the General Partner shall retain 784 of the Consideration Units, which will continue to be held in the name of the General Partner. All members of the General Partner and LLC 2 who are executive officers of the MLP or the OLP have executed that certain Distribution, Release and Lockup Agreement (the ‘‘Distribution Agreement’’) simultaneously with the execution and delivery hereof. If, for any reason, such agreement is not executed by all members of the General Partner by the Closing, as soon as practicable after the Closing, the General Partner agrees to effectuate the General Partner Merger as contemplated by such agreement.

b.    As soon as practicable but no later than five business days following the Closing, and subject to receipt of all required information from holders of Consideration Units, the MLP shall file with the Securities and Exchange Commission (the ‘‘SEC’’) a shelf registration statement (the ‘‘Registration Statement’’) to register the resale by members of the General Partner and/or LLC 2 of the Consideration Units. The MLP shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the second anniversary of the Closing (or such earlier date as all Common Units registered thereunder have been sold); provided, however, that the Board of Supervisors of the MLP shall have the right to suspend the rights of any member of the General Partner and/or LLC 2 to make sales pursuant to the Registration Statement upon the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, including as a result of a pending transaction, investigation or other event. As promptly as is reasonably practicable thereafter, but after such time period as the Audit Committee of the Board of Supervisors of the MLP determines in its good faith judgment is in the best interests of the MLP and its partners, the MLP shall prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of Common Units, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If, for any reason, the Registration Statement is suspended or ceases to be effective, the MLP shall give notice thereof to each person named as a selling unitholder in the Registration Statement.

c.    The MLP shall, to the fullest extent permitted by law, indemnify and hold harmless the members of the General Partner and LLC 2 (collectively, the ‘‘Indemnified Persons’’) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting from, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), or otherwise (‘‘Claims’’), based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus (if used prior to the effective date of such Registration Statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the MLP is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the MLP shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the MLP by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

3.    Cancellation of Incentive Distribution Rights and Economic Interest in the MLP Included in the MLP GP Interest.    Upon the Exchange, without further action by the MLP, (i) the Incentive

Distribution Rights shall be cancelled and have no further force or effect; and (ii) the economic interest in the MLP included in the MLP GP Interest shall be cancelled as provided in the Restated MLP Partnership Agreement.

4.    OLP GP Interest.    At the Closing and pursuant to an amendment to the OLP Partnership Agreement substantially in the form of Exhibit B-1 hereto to be entered into at the Closing by the General Partner, the MLP, a to be formed Delaware limited liability company and direct and indirect wholly-owned subsidiary of the MLP (‘‘New LLC’’) and a to be formed Delaware corporation and wholly-owned subsidiary of the MLP (‘‘New Corp.’’), the MLP shall make a capital contribution of, and assign, a 0.05% limited partner interest in the OLP to New LLC and a 0.05% limited partner interest in the OLP to New Corp., immediately following which New Corp. shall make a capital contribution of, and assign, a 0.05% limited partner interest in the OLP to New LLC. Simultaneously therewith, New LLC shall be admitted to the OLP as a limited partner with a 0.1% limited partner interest in the OLP, and the economic interest in the OLP included in the OLP GP Interest shall be assigned to the MLP and converted into a limited partner interest in the OLP, resulting in the MLP having a 99.9% limited partner interest in the OLP. The General Partner shall continue as the general partner of the OLP with a 0% general partner interest, and the business of the OLP shall continue without dissolution, with the General Partner continuing as the General Partner of the OLP and with the MLP and New LLC as the two limited partners thereof.

5.    Closing.    The closing of the transactions contemplated hereby (the ‘‘Closing’’) shall take place at the offices of Weil, Gotshal & Manges LLP at 10:00 a.m. on the second business day following satisfaction of the conditions set forth in Section 10 of this Agreement (or such other place, date and/or time as are agreed upon by the parties hereto).

6.    Change of Control.    If, prior to the Closing, a Change of Control (as defined herein) shall occur, (i) the parties hereto agree that the MLP GP Interest, the Incentive Distribution Rights and the OLP GP Interest shall be exchanged or otherwise treated in any such transaction as if the Exchange had been consummated and, as a result thereof, the General Partner owned two million, three hundred thousand (2,300,000) Common Units, and (ii) the General Partner agrees to participate in any Change of Control as directed by the Audit Committee of the Board of Supervisors of the MLP. For purposes of this Section 6, a ‘‘Change of Control’’ shall mean:

a.	an acquisition (other than directly from the MLP) of Common Units or voting equity interests of the MLP (‘‘Voting Securities’’) by any Person (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)), other than the MLP, the OLP, the General Partner and any of their affiliates, immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than twenty five percent (25%) of the combined voting power of the MLP’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a ‘‘Non-Control Acquisition’’ shall not constitute an acquisition which would cause a Change of Control. For purposes of this definition of Change of Control, a ‘‘Non-Control Acquisition’’ means an acquisition by (1) an employee benefit plan (or trust forming a part thereof) maintained by (A) the MLP or the OLP or any of its affiliates or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the MLP (for purposes of this definition, a ‘‘Subsidiary’’), (2) the MLP or its Subsidiaries, or (3) any Person in connection with a ‘‘Non-Control Transaction’’ (as hereinafter defined); or

b.	approval by the requisite percentage of the partners of the MLP of (A) a merger, consolidation or reorganization involving the MLP, unless (x) the holders of Voting Securities immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization (the ‘‘Surviving Entity’’) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and (y) no person or entity (other than the MLP, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the MLP, the OLP, the Surviving Entity or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of more than twenty five percent (25%) of the then outstanding Voting Securities), has beneficial ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding voting securities; (B) a complete liquidation or dissolution of the MLP; or (C) the sale or other disposition of 50% or more of the net assets of the MLP to any Person (other than a transfer to a Subsidiary). A transaction described in clause (x) or (y) above shall be referred to as a ‘‘Non-Control Transaction.’’

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the ‘‘Subject Person’’) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the MLP which, by reducing the number of Voting Securities outstanding, increases the proportional number of units Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the MLP, and after such acquisition by the MLP, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

7.    Representations and Warranties of the General Partner.    To induce the MLP to issue the Consideration Units in exchange for the Exchange Holdings as herein provided, the General Partner makes the following representations and warranties to the MLP and the OLP, each and all of which are true and correct as of the date of this Agreement and shall be true and correct as of the Closing and shall not survive the Closing:

a.    Title to Exchange Holdings.    The General Partner is the beneficial and record owner of the Exchange Holdings, and the Exchange Holdings are owned by the General Partner free and clear of all Liens. There is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by the General Partner of such Exchange Holdings except as set forth in the MLP Partnership Agreement or the Distribution Agreement. Upon transfer of the Exchange Holdings as contemplated hereunder, the MLP will acquire good title to such Exchange Holdings, free and clear of all Liens.

b.    Authority; Binding Effect.    The General Partner has full legal capacity and power, and has received the requisite approvals of its members and its Board of Managers, to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection with the Exchange and to consummate the transactions contemplated herein or therein. This Agreement is, and the other agreements and instruments executed or to be executed by the General Partner in connection with the Exchange and the other transactions contemplated hereby will each be, a valid and binding obligation of the General Partner enforceable against it in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

c.    No Violation.    None of the execution and delivery of this Agreement by the General Partner, the exchange by the General Partner of the Exchange Holdings pursuant to this Agreement or the execution and delivery by the General Partner of any other agreements or instruments to be executed by it in connection herewith will (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, lease or other instrument or obligation to which the General Partner or LLC 2 is a party, or (ii) violate any order, writ, injunction or decree applicable to the General Partner or any of the General Partner’s assets.

d.    Securities Act Exemption.    The General Partner acknowledges that the Consideration Units are being issued pursuant to an exemption from the Securities Act. The General Partner is an accredited investor, as defined in Regulation D under the Securities Act. It is acquiring the Consideration Units for its own account and without a view to the distribution thereof, except for the transfer of the Consideration Units to its members or by LLC 2 to its members as referred to in Section 2 hereof.

8.    Representations and Warranties of the MLP.    To induce the General Partner to deliver the Exchange Holdings in exchange for the Consideration Units as herein provided, the MLP makes the following representations and warranties to the General Partner and the OLP, each and all of which are true and correct as of the date of this Agreement and shall be true and correct as of the Closing and shall not survive the Closing:

a.    Authority; Binding Effect.    The MLP has full legal capacity and power, and has received the unanimous approval of its Board of Supervisors and its Audit Committee (which constitutes Special Approval), subject to the requisite approval of the holders of Common Units, to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection with the Exchange and to consummate the transactions contemplated herein or therein. This Agreement is, and the other agreements and instruments executed or to be executed by the MLP in connection with the Exchange will each be, a valid and binding obligation of the MLP enforceable against it in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

b.    No Violation.    None of the execution and delivery of this Agreement by the MLP and, subject to the satisfaction of the conditions in Sections 10(a)(i) and 10(a)(iii), the issuance of the Consideration Units by the MLP as contemplated herein, or the execution and delivery by the MLP of any other agreements or instruments to be executed by it in connection herewith will (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, lease or other instrument or obligation to which the MLP is a party, or (ii) violate any order, writ, injunction or decree applicable to the MLP or any of the MLP’s assets.

c.    Issuance of the Common Units.    The Consideration Units have been, subject to obtaining the Unitholder Approval referred to in Section 10(a)(i), duly authorized and, when issued upon the Exchange, will be validly issued and fully paid, and free and clear of all Liens.

d.    Capitalization.    There are 30,314,262 outstanding Common Units, and an additional 341,911 outstanding restricted Common Units, granted under the MLP’s 2000 Restricted Unit Plan, which shall become outstanding Common Units upon vesting.

9.    Representations and Warranties of the OLP.    To induce the General Partner and the MLP to exchange the Exchange Holdings for Common Units as herein provided, the OLP makes the following representations and warranties to the MLP and the General Partner, each and all of which are true and correct as of the date of this Agreement and shall be true and correct as of the Closing and shall not survive the Closing:

a.    Authority; Binding Effect.    The OLP has full legal capacity and power, and has received the unanimous approval of its Board of Supervisors and its Audit Committee (which constitutes Special Approval), to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection with the Exchange and to consummate the transactions contemplated herein or therein. This Agreement and the other agreements and instruments executed or to be executed by the OLP in connection with the Exchange will each be a valid and binding obligation of the OLP enforceable against it in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

b.    No Violation.    None of the execution and delivery of this Agreement by the OLP, or the execution and delivery by the OLP of any other agreements or instruments to be executed by it in connection herewith will (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, lease or other instrument or obligation to which the OLP is a party, or (ii) violate any order, writ, injunction or decree applicable to the OLP or any of the OLP’s assets.

10.   Conditions to Closing.

a.    The respective obligations of each of the MLP, the OLP and the General Partner to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions:

(i)    Unitholder Approval.    The MLP shall have received approval of this Agreement and the transactions contemplated hereby (including approval of the Restated MLP Partnership Agreement, other than those amendments relating to (x) restrictions on business combinations with interested unitholders and (y) requiring a 66 2/3% vote for changes to the procedures to nominate supervisors) by (A) the holders of a majority of the Outstanding (as defined in the MLP Partnership Agreement) Common Units and (B) the holders of a majority of the Outstanding (as defined in the MLP Partnership Agreement) Common Units other than the Common Units held by the General Partner or the members of the General Partner or LLC 2.

(ii)    Amendment of Agreements.    The MLP Partnership Agreement (other than as to the items referred to in the first parenthetical in clause (i) above), the OLP Partnership Agreement and the Operating Agreement of the General Partner (the ‘‘GP Agreement’’) shall have been restated and/or amended substantially in the forms attached as Exhibit A, Exhibit B-1, Exhibit B-2 and Exhibit C hereto.

(iii)    NYSE Approval.    The New York Stock Exchange shall have approved the supplemental listing application filed therewith in connection with the Consideration Units.

b.    The respective obligations of each of the MLP and the OLP to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, unless any such condition is waived by the Board of Supervisors of the MLP:

(i)    Representations and Warranties of the General Partner; Officer’s Certificate. The representations and warranties of the General Partner contained herein shall be true and correct in all material respects as of the date of the Closing as though made on and as of the date of the Closing, and the General Partner shall have furnished each of the MLP and OLP with a certificate to that effect, dated as of the date of the Closing and signed on its behalf by a duly authorized officer.

(ii)    No Material Adverse Effect. Since the date of this Agreement, there shall have been no material adverse effect on the business, assets, condition (financial or otherwise) or prospects of the MLP and its subsidiaries, taken as a whole.

c.    The obligations of the General Partner to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following condition:

(i)    Representations and Warranties of the MLP and the OLP; Officer’s Certificate. The representations and warranties of the MLP and the OLP contained herein shall be true and correct in all material respects as of the date of the Closing as though made on and as of the date of the Closing, and each of the MLP and the OLP shall have furnished the General Partner with a certificate, dated as of the date of the Closing and signed on its behalf by a duly authorized officer, to the effect that its respective representations and warranties are true and correct in all material respects as of the date of the Closing.

11.   Termination.

a.    This Agreement and the rights and obligations of the parties hereto shall automatically terminate and be of no further force and effect if this Agreement and the transactions contemplated hereby do not receive unitholder approval as contemplated in Section 10(a)(i) hereof.

b.    This Agreement may be terminated by the MLP or the General Partner if the Closing has not occurred by December 31, 2006.

12.   Miscellaneous.

a.    Amendments and Waivers.    Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the MLP, the OLP and the General Partner. Any action to be taken hereunder at the discretion of the MLP or the Board of Supervisors of the MLP shall be taken at the direction of the Audit Committee of the Board of Supervisors of the MLP.

b.    Further Assurances.    The parties hereto hereby agree to enter into the amendments to the agreements referred to in Section 10(a)(ii) hereof at the Closing. The General Partner further agrees it shall not sell, transfer or otherwise dispose of the Exchange Holdings (whether directly or indirectly, by merger, consolidation or otherwise) from and after the date hereof except in accordance with this Agreement. From time to time, as and when requested by the MLP or the OLP, the General Partner will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

c.    Entire Agreement.    This Agreement and the Exhibits hereto constitute the full and complete agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

d.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of (i) delivery thereof if by hand; (ii) receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested); (iii) the second business day after deposit if sent by a recognized overnight delivery service; or (iv) transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

If to the MLP:

Suburban Propane Partners, L.P.
240 Route 10 West
Whippany, New Jersey 07981
Attn: Paul Abel, General Counsel and Secretary
Facsimile No.: (973) 515-5982

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Ellen J. Odoner, Esq.
            Ted S. Waksman, Esq.
Facsimile No.: (212) 310-8007

If to the OLP:

Suburban Propane, L.P.
240 Route 10 West
Whippany, New Jersey 07981
Attn: Paul Abel, General Counsel and Secretary
Facsimile No.: (973) 515-5982

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Ellen J. Odoner, Esq.
Ted S. Waksman, Esq.
Facsimile No.: (212) 310-8007

If to the General Partner:

Suburban Energy Services Group LLC
240 Route 10 West
Whippany, New Jersey 07981
Attn: Mark A. Alexander
Facsimile No.: (973) 503-9995

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attention: Dennis J. Block, Esq.
Facsimile No.: (212) 504-6666

e.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules thereof.

f.    Assignment.    This Agreement shall be binding upon the MLP, the OLP and the General Partner and each of their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

g.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

h.    Headings.    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

i.    Severability.    In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

j.    Fees and Expenses.    All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Closing occurs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

SUBURBAN PROPANE PARTNERS, L.P.
By: /s/ MARK A. ALEXANDER Name: Mark A. Alexander Title: Chief Executive Officer
SUBURBAN PROPANE, L.P.
By: /s/ MARK A. ALEXANDER Name: Mark A. Alexander Title: Chief Executive Officer
SUBURBAN ENERGY SERVICES GROUP LLC
By: /s/ MARK A. ALEXANDER Name: Mark A. Alexander Title: Chairman

APPENDIX C

PERSONAL AND CONFIDENTIAL

July 27, 2006

Audit Committee of the Board of Supervisors
Suburban Propane Partners, L.P.
240 Route 10 West
Whippany, NJ 07981

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than such holders who also hold limited liability company interests in Suburban Energy Services Group LLC, a Delaware limited liability company (the ‘‘General Partner’’), or Suburban Energy Membership LLC) of common units (the ‘‘Common Units’’) of Suburban Propane Partners, L.P., a Delaware limited partnership (the ‘‘MLP’’), of the aggregate of 2,300,000 Common Units (the ‘‘Consideration’’) to be issued by the MLP to the General Partner in exchange for (a) all of the General Partner’s Incentive Distribution Rights in the MLP, in accordance with Section 5.8 of the MLP Partnership Agreement (as defined below), (b) the entire economic interest included in the General Partner Interest in the MLP (thereby reducing the economic interest in the MLP included in the General Partner Interest in the MLP to zero) and (c) the entire economic interest included in the General Partner Interest in Suburban Propane, L.P., a Delaware limited partnership and the operating partnership of the MLP (the ‘‘OLP’’) (thereby reducing the economic interest in the OLP included in the General Partner Interest in the OLP to zero), pursuant to the Exchange Agreement, dated as of July 27, 2006 (the ‘‘Agreement’’), among the MLP, the OLP and the General Partner. The Agreement also provides that upon consummation of the transactions contemplated by the Agreement (the ‘‘Transaction’’), (i) the Incentive Distribution Rights in the MLP will be cancelled and have no further force or effect, (ii) the economic interest in the MLP included in the General Partner Interest in the MLP will be cancelled and have no further force or effect, (iii) the economic interest in the OLP included in the General Partner Interest in the OLP will be assigned to the MLP and converted into a limited partner interest in the OLP, resulting in the MLP having a 99.9% limited partner interest in the OLP, (iv) a to be formed Delaware limited liability company and direct and indirect wholly-owned subsidiary of the MLP will be admitted to the OLP as a limited partner with a 0.1% limited partner interest and (vi) the General Partner will remain admitted to the MLP as the general partner of the MLP and will remain admitted to the OLP as the general partner, in each case with a 0% General Partner Interest. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Second Amended and Restated Agreement of Limited Partnership of the MLP, dated as of May 26, 1999 (the ‘‘MLP Partnership Agreement’’), and the Second Amended and Restated Agreement of Limited Partnership of the OLP, dated as of May 26, 1999 (the ‘‘OLP Partnership Agreement’’).

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Audit Committee of the Board of Supervisors of the MLP (the ‘‘Audit Committee’’) in connection with the Transaction.

In particular, we have assisted the Audit Committee in negotiating the financial aspects of the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the MLP has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the MLP from time to time, including having acted as lead manager in the secondary public offering of 2,282,500 Common Units in June 2003; having acted as lead manager in the secondary public offering of 2,600,000 Common Units in December 2003; having extended a bridge loan (aggregate principal amount $210,000,000) to the MLP in December 2003; having acted as co-lead manager with respect to the public offering of the MLP’s 6 7/8% Senior Notes due 2013 (aggregate principal amount $175,000,000) in December 2003; having participated in a bank loan (aggregate principal amount $150,000,000) to the MLP in October 2004; having acted as co-lead manager with respect to the public offering of the MLP’s 6 7/8% Notes due 2013 (aggregate principal amount $250,000,000) in March 2005; having participated in a bank loan (aggregate principal amount $120,000,000) to the MLP in March 2005; and having provided financial advisory services to the Audit Committee of the MLP in relation to certain potential transactions in the fourth calendar quarter of 2005. We also may provide investment banking services to the MLP, the OLP, the General Partner and their respective affiliates in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the MLP, the OLP, the General Partner and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the MLP for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; the MLP Partnership Agreement; the OLP Partnership Agreement; the Third Amended and Restated Agreement of Limited Partnership of the MLP attached as an exhibit to the Agreement (the ‘‘Third MLP Partnership Agreement’’); the Third Amended and Restated Agreement of Limited Partnership of the OLP attached as an exhibit to the Agreement (the ‘‘Third OLP Partnership Agreement’’); the Distribution, Release and Lockup Agreement referred to in the Agreement (the ‘‘Distribution Agreement’’); annual reports to unitholders and Annual Reports on Form 10-K of the MLP for the five fiscal years ended September 24, 2005; certain interim reports to unitholders and Quarterly Reports on Form 10-Q of the MLP; certain other communications from the MLP to its unitholders; certain research analyst estimates of the future financial performance of the MLP, including estimates made available by members of the research analyst community through the Institutional Brokers’ Estimates System; and certain internal financial analyses and forecasts for the MLP prepared by its management. We also have held discussions with members of the senior management of the MLP and members of the Audit Committee regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the MLP. In addition, we have reviewed the reported price and trading activity for the Common Units, compared certain financial and stock market information for the MLP with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the MLP, the OLP, the General Partner or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the MLP to engage in the Transaction, nor are we expressing any opinion as to the prices at which Common Units will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Audit Committee in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Common Units should vote with respect to the Transaction. In rendering this opinion, at your direction, we have taken into account the valuation and negotiation process undertaken with our assistance on behalf of the Audit Committee between the MLP and representatives of holders of limited liability company interests in the General Partner regarding the Transaction. In rendering this opinion, at your direction, we have not taken into account, and we are expressing no view regarding, the amendments to the MLP Partnership Agreement that would be effected pursuant to the Third MLP Partnership Agreement, the amendments to the OLP Partnership Agreement that would be effected pursuant to the Third OLP Partnership Agreement or the Distribution Agreement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be issued by the MLP pursuant to the Agreement is fair from a financial point of view to the holders (other than such holders who also hold limited liability company interests in the General Partner or Suburban Energy Membership LLC) of the Common Units.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

APPENDIX D

~~SECOND~~THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
SUBURBAN PROPANE PARTNERS, L.P.

D-i

D-ii

D-iii

D-iv

~~SECOND~~THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
SUBURBAN PROPANE PARTNERS, L.P.

THIS ~~SECOND~~THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SUBURBAN PROPANE PARTNERS, L.P. dated as of ~~May 26, 1999~~,[    ] [    ], 2006, (the ‘‘Agreement’’ or ‘‘Partnership Agreement’’) is entered into by and among SUBURBAN ENERGY SERVICES GROUP LLC, a Delaware limited liability company, as the General Partner, and those Persons who are or become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

R E C I T A L S :

WHEREAS, Suburban Propane GP, Inc., a Delaware corporation and the initial general partner of the Partnership, (the ~~'~~‘‘Initial General Partner~~'~~’’), and certain other parties, organized the Partnership as a Delaware limited partnership pursuant to ~~an Amended and Restated Agreement of Limited Partnership dated as of March 4, 1996 (the 'Original Agreement'~~ the Delaware Act by filing a certificate of limited partnership of the Partnership with the Secretary of State of the State of Delaware on December 18, 1995 and the execution by the Initial General Partner and certain other parties as limited partners of that certain Agreement of Limited Partnership of the Partnership dated as of December 18, 1995 (the ‘‘Original Agreement’’) providing for the organization of the partnership upon the terms and conditions set forth therein, which was subsequently amended and restated by the Amended and Restated Limited Partnership Agreement dated as of March 4, 1996, and by the Second Amended and Restated Limited Partnership Agreement dated as of May 26, 1999 (the ‘‘Second Partnership Agreement’’); and

WHEREAS, pursuant to Section 5.8 of the Second Partnership~~, the Operating Partnership, the Initial General Partner, Millennium~~Agreement, the Partnership and the General Partner have entered into ~~that Amended and Restated Recapitalization Agreement dated as of March 15, 1999 (the 'Recapitalization Agreement') providing for a recapitalization of the Partnership (the 'Recapitalization') that includes, among other things, (i) the redemption of all outstanding Subordinated Units and APUs, (ii) certain amendments to the Original Agreement and the Original Operating Partnership Agreement, (iii) the termination of the Distribution Support Agreement, (iv) the purchase by the General Partner of the general partner interest in the Partnership and the Operating Partnership and the~~an exchange agreement, dated as of July 27, 2006 (the ‘‘Exchange Agreement’’), in accordance with which all Incentive Distribution Rights ~~pursuant to that Purchase Agreement dated as of November 27, 1998, as amended (the 'Purchase Agreement'), among the Initial General Partner, Millennium and the General Partner, and (v) the election of Suburban Energy Services Group LLC as the successor general partner of the Partnership and theOperating Partnership~~(as defined in the Second Partnership Agreement), the entire economic interest in the Partnership included in the General Partner Interest and the entire economic interest in Suburban Propane, L.P. included in the General Partner’s interest therein shall be exchanged for2,300,000 Common Units; and

WHEREAS, the ~~Recapitalization has~~Exchange Agreement and this Partnership Agreement have been submitted to, and approved by, the Audit Committee (by Special Approval), the Board of Supervisors, the General Partner and the requisite vote of, the Limited Partners; and

~~WHEREAS~~WHEREAS, pursuant to Section 13.1 of the Second Partnership Agreement and this Partnership Agreement, the Board of Supervisors has the authority to adopt certain amendments to this Agreement relating to the ~~Recapitalization~~transactions contemplated by the Exchange Agreement without the approval of any Limited Partner or Assignee to reflect, among other things, a change that, in the discretion of the Board of Supervisors, does not adversely affect the Limited Partners in any material respect.

NOW, THEREFORE, ~~the Original~~in consideration of the covenants and agreements made herein, the Partnership Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

1.1    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

'Acquisition' means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such transaction.

~~'Additional Book Basis' means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:~~

~~(i) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.~~

~~(ii) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership's Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).~~

~~'Additional Book Basis Derivative Items' means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the 'Excess Additional Book Basis'), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.~~

'Additional Limited Partner' means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

'Adjusted Capital Account' means the Capital Account maintained for each Partner as of the end of each ~~fiscal~~calendar year ~~of the Partnership~~, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such ~~fiscal~~calendar year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such ~~fiscal~~calendar year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(e)(i) or 6.1(e)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The 'Adjusted Capital Account' of a Partner in respect of a General Partner Unit, a Common Unit, or ~~an Incentive Distribution Right or~~ any

other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General Partner Unit, Common Unit, ~~Incentive Distribution Right~~ or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Unit, Common Unit, ~~Incentive Distribution Right~~ or other interest was first issued.

~~'Adjusted Operating Surplus' means, with respect to any period, Operating Surplus generated during such period as adjusted to (a) exclude Operating Surplus attributable to (i) any net increase in working capital borrowings during such period, (ii) any net reduction in cash reserves for Operating Expenditures during such period not relating to an Operating Expenditure during such period and (iii) any distributions to the Partnership from the Management Cash Reserve and (b) include (i) any net decrease in working capital borrowings during such period and (ii) any net increase in cash reserves for Operating Expenditures during such period required by any debt instrument for the subsequent repayment of principal, interest or premium on indebtedness. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.~~

'Adjusted Property' means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

'Affiliate' means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term 'control' means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

~~'Aggregate Remaining Net Positive Adjustments' means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.~~

'Agreed Allocation' means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term 'Agreed Allocation' is used).

'Agreed Value' of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Supervisors using such reasonable method of valuation as it may adopt. The Board of Supervisors shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

~~'Agreement' means this Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., as it may be amended, supplemented or restated from time to time.~~

~~'Appointed Supervisors' means the two members of the Board of Supervisors appointed by the General Partner in accordance with the provisions of Article VII.~~

~~'APUs' means the APUs issued to the Initial General Partner in exchange for a cash contribution pursuant to the Distribution Support Agreement.~~

'Assignee' means a Non-citizen Assignee or a Person to whom one or more Units representing a Limited Partner Interest have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

'Associate' means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

'Audit Committee' means a committee of the Board of Supervisors of the Partnership composed of ~~two~~three or more of the ~~Elected~~ Supervisors then serving, each of whom shall satisfy the requirements of Section 7.7(b).

'Available Cash' means, with respect to any Quarter ending prior to the Liquidation Date,

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes ~~(including pursuant to Section 6.7) and from distributions from the Management Cash Reserve subsequent to the end of such Quarter,~~ less

(b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter,    (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions~~under Section 6.4 or 6.5~~ in respect of any one or more of the next four Quarters; provided, however, that~~the Board of Supervisors may not establish cash reserves pursuant to (iii) above if~~ the ~~effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that~~ disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Supervisors so determines.

Notwithstanding the foregoing, 'Available Cash' with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

‘Beneficial Owner’ has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, and 'Beneficially Owned' shall have the corresponding meaning.

'Board of Supervisors' shall mean the ~~five-member~~ board of supervisors of the Partnership, ~~composed of the two Appointed Supervisors and three Elected Supervisors appointed or elected, as the case may be,~~elected in accordance with the provisions of Article VII, to whom the General Partner irrevocably delegates, and in which is vested, pursuant to Section 7.1, and subject to Section 7.10, the power to manage the business and activities of the Partnership. The Board of Supervisors shall constitute a committee with the meaning of Section 17-303(b)(7) of the Delaware Act.

~~'Book Basis Derivative Items' means any item of income, deduction, gain, or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).~~

~~'Book-Down Event' means an event which triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).~~

'Book-Tax Disparity' means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

~~'Book-Up Event' means an event which triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).~~

'Business Combination' means:

(i) any merger or consolidation of the Partnership or any direct or indirect majority-owned Subsidiary of the Partnership with (A) the Interested Unitholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Unitholder;

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Unitholder of the Partnership, to or with the Interested Unitholder, whether as part of a dissolution or otherwise, of assets of the Partnership or of any direct or indirect majority-owned Subsidiary of the Partnership which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Partnership determined on a consolidated basis or the aggregate market value of all the Outstanding Units of the Partnership;

(iii) Any transaction which results in the issuance or transfer by the Partnership or by any direct or indirect majority-owned Subsidiary of the Partnership of any Units of the Partnership or equity securities of such Subsidiary to the Interested Unitholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Units of the Partnership or equity securities of any Subsidiary of the Partnership, which Units or equity securities were outstanding prior to the time that the Interested Unitholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Units or securities of any such Subsidiary, which security is distributed pro rata to all Unitholders of the Partnership subsequent to the time the Interested Unitholder became such; (C) pursuant to an exchange offer by the Partnership to purchase Units made on the same terms to all Unitholders; or (D) any issuance or transfer of Units by the Partnership; provided however, that in no case under items (C) and (D) shall there be an increase in the Interested Unitholder's proportionate share of the Units of the Partnership;

(iv) Any transaction involving the Partnership or any direct or indirect majority-owned Subsidiary of the Partnership which has the effect, directly or indirectly, of increasing the proportionate share of the Units of the Partnership or equity securities of any Subsidiary of the Partnership which is owned by the Interested Unitholder, except as a result of immaterial changes due to fractional unit adjustments or as a result of any purchase or redemption of any Units or such securities not caused, directly or indirectly, by the Interested Unitholder; or

(v) Any receipt by the Interested Unitholder of the benefit, directly or indirectly (except proportionately as a Unitholder of the Partnership), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in clauses (i)-(iv) above) provided by or through the Partnership or any direct or indirect majority-owned Subsidiary of the Partnership.

'Business Day' means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or New Jersey shall not be regarded as a Business Day.

'Capital Account' means the capital account maintained for a Partner pursuant to Section 5.5. The 'Capital Account' of a Partner in respect of ~~a~~the General Partner Unit, a Common Unit,~~an Incentive Distribution Right~~ or any other Partnership Interest shall be the amount which such Capital Account would be if such General Partner Unit, Common Unit, ~~Incentive Distribution Right~~ or other Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Unit, Common Unit, ~~Incentive Distribution Right~~ or other Partnership Interest was first issued.

'Capital Contribution' means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes or has contributed to the Partnership pursuant to this Agreement (or the Original Agreement) or the Contribution and Conveyance Agreement.

'Capital Improvements' means (a) additions or improvements to the capital assets owned by any Group Member or (b) the acquisition of existing, or the construction of new, capital assets (including retail distribution outlets, propane tanks, pipeline systems, storage facilities and related assets), made to increase the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

~~'Capital Surplus' has the meaning assigned to such term in Section 6.3(a).~~

'Capitalized Lease Obligations' means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a capital lease on a balance sheet under U.S. GAAP; for the purpose hereof the amount of such obligations shall be the capitalized amount reflected on such balance sheet.

'Carrying Value' means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Board of Supervisors.

'Cause' means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Person liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership or as a member of the Board of Supervisors, as the case may be.

'Certificate' means a certificate, (a) substantially in the form of Exhibit A to this Agreement, (b) issued in global form in accordance with the rules and regulations of the Depositary or (c) in such other form as may be adopted by the Board of Supervisors in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the Board of Supervisors in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Interests.

'Certificate of Limited Partnership' means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

'Citizenship Certification' means a properly completed certificate in such form as may be specified by the Board of Supervisors by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

~~'Claim' has the meaning assigned to such term in Section 7.19(c).~~

~~'Closing' has the meaning assigned to such term in the Recapitalization Agreement.~~

~~'Closing Date' means the date on which the Closing occurs.~~

~~'Closing Price' has the meaning assigned to such term in Section 15.1(a).~~

'Closing Price' for any day means the last sale price on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, or, if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Supervisors, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Supervisors.

'Code' means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

~~'Combined Interest' has the meaning assigned to such term in Section 11.3(a).~~

'Common Unitholder' means a Unitholder holding Common Units.

'Commission' means the United States Securities and Exchange Commission.

~~'Committed Amount' means the borrowing availability required under the Liquidity Arrangement determined as follows: (a) with respect to the period commencing on the Closing Date and ending on the~~

 ~~distribution date for the Quarter ending December 31, 2000, $22.0 million reduced by any amounts subsequently borrowed under Sections 6.7(b) and (b) with respect to the period commencing on the day after the distribution date for the Quarter ending December 31, 2000 and ending on the distribution date for the Quarter ending March 31, 2001, the lesser of (i) $11.6 million and (ii) $22.0 million, less any amounts previously borrowed under Section 6.7(b), in each case in this clause (b), reduced by any amounts subsequently borrowed under Section 6.7(b).~~

'Common Unit' means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

~~'Common Unit Arrearage' means, with respect to any Common Unit, whenever issued, as to any Quarter through the Quarter ending March 31, 2001, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to such Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to such Common Unit in respect of such Quarter pursuant to Section 6.4(a).~~

~~'Compensation Deferral Plan' means the Compensation Deferral Plan of the Partnership and the Operating Partnership effective as of the date of this Agreement.~~

'Contributed Property' means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

'Contribution and Conveyance Agreement' means that certain Contribution, Conveyance and Assumption Agreement, dated as of March 4, 1996, among the Initial General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

~~'Cumulative Common Unit Arrearage' means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters through the Quarter ending March 31, 2001 ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(b) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).~~

        ~~'Conversion Notice' has the meaning assigned to such term in Section 5.8(a).~~

'Curative Allocation' means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(e)(xi).

        ~~'Current Market Price' has the meaning assigned to such term in Section 15.1(a).~~

'Current Market Price' as of any date for any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading Days immediately prior to such date.

'Delaware Act' means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. ~~'SS'~~§§17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

'Departing Partner' means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or ~~11.2, including the Initial General Partner from and after the Closing.~~11.2.

'Depositary' means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

~~'Distribution Support Agreement' means the Distribution Support Agreement dated as of March 5, 1996 among the Partnership, the Initial General Partner and Hanson America Inc.~~

'Economic Risk of Loss' has the meaning set forth in Treasury Regulation Section 1.752-2(a).

~~'Elected Supervisors' means the three members of the Board of Supervisors who are elected or appointed as such in accordance with the provisions of Article VII and who may not be employees, officers or directors of the General Partner, any Group Member or any Affiliate of the General Partner or any Group Member.~~

'Eligible Citizen' means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

'Event of Withdrawal' has the meaning assigned to such term in Section 11.1(a).

‘Exchange Act’ means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

‘Exchange Agreement’ means the agreement dated as of July 27, 2006, by and among the Partnership, the General Partner and Suburban Propane, L.P., as it may be amended, supplemented or restated from time to time.

'General Partner' means Suburban Energy Services Group LLC and its successors as general partner of the Partnership.

'General Partner Interest' means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by the General Partner ~~Units~~Unit and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

'General Partner Unit' means ~~a~~the Unit representing ~~a fractional part of~~ the General Partner Interest and having the rights and obligations specified with respect to the General Partner Interest~~.~~ in this Agreement.

'General Partner Unitholder' means a Unitholder holding the General Partner ~~Units~~Unit.

'Group' means a Person which, with or through any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

'Group Member' means a member of the Partnership Group.

~~'Holder', as used in Section 7.19, has the meaning assigned to such term in Section 7.19(a).~~

~~'Incentive Distribution Right' means a non-voting, limited partner Partnership Interest, which shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of holders of a Partnership Interest).~~

'Indebtedness', as used in Section 7.10(b), means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with U.S. GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (iv) any Capitalized Lease Obligations of such Person; and (v) Indebtedness of others guaranteed by such Person, including, without limitation, every obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such

Indebtedness, or (B) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

~~'Indemnified Persons' has the meaning assigned to such term in Section 7.19(c).~~

'Indemnitee' means (a) the members of the Board of Supervisors or the members of the board of supervisors of the Operating Partnership or any other Group Member, (b) the General Partner, any Departing Partner and any Person who is or was an Affiliate of the General Partner or any Departing Partner, (c) any Person who is or was a member, partner, director, officer, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner and (d) any Person who is or was serving at the request of the Board of Supervisors, the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

~~'Initial Closing Date' means March 5, 1996.~~

'Initial ~~Common Units' means the Common Units sold in the Initial Offering~~General Partner’ has the meaning assigned to such term in the Recitals to this Agreement.

'Initial ~~General Partner' has the meaning assigned to such term in the Recitals to this Agreement.~~

~~'Initial~~ Limited Partners' means the ~~Initial General Partner (with respect to the Subordinated Units and Incentive Distribution Rights) and the Initial Underwriters, in each case admitted to the Partnership in accordance with Section 10.1~~.initial limited partner and the initial underwriters of the Partnership.

~~'Initial Offering' means the initial offering and sale of Common Units to the public on March 5, 1996, as described in the Initial Registration Statement.~~

~~'Initial Option Closing Date' means March 21, 1996.~~

~~'Initial Registration Statement' means the Registration Statement on Form S-1 (Registration No. 33-80605) filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Initial Common Units in the Initial Offering as declared effective by the Commission and as amended or supplemented from time to time.~~

~~'Initial Underwriter' means each Person named as an underwriter in the Initial Offering.~~

~~'Initial Unit Price' means (a) with respect to the Common Units and the General Partner Units, $20.50, and (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the Board of Supervisors, in each case adjusted as the Board of Supervisors determines to be appropriate to give effect to any distribution, subdivision or combination of Units.~~

~~'Interim Capital Transactions' means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by any Group Member, (b) sales of equity interests by any Group Member, and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other current assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.~~

'Interested Unitholder' means any Person, including its Affiliates and Associates (other than the Partnership or any Subsidiary of the Partnership, any employee benefit plan maintained by the Partnership or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity), that:

(i)    is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Units and who did not become the Beneficial Owner of such amount of Units pursuant to a transaction that (x) was approved by the affirmative vote of a majority of the entire Board of Supervisors; or (y) resulted in such Person becoming the Beneficial Owner of at least 85% of the then Outstanding Units (excluding Units owned by Officers and Supervisors of the Partnership).

(ii)    is an assignee of, or has otherwise succeeded to, any Units of which an Interested Unitholder was the Beneficial Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

For the purpose of determining whether a Person is an Interested Unitholder, the Partnership Interests that may be issuable or exchangeable by the Partnership to the Interested Unitholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included as being owned by such Person, but not any other Partnership Interests that may be issuable or exchangeable by the Partnership pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Unitholder.

'Limited Partner' means, unless the context otherwise requires, (a) each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, and (b) ~~each holder of an Incentive Distribution Right and (c)~~ solely for purposes of Articles V, VI, VII and IX and Sections 12.3 and 12.4, each Assignee.

'Limited Partner Interest' means the ownership interest of a Limited Partner in the Partnership which is evidenced by Common Units ~~or Incentive Distribution Rights~~ or other Partnership Securities and includes any and all benefits to which a Limited Partner is entitled as provided in this Agreement, together with all obligations of a Limited Partner to comply with the terms and provisions of this Agreement.

'Liquidation Date' means in respect of ~~(a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2 12.1(b), the date on which the applicable time period during which the holders of Outstanding Common Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of~~ any ~~other~~ event giving rise to the dissolution of the Partnership, the date on which such event occurs.

~~'Liquidation Target Amount' means, with respect to each Common Unit, the sum of (a) its Unrecovered Capital plus (b) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a) with respect to such Common Unit for such Quarter plus (c) any then existing Cumulative Common Unit Arrearages plus (d) the excess of the Target Distribution for each Quarter of the Partnership's existence over the cumulative per Unit amount of any distributions of Available Cash from Operating Surplus that was distributed pursuant to Section 6.4(c).~~

'Liquidator' means one or more Persons selected by the Board of Supervisors to perform the functions described in Section 12.3.

~~'Liquidity Arrangement' has the meaning assigned to such term in Section 6.7(a).~~

~~'Management Cash Reserve' means any cash distributed to the Partnership by the Plan Trustee pursuant to Section 9.1(c) of the Compensation Deferral Plan as in effect on the date hereof.~~

'Merger Agreement' has the meaning assigned to such term in Section 14.1.

~~'Millennium' means Millennium Petrochemicals Inc., a Virginia corporation and the sole stockholder of the Initial General Partner.~~

~~'Minimum Quarterly Distribution' means $0.50 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.~~

'National Securities Exchange' means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

'Net Agreed Value' means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

~~'Net Income' means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss)for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(e); provided that the determination of the items that have been specially allocated under Section 6.1(e) shall be made as if Section 6.1(e)(xii) were not in the Agreement.~~

'Net Loss' means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction ~~(other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss)~~ for such taxable year over the Partnership's items of income and gain ~~(other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss)~~ for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(e)~~; provided that the determination of the items that have been specially allocated under Section 6.1(e) shall be made as if Section 6.1(e)(xii) were not in the Agreement.~~

~~'Net Positive Adjustments' means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.~~

~~'Net Termination Gain' means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(e).~~

~~'Net Termination Loss' means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(e).~~

'Non-citizen Assignee' means a Person whom the Board of Supervisors has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.10.

'Nonrecourse Built-in Gain' means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

'Nonrecourse Deductions' means any and all items of loss, deduction or expenditures (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

'Nonrecourse Liability' has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

~~'Notice of Election to Purchase' has the meaning assigned to such term in Section 15.1(b).~~

~~'Officers' means the Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise), the Vice Chairman of the Board of Supervisors (unless the Board of Supervisors provides~~

 ~~otherwise~~)Officers' means the Chief Executive Officer, the President, any Vice Presidents, the Secretary, the Treasurer, any Assistant Secretaries or Assistant Treasurers, and any other officers of the Partnership appointed by the Board of Supervisors pursuant to Section 7.8.

~~'Operating Expenditures' means all Partnership Group expenditures including taxes, reimbursements of the General Partner, debt service payments, and capital expenditures, subject to the following:~~

~~(a) Payments (including prepayments) of principal of and premium on indebtedness shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the Board of Supervisors, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.~~

~~(b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions, or (iii) payment of transaction fees and expenses related to the Recapitalization or (iv) distributions to Partners. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the Board of Supervisors' good faith allocation among the amounts paid for each shall be conclusive.~~

'Operating Partnership' means Suburban Propane, L.P., a Delaware limited partnership, and any successors thereto.

'Operating Partnership Agreement' means the Third Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P., as it may be amended, supplemented or restated from time to time.

~~'Operating Surplus' means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,~~

~~(a) the sum of (i) $40 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Initial Closing Date as adjusted by the post-closing adjustment pursuant to section 6.1(a) of the Contribution and Conveyance Agreement to the extent that any such amount is paid or received by the Partnership after the Initial Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Initial Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from borrowings for working capital purposes (including pursuant to Section 6.7) and from distributions from the Management Cash Reserve, less~~

~~(b) the sum of (i) Operating Expenditures for the period beginning on the Initial Closing Date and ending with the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the Board of Supervisors to provide funds for future Operating Expenditures, provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established,    increased or reduced for purposes of determining Operating Surplus, within such period if the Board of Supervisors so determines.~~

~~Notwithstanding the foregoing, 'Operating Surplus' with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.~~

'Opinion of Counsel' means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of their Affiliates) acceptable to the Board of Supervisors in its reasonable discretion.

'Organizational Limited Partner' means Quantum Chemical Corporation, in its capacity as the organizational limited partner of the Partnership.

'Original Agreement' has the meaning assigned to such term in the Recitals to this Agreement.

~~'Original Operating Partnership Agreement' means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of March 4, 1996.~~

'Outstanding' means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination~~; provided, however, that with respect to Sections 7.2(a)(ii) and 7.4(b), if at any time any Person or Group beneficially owns more than 20% of all Common Units then Outstanding, such Common Units so owned in excess of 20% shall not be voted on any matter pursuant to Section 7.2(a)(ii) or 7.4(b) and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter pursuant to Section 7.2(a)(ii) or 7.4(b) (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.~~

~~'Parity Units' means Common Units and all other Units having rights to distributions or in liquidation ranking on a parity with the Common Units.~~

'Partner Nonrecourse Debt' has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

'Partner Nonrecourse Debt Minimum Gain' has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

'Partner Nonrecourse Deductions' means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

'Partners' means the General Partner and the Limited Partners.

'Partnership' means Suburban Propane Partners, L.P., a Delaware limited partnership, and any successors thereto.

'Partnership Agreement' or ‘‘Agreement’’ means this Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., as it may be amended, supplemented or restated from time to time.

'Partnership Group' means the Partnership, the Operating Partnership and any Subsidiary of either such entity, treated as a single consolidated entity.

'Partnership Interest' means an interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

'Partnership Minimum Gain' means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

'Partnership Security' means any class or series of ~~Unit~~Common Units, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Partnership may lawfully issue, or any unsecured or secured debt obligation of the Partnership that is convertible into any class or series of equity interests of the Partnership.

'Percentage Interest' means as of the date of such determination, (a) as to any Partner or Assignee holding Common Units, the product of (i) 100% less the percentage applicable to clause (b) multiplied by (ii) the quotient of the number of Common Units held by such Partner or Assignee divided by the total number of all Outstanding Common Units~~,~~ and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The General Partner’s Percentage Interest with respect to ~~an Incentive Distribution Right shall at all times~~its General Partner Unit and General Partner Interest shall be zero.

'Person' means an individual or a corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

~~'Per Unit Capital Amount' means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person.~~

~~'Plan Trustee' means the Trustee of the Benefits Protection Trust of the Partnership that relates to the Compensation Deferral Plan.~~

'Pro Rata' means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their Percentage Interests, and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their Percentage Interests.

~~'Pro Rata' means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests, and (c) when modifying holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number of Incentive Distribution Rights held by each such holder.~~

'Proxy Statement' means the definitive Proxy Statement of the Partnership on Schedule 14A under the Securities Exchange Act of 1934, as amended, filed with the Commission for the purpose of soliciting the votes of the Unitholders ~~with respect to the Recapitalization~~, to approve the Partnership Agreement and the Exchange Agreement and the transactions contemplated thereby, as it has been or as it may be amended or supplemented from time to time~~.~~

~~'Purchase Agreement' has the meaning assigned to such term in the Recitals to this Agreement.~~

~~'Purchase Date' means the date determined by the Board of Supervisors as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.~~

'Quarter' means, unless the context requires otherwise, a fiscal quarter of the Partnership.

~~'Recapitalization' has the meaning assigned to such term in the Recitals to this Agreement.~~

~~'Recapitalization Agreement' has the meaning assigned to such term in the Recitals to this Agreement.~~

'Recapture Income' means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary because it represents the recapture of deductions previously taken with respect to such property or asset.

'Record Date' means the date established by the Board of Supervisors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

'Record Holder' means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to a holder of a General Partner Unit, ~~an Incentive Distribution Right or other Partnership Interest,~~ the Person in whose name such General Partner Unit, ~~Incentive Distribution Right~~ or other Partnership Interest is registered on the books which the Board of Supervisors has caused to be kept as of the opening of business on such Business Day.

'Redeemable Interests' means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.11.

~~'Remaining Net Positive Adjustments' means as of the end of any taxable period, (i) with respect to the Limited Partners holding Common Units, the excess of (a) the Net Positive Adjustments of the Limited Partners holding Common Units as of the end of such period over (b) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the Partners holding General Partner Units, the excess of (a) the Net Positive Adjustments of the Partners holding General Partner Units as of the end of such period over (b) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period, and (iii) with respect to the Limited~~

 ~~Partners holding Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the Limited Partners holding Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the Limited Partners holding the Incentive Distribution Rights for each prior taxable period.~~

~~'Required Allocations' means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(c) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(e)(i), 6.1(e)(ii), 6.1(e)(iv), 6.1(e)(vii) or 6.1(e)(ix).~~

'Required Allocations' means (a) any limitation imposed on any allocation of Net Losses, and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(e)(i), 6.1(e)(ii), 6.1(e)(iv), 6.1(e)(vii) or 6.1(e)(ix).

'Restated GP Agreement' has the meaning assigned to such term in Section 4.6(b).

'Residual Gain' or 'Residual Loss' means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

'Securities Act' means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

~~'Share of Additional Book Basis Derivative Items' means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Limited Partners holding Common Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as such Partner's Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the Partners holding General Partner Units, the amount that bears the same ratio to such additional Book Basis Derivative Items as such Partners' Remaining Net Positive Adjustments as of the end of such Period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Limited Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Limited Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.~~

'Second Partnership Agreement' has the meaning assigned to such term in the Recitals to this Agreement.

'Special Approval' means approval by a majority of the members of the Audit Committee.

~~'Subordinated Units' means the Subordinated Units held by the Initial General Partner immediately prior to the Closing.~~

'Subsidiary' means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

'Substituted Limited Partner' means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

'Supervisors' means the members of the Board of Supervisors who are elected as such in accordance with the provisions of Article VII.

'Surviving Business Entity' has the meaning assigned to such term in Section 14.2(b).

~~'Target Distribution' means $0.55 per Unit, subject to adjustment in accordance with Sections 6.6 and 6.10.~~

~~'Trading Day' has the meaning assigned to such term in Section 15.1(a).~~

'Trading Day' means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

'Transfer' has the meaning assigned to such term in Section 4.4(a).

'Transfer Agent' means such bank, trust company or other Person (including the Partnership, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Board of Supervisors to act as registrar and transfer agent for the Common Units or other Partnership Securities.

'Transfer Application' means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

'Tri-Annual Meeting' means the meeting of Limited Partners to be held every third year ~~commencing in 1997 to elect the Elected Supervisors as provided in Section 13.4.~~, at which meeting the Board of Supervisors shall be elected, and such other business transacted as may properly be brought before the meeting.

'Unit' means a Partnership Interest of a Partner or Assignee in the Partnership and shall include Common Units and the General Partner ~~Units but shall not include Incentive Distribution Rights~~Unit.

'Unitholders' means the holders of Common Units and the General Partner ~~Units~~Unit.

'Unrealized Gain' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

'Unrealized Loss' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

~~'Unrecovered Capital' means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the Board of Supervisors determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.~~

'U.S. GAAP' means United States Generally Accepted Accounting Principles consistently applied.

'Withdrawal Opinion of Counsel' has the meaning assigned to such term in Section 11.1(b).

~~'Working Capital Facility' means the working capital facility of the Operating Partnership under the Amended and Restated Credit Agreement dated as of September 30, 1997, as amended to date or as it may be amended in the future, between the Operating Partnership and the lenders named therein or any working capital facility under any replacement credit agreement.~~

1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) 'include' or 'includes' means includes, without limitation, and 'including' means including, without limitation.

ARTICLE II
ORGANIZATION

2.1    Formation.

The Initial General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership upon the filing on December 18, 1995 of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act and the execution of the Original Agreement. The General Partner and the Limited Partners hereby amend and restate the ~~Original~~Second Partnership Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

The Initial General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act, and the General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Board of Supervisors to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property~~, including an amendment to reflect the admission of the General Partner as a successor to the Initial General Partner~~. To the extent that such action is determined by the Board of Supervisors to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property, including in connection with the ~~conversion of Incentive Distribution Rights and other amendments~~Exchange Agreement and the transactions contemplated thereby. Subject to the provisions of Section 3.4(a), the Partnership shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

2.2    Name.

The name of the Partnership shall be 'Suburban Propane Partners, L.P.' The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Board of Supervisors, including, if consented to by the General Partner in its sole discretion, the name of the General Partner. The words 'Limited Partnership,' 'L.P.,' 'Ltd.' or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Supervisors in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3    Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board of Supervisors or the Chief Executive Officer, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be ~~CT~~The Corporation

~~System~~Trust Company. The principal office of the Partnership shall be located at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206 or such other place as the Board of Supervisors may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Board of Supervisors deems necessary or appropriate. The address of the General Partner shall be One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

2.4    Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a limited partner in the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement and, in connection therewith, exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Supervisors and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The Board of Supervisors has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

2.5    Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

2.6    Power of Attorney.

(a) Each Limited Partner and each Assignee hereby constitutes and appoints the ~~Vice Chairman~~Chief Executive Officer and President of the Partnership and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the Board of Supervisors or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Supervisors or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Supervisors or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Board of Supervisors or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Board of Supervisors or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the ~~Vice Chairman~~Chief Executive Officer and President of the Partnership and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the Board of Supervisors to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the ~~Vice Chairman~~Chief Executive Officer or President of the Partnership or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the ~~Vice Chairman~~Chief Executive Officer or President of the Partnership or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the ~~Vice Chairman~~Chief Executive Officer or President of the Partnership or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the ~~Vice Chairman~~Chief Executive Officer or President of the Partnership or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.7    Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue ~~in existence~~ until the close of Partnership business on September 30, 2085, or until the earlier ~~termination~~dissolution of the Partnership in accordance with the provisions of Article XII.

2.8    Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, or one or more nominees, as the Board of Supervisors may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more nominees shall be held by the General Partner or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General

Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Supervisors determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to ~~the~~an event of withdrawal ~~or removal~~ of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Board of Supervisors. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III
RIGHTS OF LIMITED PARTNERS

3.1    Limitation of Liability.

The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

3.2    Management of Business.

No Limited Partner or Assignee (other than the General Partner, or any of its Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, employee or agent of a Group Member, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, member, partner, employee or agent of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

3.3    Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.12, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

3.4    Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year, provided, however, that only the requesting Limited Partner’s Schedule K-1 will be included therewith;

(iii) to have furnished to such Limited Partner, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to such Limited Partner, upon notification to the Partnership, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The Board of Supervisors may keep confidential from the Limited Partners and Assignees, for such period of time as the Board of Supervisors deems reasonable, (i) any information that the Board of Supervisors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Supervisors in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates, the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
REDEMPTION OF PARTNERSHIP INTERESTS

4.1    Certificates.

Upon the Partnership's issuance of Common Units ~~or General Partner Units~~ to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Common Units ~~or General Partner Units being so issued. In addition, upon the request of any Person owning Incentive Distribution Rights, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights~~being so issued. Certificates shall be executed on behalf of the Partnership by the ~~Vice Chairman~~Chief Executive Officer, President or any Vice President and the Secretary or any Assistant Secretary of the Partnership. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Supervisors elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership. Any or all the signatures on the Certificate may be a facsimile. In case any Officer or Transfer Agent who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued, it may be issued by the Partnership with the same effect as if such person were such Officer or Transfer Agent at the date of issue.

4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

(b) The appropriate Officers of the Partnership shall execute, and the Transfer Agent shall countersign and deliver (or, in the case of Common Units issued in global form, register in accordance with the rules and regulations of the Depositary), a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the Board of Supervisors, the Partnership's officers, employees, agents and other representatives and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after such Person has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the lost, destroyed or stolen Certificate is registered before the Partnership, the Board of Supervisors or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the Board of Supervisors and the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

4.3    Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

4.4    Transfer Generally.

(a) The term 'transfer,' when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, in whole or in part.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any securityholder of the General Partner of any or all of the issued and outstanding equity interests in the General Partner.

(d) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

4.5    Registration and Transfer of Units.

(a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless such transfers are effected in the manner described in this Section 4.5. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers on behalf of the Partnership shall execute, and in the case of Common Units, the Transfer Agent shall countersign and deliver (or, in the case of Common Units issued in global form, register in accordance with the rules and regulations of the Depositary), in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.10, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Units may be transferred only in the manner described in this Section 4.5. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

(d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Common Unit shall be an Assignee in respect of such Common Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

(e) A transferee of a Common Unit who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

4.6    Transfer of a General Partner's Partnership Interest.

~~Except for~~(a) ~~any pledge~~Any transfer by the General Partner of ~~the General Partner Interest solely for the purpose of securing, directly or indirectly, indebtedness of the General Partner in connection with the acquisition loan incurred by the General Partner to purchase the General Partner Interest at the Closing, (b) any related foreclosure on and resulting sale thereafter of the General Partner Interest in connection with such pledge and (c) a transfer by the General Partner of all, but not less than all, of its General Partner Interest to (i) an Affiliate of the General Partner or (ii) another Person in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person, which in any such case, shall only be limited by the provisions of this Section 4.6, the transfer by the General Partner of all or any part of its General Partner Interest to a Person prior to September 30, 2006~~ any portion of its General Partner Interest shall be subject to the prior approval of ~~holders of at least a majority of the Outstanding Common Units~~the Board of Supervisors. Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and the Operating Partnership Agreement and to be bound by the provisions of this Agreement and the Operating Partnership Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner ~~immediately prior to~~simultaneously with the transfer of ~~its~~ the General Partner Interest, and is hereby authorized to and shall continue the business of the ~~Partner shall continue~~ Partnership without dissolution.

(b) At any time after the distribution contemplated by the Distribution, Release and Lock-up Agreement referred to in the Exchange Agreement, and for any reason, the Board of Supervisors, on such terms and conditions that the Board of Supervisors shall determine, upon at least ten (10) Business Days’ written notice to the General Partner, may (i) require the General Partner to transfer its General Partner Interest in the Partnership or its Common Units (which it holds as a Limited Partner); (ii) require any or all of the members of the General Partner to transfer their limited liability company interests in the General Partner, in each case to a designee of the Board of Supervisors, who may be admitted as a substitute member of the General Partner by the Board of Supervisors in accordance with the provisions of the First Amended and Restated Operating Agreement of the General Partner, dated as of the date hereof (the ‘‘Restated GP Agreement’’) ; and (iii) admit a new member of the General Partner in accordance with the provisions of the Restated GP Agreement, if at any time the sole member of the General Partner ceases to be a member of the General Partner. The consideration for the transfer of the General Partner Interest shall be $10. The consideration for the transfer of Common Units by the General Partner shall be the Current Market Price, determined as of the Trading Day immediately preceding the date such Units are transferred. The consideration for the transfer of limited liability company interests by the members of the General Partner shall be the product of (x) their percentage interest in the General Partner and (y) the aggregate Current Market Price of all Common Units then owned by the General Partner. If such transfer, however, is pursuant to or in connection with a Merger Agreement or other transaction to which the Partnership is a party, the consideration for the Common Units owned by the General Partner shall be the consideration being paid on account of the Common Units in connection with the Merger Agreement or such other transaction, and shall be paid in the form of consideration being paid in such Merger or other transaction. As of the date of this Agreement, the sole member of the General Partner is the Chief Executive Officer of the Partnership. If at any time, such member shall cease to be the Chief Executive Officer of the Partnership, he shall have the right, by written notice, to require the Board of Supervisors to designate a transferee for his limited liability company interests in the General Partner within thirty (30) days of receiving such notice for the consideration and otherwise in accordance with the provisions of this Section 4.6(b). If the Board of Supervisors admits a new member of the General Partner in accordance with the provisions of the Restated GP Agreement, the interest of the existing member shall be purchased in accordance with the provisions of this Section 4.6(b).

4.7    [Deleted]

~~4.7    Transfer of Incentive Distribution Rights.~~

~~A holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without the consent of the Partnership or any Partner. The Board of Supervisors shall have the authority (but shall not be required) to adopt such reasonable restrictions on the transfer of Incentive Distribution Rights and requirements for registering the transfer of Incentive Distribution Rights as the Board of Supervisors, in its sole discretion, shall determine are necessary or appropriate (and to modify or repeal any such reasonable restrictions in like manner); provided that no such restrictions or requirements that adversely affect the holders of Incentive Distribution Rights in any material respect may be adopted without the approval of the holders of at least a majority of the Incentive Distribution Rights.~~

4.8    [Deleted~~.~~]

4.9    Restrictions on Transfers.

(a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The Board of Supervisors may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the Operating Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Board of Supervisors may determine to be necessary or appropriate to impose such restrictions without the consent of any Partner; provided, however, that any amendment that the Board of Supervisors believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least a majority of the Outstanding Units of such class.

4.10    Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the Board of Supervisors, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the Board of Supervisors may request any Limited Partner or Assignee to furnish to the Board of Supervisors, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Board of Supervisors may request. If a Limited Partner or Assignee fails to furnish to the Board of Supervisors within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Board of Supervisors determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.11. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of such Non-citizen Assignee's Units.

(b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter being voted upon.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof as determined in the sole discretion of the Board of Supervisors, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after a Non-citizen Assignee can and does certify that it has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Board of Supervisors, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 4.11, and upon admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

4.11    Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the Board of Supervisors determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the Board of Supervisors that such Limited Partner or Assignee is an Eligible Citizen or has transferred its Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Board of Supervisors prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i) The Board of Supervisors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at its last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed multiplied by the number of Partnership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the Board of Supervisors, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Partnership Interests.

(b) The provisions of this Section 4.11 shall also be applicable to Partnership Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.11 shall prevent the recipient of a notice of redemption from transferring such Person's Partnership Interests before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Board of Supervisors shall withdraw the notice of redemption, provided the transferee of such Partnership Interests certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

~~5.1    Organizational Contributions.~~

5.1    [Deleted.]

~~(a) In connection with the formation of the Partnership under the Delaware Act, the Initial General Partner made an initial Capital Contribution to the Partnership and was admitted as the general partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership and was admitted as a Limited Partner of the Partnership.~~

~~(b) On the Initial Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 18,750,000 Common Units and the Initial General Partner contributed its interests in the Operating Partnership to the Partnership in exchange for 9,976,250 Subordinated Units and the Incentive Distribution Rights. Immediately after these contributions, the interest of the Organizational Limited Partner was terminated and the Organizational Limited Partner ceased to be a Limited Partner. On the Initial Option Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 2,812,500 Common Units, the proceeds of which were used to redeem 2,812,500 Subordinated Units from the General Partner.~~

~~5.2    Redemption of Subordinated Units and APUs.~~

~~On the Closing Date and pursuant to the Recapitalization Agreement, notwithstanding any other provision of this Agreement but subject to Section 17-607 of the Delaware Act, the Partnership is redeeming all 7,163,750 Outstanding Subordinated Units and all 220,000 Outstanding APUs from the Initial General Partner for $69 million in cash. Upon such redemption, the Outstanding Subordinated Units and APUs are being canceled.~~

5.2    [Deleted.]

5.3    ~~Issuance of~~Outstanding General Partner Unit; Ownership of Common Units.

(a) ~~On the Closing Date, the Partnership will issue to the General Partner 224,625 General Partner Units to represent the 1.0%~~As of the date hereof, the General Partner owns 1 General Partner Unit representing 100% of the General Partner Interest held by the General Partner~~.~~, and after giving effect to the distribution of the Common Units received pursuant to the Exchange Agreement, 784 Common Units in its capacity as a limited partner of the Partnership. The General Partner agrees that without the consent of the Board of Supervisors, the General Partner shall not sell or otherwise transfer its General Partner Unit or any of such Common Units, nor purchase additional Common Units.

(b) ~~Upon the making of any Capital Contribution to the Partnership by any Person, the General Partner, in its sole discretion, may make an additional Capital Contribution only to the extent necessary such that after taking into account the additional Capital Contribution made by such Person and the General Partner pursuant to this Section 5.3 the General Partner will have a Capital Account equal to at least 1.0% of the sum of the Capital Accounts of all Partners~~.Except as provided in Section 12.8, the General Partner shall not be required nor permitted to make any additional Capital Contributions to the Partnership in its capacity as a general partner of the Partnership.

5.4    Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or ~~upon termination~~ in connection with the winding up of the Partnership may be considered by applicable law to be withdrawals or returns of Capital Contributions and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of 17-502(b) of the Delaware Act.

5.5    Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the

Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Supervisors in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement (or ~~the Original Agreement~~any previous partnership agreement of the Partnership) and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement (or ~~the Original Agreement~~any previous partnership agreement of the Partnership) and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the Board of Supervisors based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership for federal income tax purposes.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

(v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Supervisors may adopt.

(vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property ~~or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 11.3(b) or the conversion of Incentive Distribution Rights to Common Units pursuant to Section 5.8,~~, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Board of Supervisors using such reasonable method of valuation as it may adopt; provided, however, that the Board of Supervisors, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Board of Supervisors shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

5.6    Issuances of Additional Partnership Securities.

(a) ~~Subject to Section 5.7, the~~The Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the Board of Supervisors in its sole discretion, all without the approval of any Limited Partners.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the Board of Supervisors in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion and, if so, the terms and

conditions of such conversion; (vi) the terms and conditions    upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the holders of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The Board of Supervisors is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Partnership Securities pursuant to this Section 5.6 and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The Board of Supervisors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

~~5.7    Limitations on Issuance of Additional Partnership Securities.~~

~~The issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:~~

~~(a) Prior to the record date for the quarter ending March 31, 2001, the Partnership shall not issue (i) an aggregate of more than 9,375,000 additional Parity Units or (ii) any other Partnership Securities having rights to distributions or in liquidation ranking on a parity with or prior or senior to the Common Units, in either case, without the prior approval of the holders of a majority of the Outstanding Common Units. In applying this limitation, there shall be excluded Common Units issued (A) in accordance with Sections 5.7(b) and 5.7(c) or (B) in the event of a combination or subdivision of Common Units.~~

~~(b) The Partnership may also issue an unlimited number of Parity Units prior to the record date for the quarter ending March 31, 2001 and without the approval of the Unitholders if such issuance occurs (i) in connection with an Acquisition or a Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, an Acquisition or a Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired by the Partnership as of the date that is one year prior to the first day of the Quarter in which such Acquisition is to be consummated or such Capital Improvement is to be completed, would have resulted in an increase in:~~

~~(i) the amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) with respect to each of the four most recently completed Quarters (on a pro forma basis) over~~

~~(ii) the actual amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) (excluding Adjusted Operating Surplus attributable to the Acquisition or the Capital Improvement) with respect to each of such four Quarters.~~

~~The amount in clause (i) shall be determined on a pro forma basis assuming that (A) all of the Parity Units to be issued in connection with or within 365 days of such Acquisition or Capital Improvement had been issued and outstanding, (B) all indebtedness for borrowed money to be incurred or assumed in connection with such Acquisition or Capital Improvement (other than any such indebtedness that is to be repaid with the proceeds of such offering) had been incurred or assumed, in each case as of the commencement of such four-Quarter period, (C) the personnel expenses that would have been incurred by the Partnership in the operation of the acquired assets are the personnel expenses for employees to be retained by the Partnership in the operation of the acquired assets, and (D) the non-personnel costs and expenses are computed on the same basis as those incurred by the Partnership in the operation of the Partnership's business at similarly situated Partnership facilities.~~

~~(c) The Partnership may also issue an unlimited number of Parity Units prior to the record date for the quarter ending March 31, 2001 without the approval of the Unitholders if the proceeds from such issuance are used exclusively to repay up to $75 million of indebtedness of a Group Member where the~~

 ~~aggregate amount of distributions that would have been paid with respect to such newly issued Units, plus the related distributions on the general partner interest in the Partnership in respect of the four-Quarter period ending prior to the first day of the Quarter in which the issuance is to be consummated (assuming such additional Units had been Outstanding throughout such period and that distributions equal to the distributions that were actually paid on the Outstanding Units during the period were paid on such additional Units) did not exceed the interest costs actually incurred during such period on the indebtedness that is to be repaid (or, if such indebtedness was not outstanding throughout the entire period, would have been incurred had such indebtedness been outstanding for the entire period).~~

(d) No fractional Units shall be issued by the Partnership.

5.7    [Deleted.]

5.8    ~~Conversion of Incentive Distribution Rights.~~

~~(a) At any time after the fifth anniversary of the Closing Date, upon 30 days prior written notice (the 'Conversion Notice'), the Board of Supervisors (with Special Approval) will have the option to cause all, but not less than all, of the Incentive Distribution Rights to be converted into that number of Common Units having a value equal to the fair market value of such Incentive Distribution Rights on the day immediately prior to the day specified for conversion in the Conversion Notice.~~

~~(b) For purposes of this Section 5.8, the fair market value of the Incentive Distribution Rights shall be determined by agreement between the Board of Supervisors (with Special Approval) and the holders of at least a majority of the Incentive Distribution Rights or, failing agreement within 30 days after the Conversion Notice has been given by the Board of Supervisors, by an independent investment banking firm or other independent expert selected by the Board of Supervisors (with Special Approval) and the holders of at least a majority of the Incentive Distribution Rights, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the Conversion Notice has been given by the Board of Supervisors, then the Board of Supervisors (with Special Approval) shall designate an independent investment banking firm or other independent expert, the holders of at least a majority of the Incentive Distribution Rights shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Incentive Distribution Rights. The conversion of Incentive Distribution Rights into Common Units pursuant to this Section 5.8 shall occur on the 10th Business Day following the determination of their fair market value.~~

~~(c) In making its determination of fair market value, the determining independent investment banking firm or other independent expert shall consider the then current price of Common Units on any National Securities Exchange on which the Common Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.~~

~~(d) For purposes of this Agreement, conversion of the Incentive Distribution Rights to Common Units will be characterized as if the holders of Incentive Distribution Rights contributed their Incentive Distribution Rights to the Partnership in exchange for the newly issued Common Units, and each such Common Unit shall have a Capital Account equal to the Capital Account of each other Common Unit.~~

~~(e) In connection with any merger, consolidation or sale of all or substantially all of the assets of the Partnership or the Operating Partnership in which the Common Unitholders are entitled to receive cash, securities or other property in exchange for their Common Units, the holders of the Incentive Distribution Rights shall be entitled to receive in exchange for such rights that amount of cash, securities or other property that such holder would have been entitled to receive had the Incentive Distribution Rights been converted into Common Units immediately prior to the consummation of such transaction in accordance with the terms of this Section 5.8.~~

~~5.9    Limited Preemptive Rights.~~[Deleted.]

5.9    No Preemptive Rights.

~~Except as provided in this Section 5.9 and Section 5.3, no~~No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in ~~the~~ treasury by the Partnership or hereafter created. ~~The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.~~

5.10    Splits and Combinations.

(a) Subject to Section~~s~~ 5.10(d)~~, 6.6 and 6.10 (dealing with adjustments of distribution levels)~~, the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders of Common Units or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Limited Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis ~~(including any Common Unit Arrearage or Cumulative Common Unit Arrearage)~~ or stated as a number of Units ~~(including the number of additional Parity Units or Partnership Securities having rights to distributions or in liquidation ranking on a parity with the Common Units that may be issued pursuant to Section 5.7 without a Unitholder vote)~~are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the Board of Supervisors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The Board of Supervisors also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Supervisors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the Board of Supervisors may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.10(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

5.11    Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

5.12    Loans from Partners.

Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

6.1    Allocations for Capital Account Purposes.

(a) General. In maintaining the Capital Accounts that determine the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b))~~, including Net Termination Gain and Net Termination Loss~~, shall be allocated among the Partners Pro Rata, except as otherwise provided below.

~~(b) Allocations to Holders of Incentive Distribution Rights. The gross income of the Partnership for each taxable period prior to the Liquidation Date shall be allocated to the extent of such gross income to the holders of the Incentive Distribution Rights, Pro Rata, until the amount so allocated equals the sum of (i) the amount of distributions made to such holders pursuant to Section 6.4(d) for such period and (ii) any amounts distributed to such holders pursuant to Section 6.4(d) in prior periods in excess of gross income allocated to them pursuant to this Section 6.1(b) in prior periods.~~

(b) [Deleted.]

(c) Limitation on Losses. Any deduction otherwise allocable to a Common Unitholder that would create or add to a deficit in his loss or Adjusted Capital Account shall instead be allocated to the General Partner~~Unitholders, Pro Rata~~. Thereafter, any income that would otherwise be allocable to such Common Unitholder shall be allocated to the General Partner~~Unitholders, Pro Rata~~, until the aggregate amount so allocated under this sentence equals the aggregate amount of losses and deductions previously allocated to the General Partner ~~Unitholders~~ under the preceding sentence.

~~(d) Net Termination Gain. Any Net Termination Gain realized by the Partnership shall first be allocated to all Unitholders, Pro Rata, to the extent required to entitle the Common Unitholders to receive liquidating distributions equal to the Liquidation Target Amount, and any remaining Net Termination Gain shall be allocated 85.8673% to the Unitholders, Pro Rata, and 13.1327% to the holders of Incentive Distribution Rights, Pro Rata.~~

(d) [Deleted]

(e) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(e)(vi) and 6.1(e)(vii)). This Section 6.1(e)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(e)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e), other than Section 6.1(e)(i) and other than an allocation pursuant to Sections 6.1(e)(vi) and 6.1(e)(vii), with respect to such taxable period. This Section 6.1(e)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) [Deleted.]

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(e)(i) or (ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(e)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(e)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the Board of Supervisors determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Supervisors is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

~~(x) Allocations Upon Conversion of Incentive Distribution Rights. If and when the Incentive Distribution Rights are converted into Common Units pursuant to Section 5.8 or 11.3, no gain, income or loss will be allocated to the holders thereof, and any difference between a holder's tax basis attributable to the Incentive Distribution Rights surrendered and the fair market value of the Common Units received upon conversion will be accounted for pursuant to the provisions of Section 6.2 in a manner that will make such Common Units tax-fungible with every other Common Unit;~~

 ~~provided, however, if counsel to the Partnership advises the Board of Supervisors that there is not substantial authority to report taxable income and deductions in accordance with the foregoing, allocations shall be made in the manner selected by the Board of Supervisors for which counsel advises that there is at least substantial authority.~~

(x)[Deleted.]

(xi) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(e)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(e)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Supervisors reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The Board of Supervisors shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(e)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(e)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

~~(xii) Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:~~

~~(A) In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof), the Board of Supervisors shall allocate additional items of gross income and gain away from the Limited Partners holding Incentive Distribution Rights to the Unitholders, or additional items of deduction and loss away from the Unitholders to the Limited Partners holding Incentive Distribution Rights, Pro Rata, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders exceeds their Share of those Additional Book Basis Derivative Items. For this purpose, the Unitholders shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under this Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(e)(xii)(A) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(e)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.~~

~~(B) In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as reasonably determined by the Board of Supervisors, that to the extent possible the aggregate Capital Accounts of the Limited Partners holding Incentive Distribution Rights will equal the amount~~

 ~~which would have been the Capital Account balance of the Limited Partners holding Incentive Distribution Rights if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(d) hereof.~~

~~(C) In making the allocations required under this Section 6.1(e)(xii), the Board of Supervisors, in its sole discretion, may apply whatever conventions or other methodology it deems reasonable to satisfy the purpose of this Section 6.1(e)(xii).~~

(xii) [Deleted].

(xiii) [Deleted.]

~~(xiv) General Economic Corrective Allocation. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), the General Partner may allocate items of income, gain, loss and deduction for any taxable year in such manner as it determines, in its reasonable discretion, is necessary so that, when made, distributions in liquidation of the Partnership in accordance with Section 12.4 shall correspond as closely as possible to the economic arrangement reflected in Section 6.1(d).~~

(xiv) [Deleted.]

6.2    Allocations for Tax Purposes.

(a) General. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Limited Partners in the same manner as its correlative item of 'book' income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) Contributed Property. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of 'book' gain or loss is allocated pursuant to Section 6.1.

(ii)(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of 'book' gain or loss is allocated pursuant to Section 6.1.

(iii) The Board of Supervisors shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c) Discretionary Allocation Authority. For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Board of Supervisors shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Board of Supervisors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this

Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) Discretionary Amortization Authority. The Board of Supervisors in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6~~)and Proposed Treasury Regulation Section 1.197-2(g)(3~~). If the Board of Supervisors determines that such reporting position cannot reasonably be taken, the Board of Supervisors may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Board of Supervisors chooses not to utilize such aggregate method, the Board of Supervisors may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

(e) Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Assignor/Assignee Proration. Each item of Partnership income, gain, loss and deduction attributable to transferred Units ~~or Incentive Distribution Rights~~shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Board of Supervisors may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Nominee. Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Supervisors in its sole discretion.

6.3    Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Within 45 days following the end of each Quarter commencing with the Quarter ending on June 29, 1996, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed to the Common Unitholders Pro Rata, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant hereto, in accordance with this Article VI, by the Partnership to the Partners as of the Record Date selected by the Board of Supervisors in its reasonable discretion. ~~All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash~~

 ~~theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Initial Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be 'Capital Surplus.'~~ All distributions required to be made under this Agreement shall be made subject to Section 17-607 or Section 17-804 of the Delaware Act.

(b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, except as otherwise provided in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The Board of Supervisors shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

~~6.4    Distributions of Available Cash from Operating Surplus.~~

~~Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:~~

~~(a) First, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;~~

~~(b) Second, with respect to any quarter through the quarter ending March 31, 2001, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then outstanding an amount equal to the Cumulative Common Unit Arrearages existing with respect to    such quarter;~~

~~(c) Third, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Target Distribution over the Minimum Quarterly Distribution; and~~

~~(d) Thereafter, 86.8673% to the Unitholders, Pro Rata, and 13.1327% to the holders of the Incentive Distribution Rights, Pro Rata; provided, however, if the Minimum Quarterly Distribution and the Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made in accordance with Section 6.4(d).~~

~~6.5    Distributions of Available Cash from Capital Surplus.~~

~~Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3 shall be distributed, unless the provisions of Section 6.3 require otherwise, to the Unitholders, Pro Rata, until a hypothetical holder of a Common Unit acquired on the Initial Closing Date has received with respect to such Common Unit, during the period since the Initial Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Available Cash that is deemed to be Operating Surplus shall then be distributed 100% to all Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.~~

~~6.6    Adjustment of Minimum Quarterly Distribution and Target Distribution.~~

~~(a) The Minimum Quarterly Distribution and Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable~~

 ~~in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.10. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the Minimum Quarterly Distribution and Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution and Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.~~

~~(b) The Minimum Quarterly Distribution and Target Distribution shall also be subject to adjustment pursuant to Section 6.10.~~

~~6.7 Liquidity Arrangement.~~

~~(a) The Partnership will cause the Operating Partnership to maintain borrowing availability under the Working Capital Facility in an amount equal to the Committed Amount from the Closing Date through the distribution date for the Quarter ending March 31, 2001 (the 'Liquidity Arrangement').~~

~~(b) If the amount of Available Cash from Operating Surplus (including distributions from the Management Cash Reserve but excluding borrowings under the Working Capital Facility) with respect to any quarter through the Quarter ending March 31, 2001 is less than the aggregate Minimum Quarterly Distribution on all Common Units and General Partner Units Outstanding on the Record Date with respect to such Quarter (such deficit hereinafter referred to as the 'Distribution Shortfall') and either (i) Adjusted Operating Surplus for the preceding four-quarter period (including such Quarter) is less than the sum of the aggregate Minimum Quarterly Distribution on all Common Units and General Partner Units and the general partner interest in the Operating Partnership for such four-quarter period or (ii)(A) Adjusted Operating Surplus for the preceding four-quarter period (including such Quarter) is equal to or greater than the sum of the aggregate Minimum Quarterly Distribution on all Common Units and General Partner Units and the general partner interest in the Operating Partnership for such four-quarter period and (B) the amount unborrowed under the Working Capital Facility (excluding the Liquidity Arrangement) is less than the amount of the Distribution Shortfall, then the Partnership will cause the Operating partnership to borrow under the Liquidity Arrangement, to the extent borrowings are otherwise permitted under the Working Capital Facility, an amount equal to the lesser of (i) the Distribution Shortfall and (ii) the Committed Amount. Any such borrowing shall be deemed to be Available Cash and will be distributed to Unitholders in accordance with Section 6.4. For purposes of this Section 6.7 only, any determination of Adjusted Operating Surplus shall disregard all net changes in operating balance sheet accounts during the applicable four-quarter period, including net changes in borrowings under the Working Capital Facility, other than such borrowings that are distributed to Unitholders. Nothing contained in this Section 6.7 shall in any way limit the ability of the Board of Supervisors to borrow funds under the Working Capital Facility to increase Available Cash from Operating Surplus.~~

~~6.8 [Deleted.    ]~~

~~6.9    Special Provisions Relating to the Holders of Incentive Distribution Rights.~~

~~(a) Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than as provided in Sections 6.4(d) and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that immediately upon the conversion of Incentive Distribution Rights into Common Units pursuant to Section 5.8, the holders of Incentive Distribution Rights shall possess all of the rights and obligations of a Limited Partner holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Incentive Distribution Rights shall remain subject to the provisions of Sections 6.1(e)(x) and 6.9(b).~~

~~(b) A holder of Incentive Distribution Rights that have converted into Common Units pursuant to Section 5.8 shall not be issued a Common Unit Certificate, and shall not be permitted to transfer its converted Incentive Distribution Rights to a Person which is not an Affiliate of the holder, until such time as the Board of Supervisors determines, based on advice of counsel, that converted Incentive Distribution Rights should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.9(b), the Board of Supervisors may take whatever reasonable steps are required to provide economic uniformity to the converted Incentive Distribution Rights in preparation for a transfer of such converted Incentive Distribution Rights, including the application of Section 6.1(e)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the class of Limited Partners holding Common Units represented by Common Unit Certificates.~~

~~6.10    Entity-Level Taxation.~~

~~If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership or the Operating Partnership to entity-level taxation for federal income tax purposes, the Minimum Quarterly Distribution and Target Distribution shall be equal to the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership or the Operating Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership or the Operating Partnership had been subject to such state and local taxes during such preceding taxable year.~~

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

7.1    Management.

(a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be vested exclusively in the Board of Supervisors and, subject to the direction of the Board of Supervisors and in accordance with the provisions of Section 7.10, the Officers. Neither the General Partner (except as otherwise expressly provided in this Agreement) nor any Limited Partner or Assignee shall have any management power or control over the business and affairs of the Partnership. Thus, except as otherwise expressly provided in this Agreement, the business and affairs of the Partnership shall be managed by or under the direction of the Board of Supervisors, and the day-to-day activities of the Partnership shall be conducted on the Partnership's behalf by the Officers, who shall be agents of the Partnership. In order to enable the Board of Supervisors to manage the business and affairs of the Partnership, the General Partner, except as otherwise expressly provided in this Agreement, hereby irrevocably delegates to the Board of Supervisors all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law. The General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Board of Supervisors, to effect any duly authorized actions by the Board of Supervisors or any Officer, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 7.1(a). Each of the Partners and Assignees and each Person who may acquire an interest in a Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the General Partner to the Board of Supervisors of management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause the Board of Supervisors or any member thereof to be a general partner of the Partnership or to have or be subject to the liabilities of a general partner of the Partnership. Except as otherwise specifically provided in Sections 7.14, 7.15, 7.16 and 7.17, the authority, functions, duties and responsibilities of the Board of Supervisors and of the Officers shall be identical to the authority, functions, duties and responsibilities of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law.

(b) Consistent with the management powers delegated to the Board of Supervisors pursuant to the provisions of this Agreement, the Board of Supervisors shall have the powers now or hereafter granted a general partner of a limited partnership under the Delaware Act or any other applicable law and, except as otherwise expressly provided in this Agreement, shall have full power and authority to do all things and on such terms as it may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person;

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of a Group Member, the lending of funds to other Persons (including the Operating Partnership), the repayment of obligations of a Group Member and the making of capital contributions to a Group Member;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees who are Officers) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time);

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.9);

(xiii) the purchase, sale or other acquisition or disposition of Units; and

(xiv) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner.

(c) Notwithstanding any other provision of this Agreement and the Operating Partnership Agreement, and to the fullest extent permitted by applicable law, each of the Partners and Assignees and each other Person who may acquire an interest in a Partnership Interest hereby (i) approves, consents to, ratifies and confirms the General Partner's delegation of management powers to the Board of Supervisors pursuant to paragraph (a) of this Section 7.1; (ii) approves, consents to, ratifies and confirms the execution, delivery and performance by the parties thereto of the ~~Operating Partnership Agreement, the Recapitalization Agreement, the Purchase~~Exchange Agreement and the other agreements described in or filed as a part of the Proxy Statement; (iii) agrees that the Partnership (through any duly authorized Officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (iii) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Proxy Statement without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in a Partnership Interest; and (iv) agrees that the execution, delivery or performance by the General Partner, the Board of Supervisors or any member thereof, any duly authorized Officer of the Partnership, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by any such Person of any duty that any of such Persons may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

7.2    The Board of Supervisors; Election ~~and Appointment~~; Term; Manner of Acting.

(a) The Board of Supervisors shall consist of not less than five and not more than eleven individuals, ~~two~~all of whom shall be ~~Appointed Supervisors and three of whom shall be Elected Supervisors~~elected by the Common Unitholders. The Board of Supervisors ~~upon Closing shall consist of the following individuals, each of whom shall hold office until the next Tri-Annual Meeting and until his successor is duly elected or appointed, as the case may be, and qualified, or until his earlier death, resignation or removal: Appointed Supervisors: Mark A. Alexander and Michael J. Dunn, Jr.; Elected Supervisors: John Hoyt Stookey, Harold R. Logan, Jr. and Dudley C. Mecum. At each Tri-Annual Meeting, the~~shall determine from time to time the number of Supervisors who shall constitute the entire Board of Supervisors. Any such determination made by the Board of Supervisors shall continue in effect unless and until changed by the Board of Supervisors, but no such changes shall affect the term of any Supervisor then in office. Unless changed by the Board of Supervisors, such number shall be five. The Board of Supervisors as of the date of this Agreement shall consist of those Supervisors elected at the 2006 Tri-Annual Meeting of the Unitholders and those two supervisors who were in office immediately prior thereto, who were previously appointed by the General Partner, who shall hold office for terms contemplated by Section 7.2(b).

(i) The members of the Board of Supervisors shall be ~~appointed or~~elected, ~~as the case may be, as follows:~~

~~(i)The Appointed Supervisors shall be appointed by the General Partner on the date of the Tri-Annual Meeting; and~~

~~(ii) The Elected Supervisors shall be elected at the Tri-Annual Meeting~~by a plurality of the votes of the Outstanding Common Units present in person or represented by proxy at the Tri-Annual Meeting with each Outstanding Common Unit having one vote.

(b) Each member of the Board of Supervisors ~~appointed or~~elected, ~~as the case may be,~~at a Tri-Annual Meeting, and the additional Supervisors referred to above, shall hold office until the next

Tri-Annual Meeting and until his successor is duly elected ~~or appointed, as the case may be,~~ and qualified, or until his earlier death, resignation or removal.

(c) Each member of the Board of Supervisors shall have one vote. The vote of the majority of the members of the Board of Supervisors present at a meeting at which a quorum is present shall be the act of the Board of Supervisors. A majority of the number of members of the Board of Supervisors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Supervisors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Supervisors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

7.3    Nominations of ~~Elected~~Supervisors.

The Board of Supervisors or a committee designated by the Board of Supervisors shall be entitled to nominate individuals to stand for election as ~~Elected~~Supervisors at a Tri-Annual Meeting. In addition, any Limited Partner or Group of Limited Partners that beneficially owns 10% or more of the Outstanding Common Units shall be entitled to nominate one or more individuals to stand for election as ~~Elected~~Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by the Partnership by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the tenth day following the date on which the date of the Tri-Annual Meeting was announced. Such notice shall set forth (i) the name and address of the Limited Partner or Limited Partners making the nomination or nominations, (ii) the number of Units beneficially owned by such Limited Partner or Limited Partners, (iii) such information regarding the nominee(s) proposed by the Limited Partner or Limited Partners as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee(s) qualify as ~~Elected~~Supervisors.

7.4    Removal of Members of the Board of Supervisors.

~~Members of the Board of Supervisors may only be removed as follows:~~

~~(a) Any Appointed Supervisor may be removed by the General Partner at any time, with or without Cause, only by the General Partner.~~

~~(b)~~ Any and all of the ~~Elected~~ Supervisors may be removed at any time, with Cause, only by the affirmative vote of a majority of the ~~Elected~~Supervisors and, with or without Cause, at a properly called meeting of the Limited Partners only by the affirmative vote of the holders of a majority of the Outstanding Common Units.

7.5    Resignations of Members of the Board of Supervisors.

Any member of the Board of Supervisors may resign at any time by giving written notice to the Board of Supervisors. Such resignation shall take effect at the time specified therein.

7.6    Vacancies on the Board of Supervisors.

Vacancies on the Board of Supervisors may be filled only as follows:

(a) If any ~~Appointed~~ Supervisor is removed, resigns or is otherwise unable to serve as a member of the Board of Supervisors, ~~the General Partner shall, in its sole discretion, appoint an individual to fill the vacancy.~~

~~(b) If any Elected Supervisor is removed, resigns or is unable to serve as a member~~or if the size of the Board of Supervisors~~,~~ is increased thereby creating a vacancy, then the vacancy shall be filled by a majority of the ~~Elected Supervisors then serving or, if no Elected Supervisors are then serving, by a majority of the~~ members of the Board of Supervisors then serving.

(~~c~~b) A ~~supervisor appointed or~~Supervisor elected pursuant to this Section 7.6 to fill a vacancy shall be ~~appointed or~~elected, ~~as the case may be,~~for the unexpired term of his predecessor in office~~.~~ or, in connection with an increase in the size of the Board of Supervisors, his term shall expire at the next Tri-Annual Meeting, at which time his successor shall be elected, or he shall be re-elected, as the case may be.

7.7    Meetings; Committees; Chairman.

(a) Regular meetings of the Board of Supervisors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Supervisors. Notice of such regular meetings shall not be required. Special meetings of the Board of Supervisors may be called by the Chairman of the Board of Supervisors or the ~~Vice Chairman of the Board of Supervisors~~Chief Executive Officer and shall be called by the Secretary upon the written request of two members of the Board of Supervisors, on at least 48 hours prior written notice (which written notice may take the form of e-mail or other electronic communication) to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Supervisors at a meeting (including pursuant to the penultimate sentence of this Section 7.7(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Supervisors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Supervisors. Members of the Board of Supervisors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Supervisors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

(b) The Board of Supervisors shall appoint the Audit Committee to consist solely of ~~two~~three or more of the ~~Elected~~Supervisors then in office who satisfy the independence requirements for audit committee members under the ~~Securities~~Exchange Act and the Rules and Regulations thereunder, and the applicable listing standards of any National Securities Exchange on which the Common Units are listed for trading. The Audit Committee shall perform the functions delegated to it pursuant to the terms of this Agreement and its charter and such other matters as may be delegated to it from time to time by resolution of the Board of Supervisors. The Board of Supervisors, by a majority of the whole Board of Supervisors, may appoint one or more additional committees of the Board of Supervisors to consist of one or more members of the Board of Supervisors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Supervisors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Partnership as may be provided in a resolution of the Board of Supervisors. Any committee designated pursuant to this Section 7.7(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Supervisors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Supervisors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.7(b), the Board of Supervisors may designate one or more members of the Board of Supervisors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this Section 7.7(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Supervisors to act at the meeting in the place of the absent or disqualified member.

(c) The Board of Supervisors may elect one of its members as Chairman or Vice Chairman of the Board of Supervisors. The Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Board of Supervisors. In the absence of the Chairman of the Board of Supervisors, the Vice Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Board of Supervisors. In the absence of the Chairman of the Board of Supervisors and the Vice Chairman of the Board of Supervisors, the Chief Executive Officer, if present, or if not present, the President, if present, acting and a member of the Board of Supervisors, or any other member of the Board of Supervisors chosen by the Board of Supervisors shall preside.

7.8    Officers.

(a) Generally. The Board of Supervisors, as set forth below, shall appoint agents of the Partnership, referred to as 'Officers' of the Partnership as described in this Section 7.8. Unless provided otherwise by resolution of the Board of Supervisors, the Officers shall have the titles, power, authority and duties described below in this Section 7.8.

(b) Titles and Number. The Officers shall be the ~~Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise), the Vice Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise)~~Chief Executive Officer, the President, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and ~~any~~ the Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to Section 7.8(j). ~~There shall be appointed from time to time, in accordance with this Section 7.8, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Supervisors may desire.~~ Any person may hold two or more offices.

(c) Appointment and Term of Office. The Officers shall be appointed by the Board of Supervisors at such time and for such terms as the Board of Supervisors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Supervisors. Vacancies in any office may be filled only by the Board of Supervisors.

(d) Chairman and Vice Chairman of the Board of Supervisors. The Board of Supervisors may elect one of its members as the Chairman or Vice Chairman of the Board of Supervisors. ~~Unless the Board of Supervisors provides otherwise, the Chairman of the Board of Supervisors shall be an Officer and shall have the powers, duties and authority assigned~~, provided, however, such Chairman or Vice Chairman shall not be ‘‘Officers’’ of the Partnership unless otherwise determined by the Board of Supervisors.

(e) ~~Vice Chairman~~Chief Executive Officer. The Board of Supervisors may elect ~~one of its members as Vice Chairman of the Board of Supervisors. Unless the Board of Supervisors provides otherwise, the Vice Chairman of the Board of Supervisors shall be an Officer and shall have the powers, duties and authority of the chief executive officer of the Partnership and, as such~~,a Chief Executive Officer of the Partnership. The Chief Executive Officer shall be responsible for the general and active management and direction of the Partnership and shall see that all orders and resolutions of the Board of Supervisors are carried into effect. He shall have the power and authority to sign all contracts, certificates and other instruments of the Partnership, which may be authorized by the Board of Supervisors. He shall have such powers, duties and authority as from time to time may be assigned to him by this Agreement or by the Board of Supervisors.

(f) President. The Board of Supervisors may elect a President of the Partnership. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Supervisors, the President, subject to the direction of the Board of Supervisors~~, shall have the powers, duties and authority of the chief operating officer of the Partnership and, as such~~and the Chief Executive Officer, shall be responsible for the management and direction of the day-to-day business and affairs of the Partnership, its other Officers, employees and agents, shall supervise generally the affairs of the Partnership and shall have full authority to execute all documents and take all actions that the Partnership may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement ~~or~~, the Board of Supervisors or the Chief Executive Officer, including any duties and powers stated in any employment agreement approved by the Board of Supervisors.

(g) Vice Presidents. ~~In the absence of the President, each Vice President appointed by the Board of Supervisors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Partnership. Each such~~Each Vice President shall perform such ~~other~~duties and may exercise such ~~other~~ powers as may from time to time be assigned to him by the Board of Supervisors, the Chief Executive Officer or the President, including the power to execute documents on behalf of the Partnership within the authorization limits established from time to time by the Board of Supervisors, the Chief Executive Officer or the President.

(h) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Supervisors and Partners, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Supervisors, the Chief Executive Officer or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

(i) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Partnership and shall render statements of the financial affairs of the Partnership in such form and as often as required by this Agreement, the Board of Supervisors, the Chief Executive Officer or the President. The Treasurer, subject to the order of the Board of Supervisors, shall have the custody of all funds and securities of the Partnership. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Supervisors, the Chief Executive Officer or the President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Partnership. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Vice President and Chief Financial Officer, or such other Officer as the Board of Supervisors shall select, shall have the powers and duties conferred upon the Treasurer.

(j) Other Officers and Agents. The Board of Supervisors may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Supervisors.

(k) Powers of Attorney. The Board of Supervisors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(l) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Board of Supervisors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Partnership.

7.9    Compensation.

The Officers shall receive such compensation for their services as may be designated by the Board of Supervisors or a committee thereof. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Supervisors who are not employees of the Partnership or its Affiliates shall receive such compensation for their services as members of the Board of Supervisors or members of a committee of the Board of Supervisors as the Board of Supervisors shall determine. In addition, the members of the Board of Supervisors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

7.10    Restrictions on General Partner's and Board of Supervisors' Authority.

(a) Except as provided in Articles XII and XIV, neither the General Partner nor the Board of Supervisors may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership, without the approval of the holders of at least a majority of the Outstanding Common Units; provided, however that this provision shall not preclude or limit the Board of Supervisors' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of the holders of at least a majority of the Outstanding Common Units, neither the General Partner nor the Board of Supervisors shall, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.16(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Operating Partnership.

(b) The Board of Supervisors may not cause the Partnership to incur any Indebtedness that is recourse to the General Partner or any of its Affiliates without the approval of the General Partner, which approval may be given or withheld in the General Partner's sole discretion.

7.11    Reimbursement of the General Partner; Employee Benefit Plans.

(a) Except as provided in this Section 7.11 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the Board of Supervisors may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Partnership or for the General Partner or the Board of Supervisors in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). Reimbursements pursuant to this Section 7.11 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.14.

(c) ~~Subject to Section 5.7, the~~The Board of Supervisors, without the approval of the Limited Partners (who shall have no right to vote in respect thereof) except as may otherwise be required by the National Securities Exchange on which the Common Units may be listed for trading, may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Units), or issue Partnership Securities maintained or sponsored by the Partnership, the General Partner or any of their Affiliates~~,~~ in each case for the benefit of the members of the Board of Supervisors, employees of the Partnership or the Operating Partnership~~, employees of the General Partner,~~ any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group~~. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Units or other Partnership Securities that the General Partner or any of its Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or any of its Affiliates of Units or other Partnership Securities purchased by the General Partner or any of its Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.11(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the Board of Supervisors as permitted by this Section 7.11(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6.~~.

7.12    Outside Activities of the General Partner.

(a) ~~After the Initial Closing Date, the~~The General Partner, for so long as it is the general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership, the Operating Partnership, and any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership), and (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by this Agreement or the Operating Partnership Agreement or described in or contemplated by ~~the Initial Registration Statement or~~ the Proxy Statement and (B) the acquisition, ownership or disposition of Partnership Interests or partnership interests in the Operating Partnership or any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner; provided that notwithstanding the foregoing, employees of the General Partner may perform limited services for other Affiliates of the General Partner in addition to the Partnership and the Operating Partnership (it being understood that full time employees of the General Partner shall devote substantially all their employment services to the Partnership and the Operating Partnership).

(b) Except as described in Section 7.12(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, whether in the businesses engaged in by the Partnership or the Operating Partnership or anticipated to be engaged in by the Partnership, the Operating Partnership or otherwise, including, without limitation, in the case of any Affiliates of the General Partner, business interests and activities in direct competition with the business and activities of the Partnership or the Operating Partnership, and none of the same shall constitute a breach of this Agreement or any duty to the Partnership, the Operating Partnership or any Partner or Assignee. Neither the Partnership, the Operating Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating Partnership, any Limited Partner or any other Person. The General Partner and any Affiliates of the General Partner may acquire Units or other Partnership Securities, and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of an Assignee, Limited Partner or holder of another Partnership Security, as applicable, relating to such Units or Partnership Securities, as the case may be.

(c) Subject to the terms of Sections 7.12(a) and (b) but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any of the Indemnitees (other than the General Partner) in accordance with Section 7.12(b) is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duties or any other obligation of any type whatsoever of the General Partner for the General Partner to permit its Affiliates to engage, or for any such Affiliate to engage, in business interests and activities in preference to or to the exclusion of the Partnership.

(d) The term 'Affiliates' when used in this Section 7.12 with respect to the General Partner shall not include any Group Member.

7.13    Loans from the General Partner; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or any Affiliate of the General Partner may lend to any Group Member, and any Group Member may borrow from the General Partner and any Affiliate of the General Partner, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable on the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.13(a) and Section 7.13(b), the term 'Group Member' shall include any Affiliate of the Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established by the Board of Supervisors; provided, however, that the Partnership may not charge a Group Member interest at a rate greater than the rate that would be charged to such Group Member (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Board of Supervisors and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.13(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.11 shall apply to the rendering of services described in this Section 7.13(c).

(d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.13(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to ~~Sections 5.1, and 5.3, the Contribution and Conveyance Agreement and any other transactions described in or contemplated by the Initial Registration Statement or the Proxy Statement~~the Exchange Agreement, (ii) any transaction pursuant to Section 4.6(b), (iii) any transaction approved by Special Approval, (iv) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (v) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Units, the Audit Committee, in determining whether the appropriate number of Units are being issued, shall take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit Committee deems relevant under the circumstances.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

~~(g) Without limitation of Sections 7.13(a) through 7.13(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Initial Registration Statement or the Proxy Statement are hereby approved by all Partners.~~

7.14    Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful~~; provided, further, that no indemnification pursuant to this Section 7.14 shall be available to the Initial General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement, the Conveyance and Contribution Agreement, the Purchase Agreement or the Recapitalization Agreement or otherwise in connection with the Recapitalization (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnership)~~. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.14 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees, expenses and other disbursements) incurred by an Indemnitee who is indemnified pursuant to Section 7.14(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined by a final, non-appealable order of a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.14.

(c) The indemnification provided by this Section 7.14 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Common Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, ~~(including any capacity under the Underwriting Agreement)~~ and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the members of the Board of Supervisors, the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and the members of the Board of Supervisors and such other Persons as the Board of Supervisors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.14, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute 'fines' within the meaning of Section 7.14(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.14 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.14 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.15    Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if such Indemnitee acted in good faith pursuant to authority granted in this Agreement.

(b) To the maximum extent permitted by law, the General Partner and its Affiliates shall not be responsible for any act or omission by the Board of Supervisors, any member of the Board of Supervisors, or any Officers of the Partnership.

(c) To the maximum extent permitted by law, the members of the Board of Supervisors and the Officers of the Partnership shall not be responsible for any act or omission by the General Partner and its Affiliates.

(d) Subject to its obligations and duties set forth in Section 7.1(a), the Board of Supervisors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Officers or other agents of the Partnership, and, to the maximum extent permitted by law, the Board of Supervisors shall not be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Supervisors in good faith.

(e) It will not constitute a breach of fiduciary or other duty for an Officer or member of the Board of Supervisors to engage attorneys, accountants, engineers and other advisors on behalf of the Partnership, its Board of Supervisors, or any committee thereof, even though such persons may also be retained from time to time by the General Partner or any of its Affiliates, and such persons may be engaged with respect to any matter in which the interests of the Partnership and the General Partner or any of its Affiliates may differ, or may be engaged by both the Partnership and the General Partner or any of its Affiliates with respect to a matter, as long as such Officer or member of the Board of Supervisors reasonably believes that any conflict between the Partnership and the General Partner or any of its Affiliates with respect to such matter is not material.

(f) Any amendment, modification or repeal of this Section 7.15 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners, of the General Partner, its directors, officers and employees and any other Indemnitees under this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.16    Resolution of Conflicts of Interest.

(a) Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, or any Officer or member of the Board of Supervisors, on the one hand, and the Partnership, the Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Board of Supervisors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates or such Officer or member of the Board of Supervisors regarding any proposed transaction were disclosed to the Audit Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The Board of Supervisors may also adopt a resolution or course of action that has not received Special Approval. The Board of Supervisors (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is fair and reasonable to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Board of Supervisors (including the Audit Committee) determines in its discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Board of Supervisors (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Board of Supervisors, the resolution, action or terms so made, taken or provided by the Board of Supervisors with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation or existing in equity or otherwise.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the Board of Supervisors is permitted or required to make a decision (i) in its 'sole discretion' or 'discretion' or that it deems 'necessary or appropriate' or 'necessary or advisable' or under a grant of similar authority or latitude, except as otherwise provided herein, the Board of Supervisors shall make such decision in its sole discretion (regardless of whether there is a reference to 'sole discretion' or 'discretion') unless another express standard is provided for, or (ii) in 'good faith' or under another express standard, the Board of Supervisors shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity or otherwise. In addition, any actions taken by the Board of Supervisors consistent with the standards of 'reasonable discretion' set forth in the definition~~s~~ of Available Cash ~~or Operating Surplus~~ shall not constitute a breach of any duty of the Board of Supervisors to the Partnership or the Limited Partners. The Board of Supervisors shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group. ~~No borrowing by any Group Member or the approval thereof by the Board of Supervisors shall be deemed to constitute a breach of any duty of the Board of Supervisors to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to be made to the holders of the Incentive Distribution Rights.~~

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be 'fair and reasonable' to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Limited Partners hereby authorize the Board of Supervisors on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner or the ~~board~~Board of

~~supervisors~~Supervisors of such Group Member similar to those actions permitted to be taken by the Board of Supervisors pursuant to this Section 7.16.

7.17    Other Matters Concerning the General Partner and the Board of Supervisors.

(a) The General Partner and the Board of Supervisors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner and the Board of Supervisors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by either of them, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or the Board of Supervisors reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized Officers of the Partnership.

(d) The Board of Supervisors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized Officers of the Partnership or a duly appointed attorney or attorneys-in-fact.

(e) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation or in equity or otherwise shall be modified, waived or limited, to the maximum extent permitted by law, as required to permit the General Partner and the Board of Supervisors to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner or the Board of Supervisors to be in, or not inconsistent with, the best interests of the Partnership.

(f) The General Partner or other holder of Partnership Securities that have voting rights, when voting its interest in the Partnership on any matter shall not be acting in a fiduciary capacity and therefore shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Limited Partner.

7.18    Purchase or Sale of Units.

The Partnership may purchase or otherwise acquire Units. As long as Units are held by any Group Member, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Common Units for its own account, subject to the provisions of Articles IV and X.

~~7.19    Registration Rights of the General Partner and its Affiliates.~~

~~(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.19, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Units or other Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the 'Holder') to dispose of the number of Units or other securities it    desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all~~

 ~~Units or other Partnership Securities covered by such registration statement have been sold, a registration statement under theSecurities Act registering the offering and sale of the number of Units or other securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.19(a); and provided, further, however, that if the Audit Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a resultthereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in Section 7.19(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.~~

~~(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.19(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder's securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 7.19(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.~~

~~(c) If underwriters are engaged in connection with any registration referred to in this Section 7.19, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.14, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, itsofficers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, 'Indemnified Persons') against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting from, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.19(c) as a 'claim' and in the plural as 'claims') based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminaryprospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such~~

 ~~amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.~~

~~(d) The provisions of Section 7.19(a) and 7.19(b) shall continue to be applicable with respect to the General Partner (and any of its Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other securities of the Partnership with respect to which it has requested during such two-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 7.19(c) shall continue in effect thereafter.~~

~~(e) Any request to register Partnership Securities pursuant to this Section 7.19 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.~~

7.19     [Deleted.]

7.20    Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of Supervisors and any Officer of the Partnership authorized by the Board of Supervisors to act on behalf of and in the name of the Partnership (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Supervisors or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the maximum extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Supervisors or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) in connection with any such dealing. In no event shall any Person dealing with the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Supervisors or itsrepresentatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)). Each and every certificate, document or other instrument executed on behalf of the Partnership by the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1    Records and Accounting.

The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape,    photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

8.2    Fiscal Year.

The fiscal year of the Partnership shall be a 52-53 week fiscal year concluding on the last Saturday ~~nearest to~~in September ~~30.~~.

8.3    Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the Board of Supervisors shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the Board of Supervisors in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. ~~GAAP~~generally accepted accounting principles, including a balance sheet and statements of operations, Partners equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Supervisors.

(b) ~~As~~ To the extent required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Board of Supervisors determines to be necessary or appropriate, as soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each year, the Board of Supervisors shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the Board of Supervisors in its discretion, a report containing unaudited financial statements of the Partnership and such other information ~~as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading~~so required, or as the Board of Supervisors determines to be necessary or appropriate.

ARTICLE IX
TAX MATTERS

9.1    Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

9.2    Tax Elections.

(a) The Partnership has made the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke such election upon the Board of Supervisors' determination that such revocation is in the best interests of the Limited Partners. For the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Supervisors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) The Partnership has elected to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c) Except as otherwise provided herein, the Board of Supervisors shall determine whether the Partnership should make any other elections permitted by the Code.

9.3    Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4    Withholding.

Notwithstanding any other provision of this Agreement, the Board of Supervisors is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

ARTICLE X
ADMISSION OF PARTNERS

10.1    ~~Admission of Initial~~Current Partners.

The General Partner and the Limited Partners who are Record Holders of the Outstanding Common Units are the current Partners of the Partnership as of the date of this Agreement.

~~Upon the issuance by the Partnership of Subordinated Units and Incentive Distribution Rights to the Initial General Partner as described in Section 5.1, the Initial General Partner was admitted to the Partnership as a Limited Partner. Upon the issuance by the Partnership of Initial Common Units to the Initial Underwriters as described in Section 5.1 in connection with the Initial Offering and the execution by each Initial Underwriter of a Transfer Application, the Initial Underwriters were admitted to the Partnership as Initial Limited Partners.~~

10.2    Admission of Substituted Limited Partners.

By transfer of a Unit representing a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit representing a Limited Partner Interest (including any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the Board of Supervisors consents thereto, which consent may be given or withheld in the Board of Supervisors' discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

10.3    Admission of Successor General Partner.

~~On the date hereof and simultaneously with the Closing, the General Partner is being admitted to the Partnership as the successor to the Initial General Partner.~~A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership ~~and the Operating Partnership~~ without dissolution. The admission of a successor General Partner shall not be deemed to have affected in any manner the irrevocable delegation of all management powers over the business and affairs of the Partnership to the Board of Supervisors pursuant to Section 7.1(a).

10.4    Admission of Additional Limited Partners.

(a) A Person (other than the General ~~Partner, an Initial Limited~~Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Board of Supervisors (i) evidence of acceptance in form satisfactory to the Board of Supervisors of all of the terms and conditions of this Agreement, including the granting of the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Board of Supervisors to effect such Person's admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Board of Supervisors, which consent may be given or withheld in the Board of Supervisors' discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Board of Supervisors to such admission.

10.5    Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the Board of Supervisors shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the ~~Vice Chairman~~Chief Executive Officer and President may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS

11.1    Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an 'Event of Withdrawal');

(i) the General Partner voluntarily withdraws from the Partnership (of which event the General Partner shall give written notice to the other Partners) (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Operating Partnership);

(ii) the General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii) the General Partner is removed pursuant to Section 11.2;

(iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief    (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner;

(vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation or formation; or

(vii) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the    General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v), (vi) or (vii)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on ~~the Initial Closing Date~~March 5, 1996 and ending at 12:00 midnight, Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units and the General Partner delivers to the Partnership an Opinion of Counsel ('Withdrawal Opinion of Counsel') that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of a limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 midnight, Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Common Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members for which it acts as general partner. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of at least a majority of the Outstanding Common Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. If prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

11.2    Removal of the General Partner.

The General Partner may be removed (i) if such removal is approved by the holders of at least a majority of the Outstanding Common Units; provided, however, that the Limited Partner Interests held by a General Partner shall not be voted on or considered for purposes of this Section 11.2 or (ii) by the Board of Supervisors if the General Partner or its members fail to transfer their interests as required by Section 4.6(b). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the holders of at least a majority of the Outstanding Common Units. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members for which it acts as general partner. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become the successor general partner of the other Group Members, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. The right of the holders of Outstanding Common Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

11.3	Interest of Departing Partner and Successor General Partner; Delegation of Authority to the Board of Supervisors by Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement~~or~~, (ii) removal of the General Partner by the holders of Outstanding Common Units ~~under circumstances where Cause does not exist,~~or by the Board of Supervisors pursuant to Section 11.2, if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the ~~Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to~~successor shall purchase from the Departing Partner its General Partner Interest and its partnership interest as the general partner in the other Group Members ~~and the Incentive Distribution Rights (collectively, the 'Combined Interest') in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the holders of Common Units under circumstances where Cause exists or if the General Partner withdraws under~~

 ~~circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.11, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.~~, if applicable, for consideration of $10.

~~For purposes of this Section 11.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert shall consider the then current price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.~~

~~(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner will have the right to convert the Combined Interest into Common Units or to receive cash in exchange for such Combined Interest. The Departing Partner's Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Combined Interest to Common Units will be characterized as if the General Partner contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.~~

~~(c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in an amount equal to the fair market value of the General Partner Units on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.~~

(b) [Deleted.]

(c) [Deleted.]

(d) Any successor General Partner will be deemed to have delegated irrevocably to the Board of Supervisors all management powers over the business and affairs of the Partnership to the same extent that the General Partner delegated such management ~~power~~powers to the Board of Supervisors pursuant to Section 7.1 of this Agreement.

11.4    [Deleted.]

11.5    Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Common Units ~~or Incentive Distribution Rights~~ becomes a Record Holder of the Common Units ~~or Incentive Distribution Rights~~so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Common Units ~~or Incentive Distribution Rights~~so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

12.1    Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to ~~Section~~Sections 10.3, ~~11.1~~ 11.1, 11.2 or ~~11.2 ,~~this Section 12.1, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to and shall continue the business of the Partnership. The Partnership shall dissolve, and ~~(subject to Section 12.2)~~ its affairs shall be wound up, upon:

(a) the expiration of its term as provided in Section 2.7;

(b) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section ~~10.3~~10.3, or for Events of Withdrawal of the General Partner for which the appointment of a successor General Partner is not provided for hereunder, unless the Partnership is continued without dissolution in accordance with the Delaware Act;

(c) an election to dissolve the Partnership by the General Partner that is approved by the holders of at least a majority of the Outstanding Common Units;

(d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; ~~or~~

(e) the sale of all or substantially all of the assets and properties of the Partnership Group; or

(f) at any time that there are no limited partners of the Partnership, unless the Partnership is continued without dissolution pursuant to the Delaware Act.

~~12.2    Continuation of the Business of the Partnership After Dissolution.~~

~~Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of at least a majority of the Outstanding Common Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of at least a majority of the Outstanding Common Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only those activities necessary to wind up its affairs. If such an election is so made, then:~~

~~(i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;~~

~~(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3(b); and~~

~~(iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the Vice Chairman and President pursuant to Section 2.6; provided, that the right of the holders of at least a majority of the Outstanding Common Units to approve a successor General Partner and to reconstitute and to continue the business    of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited    partnership nor any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.~~

12.2    [Deleted].

12.3    Liquidator.

Upon dissolution of the Partnership, ~~unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2,~~the Board of Supervisors shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Supervisors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.10(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

12.4    Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall    be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. Under certain circumstances and subject to certain limitations, the Liquidator may defer    liquidation or distribution of the Partnership's assets for a reasonable time or distribute assets to the Partners in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation, Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

12.5    Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the ~~Partnership shall be terminated and the~~ Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6    Return of Capital Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

12.7    Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

12.8    Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1    Amendment to be Adopted Solely by the Board of Supervisors.

Each Limited Partner ~~agrees~~and the General Partner agree that the Board of Supervisors, without the approval of any ~~Limited~~Partner or Assignee, may amend any provision of this Agreement, and may authorize any Officer (pursuant to the powers of attorney granted in Section 2.6) to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the discretion of the Board of Supervisors, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the

Limited Partners have limited liability under the laws of any state or to ensure that neither the Partnership nor the Operating Partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d) a change that, in the discretion of the Board of Supervisors, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the Board of Supervisors determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the Partnership pursuant to Section 5.10, or (iv) is required to effect the intent expressed in ~~the Initial Registration Statement or~~ the Proxy Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the Board of Supervisors, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the Board of Supervisors shall so determine, a change in the definition of 'Quarter' and the dates on which distributions are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the members of the Board of Supervisors or the Officers, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or 'plan asset' regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) ~~subject to the terms of Section 5.7,~~an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6; ~~or the conversion of Incentive Distribution Rights into Common Units pursuant to Section 5.8 or Section 11.3;~~

(h) any amendment expressly permitted in this Agreement to be made by the Board of Supervisors acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to effect or continue the irrevocable delegation by the General Partner to the Board of Supervisors of all management powers over the business and affairs of the Partnership; or

(l) any other amendments substantially similar to the foregoing.

13.2    Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Board of Supervisors. A proposed amendment shall be effective upon its approval by the holders of at least a majority of the Outstanding Common Units, unless a greater or different percentage is required under this Agreement or by Delaware law. Amendments to, or actions to repeal or adopt provisions inconsistent with Section 7.3 (other than the first sentence thereof), Section 14.6 and the definitions in Section 1.1 to the extent used therein, shall require the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Common Units. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Supervisors shall seek the written approval of the requisite percentage of Outstanding Common Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The Board of Supervisors shall notify all Record Holders upon final adoption of any such proposed amendments.

13.3    Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provisions of this Agreement that establishes a percentage of Outstanding Common Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Common Units whose aggregate Outstanding Common Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without its consent, which may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or (c), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(c), give any Person the right to dissolve the Partnership. (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the Board of Supervisor's authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 7.10(a) or 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner or any limited partner of the other Group Members under applicable law.

(e) This Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Common Units.

13.4    Tri-Annual and Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII and, in the case of Tri-Annual Meetings, in the manner provided in Sections 7.2(a)(~~ii~~i) and 7.3 and this Article XIII. Tri-Annual Meetings to elect the ~~Elected~~ Supervisors and to transact such other business as may be properly brought before the Tri-Annual Meeting shall be held ~~in the second calendar quarter of every third year~~on such date and at such time and place as the Board of Supervisors may specify in the notice of the meeting, which shall be delivered to each Limited Partner at least 10 and not more than 60 days prior to such meeting. ~~The first Tri-Annual Meeting was held in 1997.~~Special meetings of the Limited Partners may be called by the Board of Supervisors or by Limited Partners owning 20% or more of the Outstanding Common Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the Board of Supervisors one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Supervisors shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Supervisors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. The Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Limited Partners. In the absence of the Chairman of the Board of Supervisors, the ~~Vice Chairman of the Board of Supervisors~~Chief Executive Officer, as chosen by the Board of Supervisors, shall preside, and in their absence, the President shall preside. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

13.5    Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

13.6    Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Board of Supervisors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Board of Supervisors to give such approval.

13.7    Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

13.9    Quorum.

The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

13.10    Conduct of a Meeting.

The Chairman of the Board of Supervisors, or in his absence, the Vice Chairman or, in his absence, the Chief Executive Officer, or in his absence, the President, or in his absence, any Vice President, shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The presiding Officer shall designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Board of Supervisors. The Board of Supervisors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

13.11    Action Without a Meeting.

If authorized by the Board of Supervisors, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regular guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Board of Supervisors may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Board of Supervisors. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Board of Supervisors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Board of Supervisors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Board of Supervisors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

13.12    Voting and Other Rights.

(a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 ~~(and also subject to the limitations contained in the definition of 'Outstanding')~~ shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGERS AND BUSINESS COMBINATIONS WITH INTERESTED UNITHOLDERS
~~MERGER~~

14.1    Authority.

The Partnership may merge or consolidate with one or more corporations, statutory trusts, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership, limited partnership, limited liability limited partnership, limited liability company or limited liability partnership formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ('Merger Agreement') in accordance with this Article XIV.

14.2    Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the Board of Supervisors. If the Board of Supervisors shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Board of Supervisors shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the 'Surviving Business Entity');

(c) The terms and conditions of the proposed merger or consolidation;

(d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or agreement of limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be ~~filed no later than the time of the filing of~~specified in the certificate of merger ~~and stated therein~~); and

(g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of Supervisors.

14.3    Approval by Limited Partners of Merger or Consolidation.

(a) The Board of Supervisors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) ~~The~~Except as otherwise provided by Section 14.6, the Merger Agreement and the merger or consolidation contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding Common Units unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Common Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement and the merger or consolidation contemplated thereby.

(c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

14.4    Certificate of Merger.

Upon the required approval by the Board of Supervisors and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

14.5    Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in anyway impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

14.6    Business Combinations with Interested Unitholders.

(a) The approval of the Board of Supervisors and the affirmative vote at a Tri-Annual Meeting or special meeting of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Common Units (excluding Partnership Interests Beneficially Owned by an Interested Unitholder or any Affiliate or Associate of an Interested Unitholder) shall be required to approve any Business Combination.

(b) The Board of Supervisors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 14.6, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of Units or other Partnership Interests Beneficially Owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the fair market value of the Partnership Securities or securities of any Subsidiary of the Partnership, and the good faith determination of the Board of Supervisors on such matters shall be conclusive and binding for all the purposes of this Section 14.6.

~~ARTICLE XV~~
~~RIGHT TO ACQUIRE UNITS~~

ARTICLE XV

[Deleted.]

~~15.1     Right to Acquire Units.~~

~~(a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) 'Current Market Price' as of any date of any class of Units listed or admitted to on any National Securities Exchange means the average of the daily closing Prices (as hereinafter defined) per Unit of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) 'Closing Price' for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which the Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a~~

 ~~market in the Units of such class selected by the Board of Supervisors, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Supervisors; and (iii) 'Trading Day' means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.~~

~~(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Units pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the 'Notice of Election to Purchase') and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including all rights as owner of such Units pursuant to Articles IV, V, VI and XII).~~

~~(c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.~~

ARTICLE XVI
GENERAL PROVISIONS

16.1    Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Board of Supervisors, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The Board of Supervisors may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

16.2    Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

16.3    Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

16.4    Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.5    Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

16.6    Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

16.7    Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit (other than a General Partner Unit), upon accepting the~~certificate~~ Certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

16.8    Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

16.9    Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.10    Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
SUBURBAN ENERGY SERVICES GROUP LLC
BY
NAME: TITLE:
LIMITED PARTNERS
All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to ~~the Board of Supervisors~~, the Chief Executive Officer of the Partnership.
By: Mark A. Alexander, ~~President~~ Chief Executive Officer of Suburban Propane Partners, LP., as attorney-in-fact for all Limited Partners pursuant to the Power of Attorney
Granted pursuant to Section 2.6

Mark A. Alexander Attorney-in-Fact

Exhibit A to the ~~Second~~Third Amended and
Restated Agreement of Limited Partnership of
Suburban Propane Partners, L.P.

Certificate Evidencing Common Units
Representing Limited Partner Interests
Suburban Propane Partners, L.P.

No.              Common Units

In accordance with Section 4.1 of the ~~Second~~Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., as amended, supplemented or restated from time to time (the 'Partnership Agreement'), SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the 'Partnership'), hereby certifies that                    [                        ] (the 'Holder') is the registered owner of            [            ] Common Units representing limited partner interests in the Partnership (the 'Common Units') transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	SUBURBAN PROPANE PARTNERS, L.P.
Countersigned and Registered by: ~~First Chicago~~Computershare Trust Company ~~of~~, N.A.	By:
[Chief Executive Officer]

~~New York~~, as Transfer Agent and [President] [Vice President]
Registrar
By:	By:
Authorized Signature	[Secretary][Assistant Secretary]

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT –
TEN ENT — as tenants by the entireties	Custodian
JT TEN — as joint tenants with right of	(Cust.) (Minor)
survivorship and not as	under Uniform Gifts to Minors
tenants in common	Act
State

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
SUBURBAN PROPANE PARTNERS, L.P.

IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
DUE TO TAX SHELTER STATUS OF SUBURBAN PROPANE PARTNERS, L.P.

You have acquired an interest in Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206, whose taxpayer identification number is 22-3410353. The Internal Revenue Service has issued Suburban Propane Partners, L.P. the following tax shelter registration number:                    .

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN SUBURBAN PROPANE PARTNERS, L.P.

You must report the registration number as well as the name and taxpayer identification number of SUBURBAN PROPANE PARTNERS, L.P on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN SUBURBAN PROPANE PARTNERS, L.P.

If you transfer your interest in Suburban Propane Partners, L.P. to another ~~person~~Person, you are required by the Internal Revenue Service to keep a list containing (a) that ~~person~~Person's name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Suburban Propane Partners, LP. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the ~~person~~Person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

FOR VALUE RECEIVED,                                                                            hereby assigns,

conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                  as its attorney-in-fact with full power of substitution to transfer the same on the books of Suburban Propane Partners, L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY.

(Signature)

(Signature)
Signature(s) Guaranteed

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned ('Assignee') hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (the 'Partnership'), as amended, supplemented or restated to the date hereof (the 'Partnership Agreement'), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints, the ~~Vice Chairman~~Chief Executive Officer and the President of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto, and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number of Assignee	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

[ ] Individual	[ ] Partnership	[ ] Corporation
[ ] Trust	[ ] Other (specify)
Nationality (check one):
[ ] U.S. Citizen, Resident or Domestic Entity
[ ] Foreign Corporation	[ ] Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the 'Code'), the partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A. Individual Interestholder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (Social Security Number) is

3. My home address is

B. Partnership, Corporation or Other Interestholder

1.                                                                                                                                              is not a foreign

Name of Interestholder

corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interestholder's U.S. employer identification number is

3. The interestholder's office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

Name of Interestholder

Signature and Date

Title (if applicable)

Note:    If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

APPENDIX E

SUBURBAN PROPANE PARTNERS, L.P.
2000 RESTRICTED UNIT PLAN
EFFECTIVE NOVEMBER 1, 2000
AMENDED AND RESTATED EFFECTIVE                     , 2006

SUBURBAN PROPANE PARTNERS, L.P.
2000 RESTRICTED UNIT PLAN
EFFECTIVE NOVEMBER 1, 2000

AMENDED AND RESTATED EFFECTIVE                     , 2006

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the ‘‘Partnership’’), by providing an incentive to certain selected employees and Elected Supervisors of the Partnership and affiliated entities, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership, and for high levels of performance and unusual efforts which enhance the Partnership’s value through the grant of rights to receive Common Units (as hereinafter defined) of the Partnership.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an agreement, capitalized terms shall have the following meanings:

2.1    ‘‘Act’’ shall mean the Securities Act of 1933, as amended.

2.2    ‘‘Agreement’’ shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.3    ‘‘Award’’ shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.4    ‘‘Beneficial Ownership’’ shall mean as that term is used within the meaning of Rule 13d-3 promulgated under the Exchange Act.

2.5    ‘‘Board’’ shall mean the Board of Supervisors of the Partnership.

2.6    ‘‘Cause’’ shall mean, unless otherwise provided in an Agreement, (a) the Grantee’s gross negligence or willful misconduct in the performance of his duties, (b) the Grantee’s willful or grossly negligent failure to perform his duties, (c) the breach by the Grantee of any written covenants to Suburban Propane, L.P. or any of the Partnership’s other affiliates, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in the business conducted by Suburban Propane, L.P., the Partnership, or any of their affiliates, or (e) willful or reckless breach by the Grantee of any policy adopted by Suburban Propane, L.P., the Partnership, or any of their affiliates, concerning conflicts of interest, standards of business conduct or fair employment practices or procedures with respect to compliance with applicable law.

2.7    ‘‘Change in Capitalization’’ shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number of kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise.

2.8    ‘‘~~‘‘~~Change of Control’’~~’’~~ shall mean the occurrence of

(a)    an acquisition (other than directly by the Partnership) of Common Units or voting equity interests of the Partnership (~~‘‘~~‘‘Voting Securities~~’’~~’’) by any ~~‘‘~~‘‘Person~~’’~~’’ other than the Partnership, Suburban Energy Services Group LLC or any of their affiliates, immediately after which such Person has : Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Partnership's then outstanding Common ~~1~~ Units; provided, however, that in determining whether a Change of Control has occurred, Common Units which are acquired in a ~~‘‘~~‘‘Non- Control Acquisition~~’’~~’’ shall not constitute an acquisition which would cause a Change of Control. A ~~‘‘~~‘‘Non-Control Acquisition’’ shall mean an acquisition by (x) an employee benefit plan (or a trust forming a part there) maintained by (A) the Partnership or Suburban Propane, L.P. or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership, (y) the Partnership or its Subsidiaries, or (z) any Person in connection with a ~~‘‘~~‘‘Non-Control Transaction~~’’~~’’; or

(b)    approval by the partners of the Partnership, of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Common Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Common Units of the entity resulting from such merger, consolidation or reorganization (the ~~‘‘~~‘‘Surviving Entity~~’’~~’’) in substantially the same proportion as their ownership of the Common Units immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Subsidiary, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of then outstanding Common Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (y) a complete liquidation or dissolution of the Partnership; or (z) the sale or other disposition of fifty percent (50%) of the net assets of the Partnership to any Person (other than a transfer to a Subsidiary). A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a ~~‘‘~~‘‘Non-Control Transaction.~~’’~~’’

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the ‘‘Subject Person’’) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common Units Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

2.9    ‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended.

2.10    ‘‘Committee’’ shall mean the Compensation Committee of the Board.

2.11    ‘‘Common Units’’ shall mean the common units representing limited partnership interest of the Partnership.

2.12    ‘‘Disability’’ shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability plan, or as otherwise determined by the Committee.

2.13    ‘‘Effective Date’’ shall mean November 1, 2000.

2.14    ‘‘Elected Supervisor’’ shall mean those members of the Board elected by a vote of holders of Common Units.

2.15    ~~2.14~~ ‘‘Exchange Act’’ shall mean the Securities Exchange Act of 1934, as amended.

2.16    ~~2.15~~ ‘‘Fair Market Value’’ per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Board in good faith.

~~2.16    ‘‘General Partner’’ has the meaning set forth in the Partnership Agreement.~~

2.17     ‘‘Good Reason’’ shall mean, unless otherwise provided in an Agreement, in the case of an employee of Suburban Propane, L.P. or any of the Partnership’s other affiliates, (a) any failure by Suburban Propane, L.P. or any of the Partnership’s other affiliates to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and Suburban Propane, L.P. or any of the Partnership’s other affiliates, (b) a material adverse change in the Grantee’s title without his consent, or (c) the assignment to the Grantee, without his consent, of duties and responsibilities materially inconsistent with his level of responsibility.

2.18    ‘‘Grantee’’ shall mean a person to whom an Award has been granted under the Plan.

2.19    ‘‘Partnership’’ shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

~~2.20    ‘‘Partnership Agreement’’ shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership.~~

2.20    ~~2.21~~ ‘‘Person’’ has the meaning used for purposes of Section 13(d) or 14(d) of the Exchange Act.

2.21    ~~2.22~~ ‘‘Plan’’ shall mean the Suburban Propane Partners, L.P. 2000 Restricted Unit Plan.

~~2.23    ‘‘Pooling Period’’ shall mean, with respect to a Pooling Transaction, the period ending on the first date on which the combined entity resulting from such Pooling Transaction publishes thirty days of combined operating results.~~

~~2.24    ‘‘Pooling Transaction’’ shall mean an acquisition of or by the Partnership in a transaction which is intended to be treated as a ‘‘pooling of interests’’ under generally accepted accounting principles.~~

2.22    ‘‘Retirement’’ shall mean voluntary termination of employment (or, if the Grantee is a non-employee Supervisor of the Partnership, voluntary termination of service as such a Supervisor) by a Grantee who has attained age 55 and who has completed 10 years of ‘‘eligible service’’ to the Partnership or its predecessors, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or one of its affiliates. The term ‘‘eligible service’’ (a) for Grantees who are employees of the Partnership or one of its affiliates, shall have the same meaning as the term is used in the Pension Plan for Eligible Employees of Suburban Propane L.P. and Subsidiaries, and (b) for non-employee Supervisors of the Partnership, shall mean service on the Board.

2.23    ~~2.25~~ ‘‘Subsidiary’’ means any corporation, partnership, or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1    The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2    Each member of the Committee shall be (i) a ~~‘‘~~‘‘disinterested person~~’’~~’’ within the meaning of Rule 16b-3 under the Exchange Act~~.~~ and (ii) an ‘‘independent director’’ within the meaning of the listing standards of the New York Stock Exchange.

3.3    Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a)    select those employees and members of the Board to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b)    make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)    construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its subsidiaries, the Grantees and all other persons having any interest therein;

(d)    exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e)    generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4    ~~The maximum~~Subject to adjustment as provided in Article 7, the total number of Common Units that may be made ~~the~~ subject ~~of~~to Awards granted under the Plan ~~is 487,805.~~shall be 717,805, consisting of 230,000 of which are newly authorized as of the date hereof (subject to the unitholder approval requirements set forth in Section 9.6), and 487,805 which were previously authorized as of the Effective Date. The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, such newly authorized amount of Common Units.

3.5    Notwithstanding anything inconsistent contained in this Plan, the number of Common Units subject to, or which may become subject to, Awards at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards. In addition, during the period that any Awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of Common Units attributable to such Awards for purposes of calculating the maximum number of Common Units subject to the granting of future Awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards.

ARTICLE IV

COMMON UNIT GRANTS

4.1    Time Vesting Grants.    From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such rights shall be granted, and the Common Units underlying such rights shall be issued, in consideration of the performance of services and for no other consideration.

4.2    Forfeiture.    A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the Award.

4.3    Vesting Schedule.    The restricted Common Unit grants made pursuant to Section 4.1 shall vest and become non-forfeitable, unless otherwise determined by the Committee (at the time of Award or otherwise), and the restrictions thereon shall lapse, at a rate of 25% on the third anniversary of the date of the applicable Award, a second 25% on the fourth anniversary, and a final 50% on the fifth anniversary of the date of the applicable Award, provided that the Grantee is employed on such date.

4.4    Other Grants.    Notwithstanding anything else herein to the contrary, the Committee may grant Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Award.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1    Change of Control.    Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions on Common Units shall lapse immediately (unless otherwise set forth in the terms of the applicable Award) and all such restricted Common Units shall become fully vested and non-forfeitable.

5.2    Forfeiture.    Unless otherwise provided in an Award, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment for any reason; provided, however, that in the event that a Grantee's employment by the Partnership or one of its affiliates was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of Common Units shall be treated as occurring by reason of such termination and the Common Units shall vest accordingly.

5.3    Disability.    Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Disability, the restricted Common Units held by such Grantee for one year on the date of termination shall immediately vest and shall be distributed as soon as practical following the Grantee’s date of Disability but no later than the date two and one half months following the calendar year in which such Disability date occurred.

5.4    Retirement.    Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee's employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than six (6) months prior to the effective date of such Retirement shall immediately vest and shall be distributed as soon as practical following the Grantee's date of Retirement but no later than the date two and one half months following the calendar year in which such Retirement date occurred.

~~5.4~~ 5.5 Recycling of Forfeited Shares.    Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after six months, the subject of an Award pursuant to this Plan.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1    Delivery of Common Units.    Subject to Section 16, upon the vesting of Common Units, the Partnership shall deliver to the Grantee a certificate representing such number of Common Units as are subject to such rights, to the extent of such vesting, free of all restrictions hereunder within 45 days of the date of vesting.

6.2    Transferability.    Until such time as restricted Common Units have vested and become non-forfeitable and certificates representing Common Units in respect thereof have been issued, a Grantee shall not be entitled to transfer such Common Units.

6.3    Rights of Grantees.    Until such time as restricted Common Units have vested and become non-forfeitable and certificates representing Common Units in respect thereof have been issued, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1    In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price ~~therefor~~thereof, if applicable.

7.2    If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the units subject to the Award prior to such Change in Capitalization.

~~7.3    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which also constitutes a Pooling Transaction, the Committee may take such actions which are specifically recommended by an independent accounting firm retained by the Partnership to the extent reasonably necessary to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting or lapsing of restrictions with respect to any Award, (ii) providing that the payment or settlement in respect of any Award be made in the form of cash, units, shares of stock or securities of a successor or acquiror of the Partnership, or a combination of the foregoing and (iii) providing for the extension of the vesting period of any Award to the extent necessary to accommodate the foregoing.~~

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the

Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he or she may have acquired through or as a result of the Plan. To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law and regulations.

ARTICLE IX

MISCELLANEOUS

9.1    Non-Exclusivity of the Plan.    The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire the Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2    Limitation of Liability.    As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)    give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)    give any person any rights whatsoever with respect to the Common Units except as specifically provided in the Plan or an Agreement;

(c)    limit in any way the right of the Partnership or any of its affiliates to terminate the employment of any person at any time; or

(d)    be evidence of any agreement or understanding, express or implied, that the Partnership will employ any person at any particular rate of compensation or for any particular period of time.

9.3    Regulations and Other Approvals; Governing Law.    Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units in respect thereof under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a)    Except as provided in Article VIII hereof, the Board may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b)    Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award of the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any person receiving Common Units pursuant to an award granted under the Plan, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

9.4    Withholding of Taxes.    At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a ‘‘Taxable Event’’), the Grantee shall pay to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the ‘‘Withholding Taxes’’) prior to the issuance of such units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the ‘‘Tax Election’’), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under section 16(b) of the Exchange Act.

9.5    Interpretation.    The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan.

9.6    Effective Date.    The effective date of the Plan shall be the Effective Date. The effectiveness of ~~this~~the Plan is subject to approval of the Plan prior to the Effective Date by the partners of the Partnership. The effective date of the amendments to the Plan as set forth in this Amended and Restated Plan shall be as of the date such amendment is approved by the unitholders of the Partnership to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder and as required under the listing standards of the New York Stock Exchange or any other applicable law.

SUBURBAN PROPANE PARTNERS, L.P.

PROXY

For the 2006 Tri-Annual Meeting of Common Unitholders
To Be Held On October 17, 2006

The undersigned hereby appoints Paul Abel and Michael Stivala, or either of them, as proxies of the undersigned, with power of substitution to each, to vote all Common Units of Suburban Propane Partners, L.P. (‘‘Suburban’’) which the undersigned is entitled to vote at the 2006 Tri-Annual Meeting of Common Unitholders of Suburban to be held at Suburban's principal executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey, on Tuesday, October 17, 2006 at 4:00 p.m., local time, and at any adjournment or postponement of such meeting.

This Proxy is solicited on behalf of Suburban's Board of Supervisors. Each of Proposal Nos. 1 through 7 is being proposed by Suburban, and the Board of Supervisors unanimously recommends a vote FOR each of Proposals Nos. 1 through 7.

When properly executed, this Proxy will be voted as directed. If returned signed, but no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7. Discretion will be used with respect to other matters as may properly come before the meeting or any adjournment or postponement of the meeting if no instruction to the contrary is given.

Neither Proposal No. 2 (the exchange proposal) nor Proposal No. 3 (the related partnership agreement amendment proposal) will be effective unless BOTH proposals are approved by the Unitholders. The approval of Proposal Nos. 4 and 5 are NOT required for the effectiveness of Proposal Nos. 2 and 3.

Proposal No. 1	Election of three Elected Supervisors. Nominees:
	1. John Hoyt Stookey,	For	Withhold
	2. Harold R. Logan, Jr.	For	Withhold
	3. Dudley C. Mecum	For	Withhold

Proposal No. 2	Approval of the issuance of 2,300,000 Common Units to Suburban Energy Services Group LLC, our general partner, in exchange for cancellation of the Incentive Distribution Rights, the economic interest in Suburban included in the general partner interest in Suburban and the economic interest in our operating partnership, Suburban Propane, L.P., included in the general partner interest in the operating partnership, all of which are held by our general partner.	For	Against	Abstain

Proposal No. 3	Approval of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Suburban, dated as of May 26, 1999 (the ‘‘1999 MLP Agreement’’), as reflected in the Third Amended and Restated Agreement of Limited Partnership of Suburban, to effect the Exchange.	For	Against	Abstain
Proposal No. 4	Approval of amendments to the 1999 MLP Agreement to include restrictions on business combinations with certain interested Unitholders.	For	Against	Abstain
Proposal No. 5	Approval of amendments to the 1999 MLP Agreement to require a 66 2/3% vote for changes to the procedure to nominate Supervisors.	For	Against	Abstain
Proposal No. 6	Approval of the 2000 Restricted Unit Plan, as amended and restated, including to authorize 230,000 additional Common Units to be available for grant under the plan.	For	Against	Abstain
Proposal No. 7	Approval of the adjournment of the Tri-Annual Meeting, if necessary, to solicit proxies.	For	Against	Abstain
Proposal No. 8	In their discretion to act upon any other matters that may properly come before the Tri-Annual Meeting or any adjournment thereof.

PLEASE ACT PROMPTLY.

SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

Unitholder:

Date:                                                                         , 2006

Co-holder (if any):

Date:                                                                         , 2006

Please sign and promptly return this proxy card in the envelope provided. No postage is required if mailed in the United States.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, the signature should be that of an authorized officer and should state his or her title. Joint Unitholders must each sign.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM
IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on October 17, 2006.

THANK YOU FOR VOTING